As filed with the Securities and Exchange Commission on October 24, 2005

Registration No. 333-101562

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

(Amendment 9)

FORM SB-2/A

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INSTACARE CORP.

(Name of Small Business Issuer in Its Charter)

7371

(Primary Standard Industrial Classification Code Number)

Nevada	2660 Townsgate Road, Suite 300 Westlake Village, CA 91361 (805) 446-1973	91-2105842
(State of Jurisdiction of Incorporation or Organization)	(Address, and Telephone Number of Principal Executive Offices and Principal Place of Business)	(I.R.S. Employer Identification Number)

Corporate Agents of Nevada

8275 South Eastern Avenue, Suite 119, Las Vegas, NV. 89123; (702) 990-8401

(Name, Address, and Telephone Number of Agent for Service)

Copies of Communications to:

Thomas C. Cook, Esq.

Law Offices of Thomas C. Cook, Ltd.

2921 N. Tenaya Way, Suite 234

Las Vegas, Nevada 89128

Telephone: (702) 952-8519

Fax: (702) 952-8521

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. X

Calculation of Registration Fee

Title of Each Class Of Securities To Be Registered	Number of Shares To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	518,000,000	$0.01	$6,216,000	$1,219.37*

* Previously paid.

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. Represents the maximum amount of shares of our common stock that we will be required to register in accordance with our Merger Agreement as well as shares issued and distributed pursuant to consulting agreements, note conversions, and shares underlying notes and warrant conversions.

(2) Represents the average closing bid price of our common stock as of October 31, 2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

Subject to Completion, Dated ____________, 2005

PROSPECTUS

INSTACARE CORP.

518,000,000 Shares of Common Stock

This prospectus relates to the sale of up to 518,000,000 shares of our common stock by selling stockholders The selling stockholders will receive the common stock upon conversion of our outstanding Series C Preferred Stock, the conversion of our outstanding Convertible Note, and upon the exercise of our outstanding warrants. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of our shares by the selling stockholders or from the conversion of the Series C Preferred Stock or the conversion of the Note. If the warrants are exercised in full, we would receive proceeds of $2,500,000. We will use the proceeds from any exercise of warrants for general working capital purposes consistent with our business strategy.

Our common stock is quoted on the OTC Bulletin Board ("OTCBB") under the symbol “INCA”. Our stock is NOT listed on a national securities exchange. The latest per share price based on the average of the bid and asked price as of October 31, 2005, was $0.01 per share.

The securities offered in this prospectus involve a high degree of risk. We urge you to read carefully the “Risk Factors” beginning on page 5 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS _________________, 2005.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus. It does not contain all of the information you should consider before investing in instaCare's common stock. Each prospective investor is urged to carefully read this prospectus and its exhibits in their entirety. You should carefully consider all information contained in this prospectus including “Risk Factors” and the consolidated financial statements before making an investment decision. .

instaCare Corp. (“InstaCare”)

InstaCare Corp., a Nevada corporation, was formed in July 2000 as Promedicius, Inc,. a Nevada Corporation, with a principal business objective to offer physicians, licensed medical service providers such as diagnostic testing laboratories, and medical insurers Internet enhanced, wireless ("Wi-Fi") information technology and data management technology (IT). In June 2001, Promedicius, Inc. changed its name to Medicius, Inc.

In June 2002, Medicius, Inc. merged with ATR Search Corp. a developmental stage company with a principal business objective to place part-time, temporary or project oriented workers and contractors that had specific and hard to find information technology skills required by large businesses. .. After the merger, we changed our name to CareDecision Corporation. Subsequently, we pursued the following business objectives:

1.

Providing medical communication devices based on networks of personal digital assistants (PDA). These products are believed to provide benefits of on demand medical information to private practice physicians, licensed medical service providers such as diagnostic testing laboratories, and medical insurers;

2.

Building electronic commerce networks based on personal digital assistants (PDA) to the hotels, motels and single building, multi-unit apartment buildings with a desire to offer local advertising and electronic services to their tenants/guests; and

3.

Providing the cable and wireless communication industries and media enterprises with networks of personal digital assistant (PDA) technologies that link field-based installation and repair personnel with central offices for the exchange of customer order and subscription information.

On November 3, 2004, and amended on December 27, 2004, we entered into a Definitive Agreement that called for a series of transactions to be completed between InstaCare, Pharma Tech Solutions, Inc. and CareGeneration, Inc., whereby CareGeneration, Inc. would merge into InstaCare's subsidiary Pharma Tech Solutions, Inc. Pharma Tech Solutions, Inc. would be the surviving entity. The parties concluded the activities surrounding this merger on January 27, 2005, and the filing of Merger certificates was completed on February 25, 2005. We have incorporated the products and services of the former CareGeneration, Inc. into our business model. On April 14, 2005 we changed our name from CareDecision Corp. to InstaCare Corp. to better reflect our core business activities.

instaCare's fiscal year ends on December 31. Our principal executive office is located at 2660 Townsgate Road, Suite 300, Westlake Village, CA 91361. Our telephone number is (805) 446-1973. The common stock is quoted on the OTCBB under the trading symbol "INCA", but it is not listed on a national securities exchange. Because the common stock is not listed for trading on any national securities exchange there may be a limited market for instaCare's shares.

The Offering by the Selling Stockholders

On February 7, 2005, we issued 20,000 shares of our Series C Preferred Stock to Mercator Momentum Fund, LP, Monarch Pointe Fund, Ltd., and Mercator Advisory Group, LLC (the “Purchasers” ) for cash in the amount of $2,000,000. We also issued warrants to purchase an aggregate of 100,000,000 shares of common stock, in consideration for the aggregate proceeds of $2,500,000, to the Purchasers

The Series C Preferred Stock is nonvoting, bears a dividend, and has a sole preference of priority at par in liquidation over our common stock and any prior or subsequent series of preferred stock. Each share of Series C Preferred Stock is convertible into shares of common stock at $100 per share of preferred stock and a conversion price for the common stock equal to 80% of the market price of our common stock at the time of the conversion rounded to the nearest thousandth, not to exceed $0.02 per share. Mercator Advisory Group, LLC, allocated the warrants among the designated recipients on the closing date of the sale of the Series C Preferred Stock. 50,000,000 of the warrants have an exercise price of $0.02 and 50,000,000 of the warrants have an exercise price of $0.03.

On March 24, 2004 and on February 10, 2005 we issued 14,000,000 and 83,000,000 (collectively 97,000,000) common shares, respectively, all which have been placed in escrow as collateral for the $700,000 loan and $400,000 loan, respectively, made to us by Pinnacle Investment Partners, LP. The Secured Convertible Promissory Note bears interest at the rate of 12% per annum and has a conversion price of $0.025 per share, and a maturity date of April 26, 2006.

13,000,000 common shares were issued to Pinnacle Investment Partners, LP and CJR Capital, Inc., its designee, as a renewal fee relating to the “Note Extension Agreement” with Pinnacle Investment Partners, L.P on February 10, 2005

Under this prospectus, the selling stockholders are offering up to 518,000,000 shares of our common stock, The common shares in the registration statement are being registered for the benefit of the MAG and its affiliated funds and Pinnacle Investment Partners, LP; shareholders who received, or who shall receive shares that are related to the Company’s structured equity financing. While the MAG entities are the beneficial owners of the Preferred securities, the MAG entities are not provided, either individually or collectively, with control over the securities being registered that underlie these Preferred shares until such time as they convert, subject to various conditions, the Preferred shares into shares of the Company’s common stock. Further, the MAG entities, both individually and collectively, are limited by the number of shares of common stock it/they can convert into, as well as the number of shares of common stock it/they can dispose of based upon trading volume parameters.

In connection with the issuance of the Series C Preferred Stock and warrants, and the terms of the Note, we agreed to file a registration statement with the U.S. Securities and Exchange Commission (“SEC”) registering the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants, and the collateral Note shares, respectively. Under the terms of the agreements with MAG, the ownership of our common stock by MAG will not exceed 9.9% of the total outstanding shares at any one time.

In connection with the issuance of the Note, we agreed to file a registration statement with the U.S. Securities and Exchange Commission (“SEC”) registering the shares of common stock issuable upon conversion of the Note. Conversion rights owing to the Promissory Note and its renewal agreements with Pinnacle Investment Partners, LP. require that any conversion or partial conversion of the Pinnacle Note that occurs will not lead to an issuance of common shares that would result in the Holder being deemed the “beneficial owner” of 4.99% or more of the then-outstanding Common Shares within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

Net Proceeds to instaCare

We will receive no proceeds from the sale of shares of common stock in this offering. However, if all of the warrants were exercised in full, we would receive $2,500,000 in proceeds. Any proceeds received upon the exercise of such warrants will be used for general working capital.

SUMMARY FINANCIAL INFORMATION

		At	At
	At June 30,	December 31,	December 31,
	2005	2004	2003
Balance Sheet Data:	(unaudited)	(audited)	(audited)

Total Assets	$2,326,015	$914,440	$749,561
Total Liabilities	1,100,137	1,244,668	671,675
Stockholders’ Equity	$1,225,879	$(330,228)	$77,887

	For the Six Months Ended		Year Ended
	June 30,		December 31,
	2005	2004	2004	2003

Gross profit	$406,345	112,942	182,112	75,813

Total expenses	1,760,494	2,068,103	3,486,624	2,245,160

Other income (expense):	(948,781)	(837,688)	(1,246,515)	(193,640)

Net (loss)	$(2,232,800)	$(2,792,849)	$(4,551,027)	$(2,362,987)

RISK FACTORS

An investment in the securities being offered involves a high degree of risk. Prior to making any investment decision, prospective investors should carefully consider the following risk factors together with the other information presented in this prospectus including the financial statements and notes.

Our limited operating history could delay our growth and result in the loss of your investment.

We were incorporated on July 6, 2000 and have previously been in the development stage and thus have had a limited operating history on which to base an evaluation of our business and prospects. Beginning in 2005, we have commenced operations and are no longer considered to be in the development stage. However, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks include, but are not limited to, dependence on the growth of use of electronic medical information and services, the adoption of PDA based Internet appliances for the transmission and display of medical information, the need to establish our brand name, the ability to establish a sufficient client base, the level of use of medical providers and the management of growth. To address these risks, we must maintain and increase our customer base, implement and successfully execute our business and marketing strategy, continue to develop and improve our point of care software and patient processing system, provide superior customer service, respond to competitive developments and attract, retain, and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could lead to an inability to meet our financial obligations and therefore result in bankruptcy and the loss of your entire investment in instaCare's common shares.

We have historically lost money and losses are expected to continue in the near future, which means that we may not be able to continue operations unless we obtain additional funding.

We have historically lost money. We had an accumulated deficit as of June 30, 2005, and 2004 of $12,356,360 and $8,348,264, respectively. In addition, instaCare's development activities since inception have been financially sustained by capital contributions. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. From time to time we might need to turn to the capital markets to obtain additional financing to fund payment of obligations and to provide working capital for operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

We are dependent on a small number of major customers.

Our two largest customers accounted for approximately 95% of our net sales. We expect that a small number of customers will continue to account for a substantial majority of our sales and that the relative dollar amount and mix of products sold to these customers can change significantly from year to year. There can be no assurance that our major customers will continue to purchase products from us at current levels, or that the mix of products purchased will be in the same ratio. The loss of either our two largest customers or a decrease in product sales would have a material adverse effect on our business and financial condition.

We may not be able to retain our key personnel or attract additional personnel, which could affect our ability generate revenue sufficient to continue as a going concern diminishing your return on investment.

Our performance is substantially dependent on the services and on the performance of our Management. instaCare is, and will be, heavily dependent on the skill, acumen and services of our CEO Robert Cox, interim CFO, Secretary and Treasurer, Keith Berman. Our performance also depends on our ability to attract, hire, retain and motivate our officers and key employees. The loss of the services of our executives could result in lost revenue depending on the length of time and effort required to find a qualified replacement. We have not entered into a long-term employment agreements with our key personnel and currently have no "Key Employee" life insurance policies.

Our future success may also depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and customer service personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel. If we are unable to attract, retain, and train the necessary technical, managerial, marketing and customer service personnel, our expectations of increasing our clientele could be hindered, and the profitability of instaCare reduced.

Recent, and possible future issuances of common stock will have a dilutive affect on existing shareholders.

instaCare is authorized to issue up to 1,250,000,000 Shares of common stock. As of the most recent practicable date, there are 447,140,421 shares of common stock issued and outstanding. Additional issuances of common stock may be required to raise capital, to acquire stock or assets of other companies, to compensate employees or to undertake other activities without stockholder approval. These additional issuances of common stock will increase outstanding shares and further dilute stockholders' interests. Because our common stock is subject to the existing rules on penny stocks and thinly traded, a large sale of stock, such as the shares we seek to have registered via this registration statement, may result in a large drop in the market price of our securities and substantially reduce the value of your investment.

Our common stock has been relatively thinly traded, may experience high price volatility and we cannot predict the extent to which a trading market will develop.

Our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

Achieving market acceptance of new or newly integrated products and services is likely to require significant efforts and expenditures.

Achieving market acceptance for new or newly integrated products and services is likely to require substantial marketing efforts and expenditure of significant funds to create awareness and demand by participants in the healthcare industry. In addition, deployment of new or newly integrated products and services may require the use of additional resources for training our existing sales and customer service personnel and for hiring and training additional salespersons and customer service personnel. There can be no assurance that the revenue opportunities from new or newly integrated products and services will justify amounts spent for their development, marketing and rollout.

We could be subject to breach of warranty claims if our software products, information technology systems or transmission systems contain errors, experience failures or do not meet customer expectations.

We could face breach of warranty or other claims or additional development costs if the software and systems we sell or license to customers or use to provide services contain undetected errors, experience failures, do not perform in accordance with their documentation, or do not meet the expectations that our customers have for them. Undetected errors in the software and systems we provide or those we use to provide services could cause serious problems for which our customers may seek compensation from us. We attempt to limit, by contract, our liability for damages arising from negligence, errors or mistakes. However, contractual limitations on liability may not be enforceable in certain circumstances or may otherwise not provide sufficient protection to us from liability for damages.

If our systems or the Internet experience security breaches or are otherwise perceived to be insecure, we could lose existing clients and limit our ability to attract new clients .

A security breach could damage our reputation or result in liability. We retain and transmit confidential information, including patient health information. Despite the implementation of security measures, our infrastructure or other systems that we interface with, including the Internet, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, attacks by third parties or similar disruptive problems. Any compromise of our security, whether as a result of our own systems or systems that they interface with, could reduce demand for our services.

We do not have the financial resources to litigate actions involving our copyrights or patent applications.

We have applied to receive patent rights, and trademarks relating to our software. However, patent and intellectual property legal issues for software programs, such as our products, are complex and currently evolving. Patent applications are secret until patents are issued in the United States, or published in other countries, therefore, we cannot be sure that we are first to file any patent application for our technologies, primarily the technology that allows for the safe, secure and near seamless transmission of sensitive medical information from the point of care, directly to our mail order pharmacy. Should any of our patent claims be compromised or if, for example, one of our competitors has filed or obtained a patent before our claims have been prosecuted, or should a competitor with more resources desire to litigate and force us to defend or prosecute any patent rights, our ability to develop the market for our mail order pharmacy could be severely compromised, for we do not have the financial resources to litigate actions involving our patents and copyrights..

Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

Due to our increasing deficit and our lack of revenue sufficient to support existing operations, there is substantial doubt about our ability to continue as a going concern. We may need to obtain additional financing in the event that we are unable to realize sufficient revenue. We may incur additional indebtedness from time to time to finance acquisitions, provide for working capital or capital expenditures or for other purposes There can be no assurance that we will have funds sufficient to continue operations, and the failure to do so could lead to an inability to meet our financial obligations and therefore result in bankruptcy and the loss of your entire investment in instaCare's common shares.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, if all of the warrants were exercised in full, we would receive $2,500,000 in proceeds. Any proceeds received upon the exercise of such warrants will be used for general working capital purposes consistent with our business strategy.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock may actually be sold will be determined by the prevailing public market price for the shares or by negotiations in private transactions.

DIVIDEND POLICY

It is instaCare's present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available; earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant. InstaCare does not contemplate or anticipate paying any cash dividends on the common stock in the foreseeable future.

ISSUANCE OF SECURITIES TO THE SELLING STOCKHOLDERS

The table below sets forth ownership information regarding the selling stockholders. For purposes of calculating the percentage of common stock outstanding, any securities not outstanding that are subject to options, warrants or conversion privileges are deemed outstanding for the purposes of computing the percentage of outstanding securities owned by the selling stockholders. Unless otherwise indicated, the selling stockholders have the sole power to direct the voting and investment over the shares owned by them.

The following table lists the preferred shares held by our Convertible "C" Preferred shareholders that were distributed pursuant to our Corporation Shares of Series C Convertible Preferred Stock and Common Stock Warrants Subscription Agreements at $0.02 and $0.03 cents per common share and associated agreement documents. None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

Shareholder	Number of shares	Fair Value

Mercator Momentum Fund	5,000	$500,000

Monarch Pointe Fund	10,000	1,000,000

Mercator Advisory Group	5,000	500,000

Total	20,000	$2,000,000

(1) Relating to M.A.G. Capital, LLC, Mercator, or Monarch, it consists of shares of common stock that may be acquired upon the exercise of outstanding Series C Preferred Stock and immediately exercisable warrants. The documentation governing the terms of the Series C Preferred Stock and warrants contains provisions prohibiting any conversion of the Series C Preferred Stock or exercise of the warrants that would result in Mercator Advisory Group, LLC (now named M.A.G. Capital, LLC); Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; and Monarch Pointe Fund, Ltd. collectively owning beneficially more than 9.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of the outstanding shares of our common stock.

Relating to Pinnacle, it consists of shares of common stock that may be acquired upon the conversion of a Promissory Note. The documentation governing the terms of the Note contains provisions prohibiting any conversion of the Note that would result in Pinnacle collectively owning beneficially more than 4.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, Pinnacle disclaims beneficial ownership in excess of 4.99% of the outstanding shares of our common stock.

(2) Percentage of outstanding shares before the offering is based on (a) 506,546,014 shares of common stock, which is the number of shares outstanding on June 30, 2005, plus (b) the assumed conversion of the Series C Preferred Stock, the exercise of the warrants, and the conversion of the Note held by the selling stockholder. Percentage of outstanding shares after the offering is based on (a) 506,546,014 shares of common stock, which is the number of shares outstanding on June 30, 2005, plus (b) 518,000,000 shares, which represents the assumed conversion of all Series C Preferred Stock, and exercise of all warrants, held by all of the selling stockholders plus (c) the conversion of the note held by the selling stockholders.

(3)    The control person(s) are as follows:

        M.A.G. Capital, LLC -- Mr. H. Harry Aharonian

        Mercator Advisory Group LLC - Mr. H. Harry Aharonian;

       Mercator Momentum Fund, LP - Mr. H. Harry Aharonian;

        Monarch Pointe Fund, Ltd. - Mr. H. Harry Aharonian;

       CJR Capital, Inc.- Mr. Chris Janish; and

        Pinnacle Investment Partners, LP - Chris Janish.

The following table discloses the private transaction(s), or potential transaction, whereby the selling shareholders received, or may receive in the future, the shares being registered for resale, the date(s) of the transactions, if applicable, and the exemptions relied upon.

SELLING SECURITY HOLDER)	SECURITIES-	PRIVATE PARTY TRANSACTION	DATE OF PRIVATE PARTY TRANSACTION	EXEMPTION(S) RELIED UPON

Mercator Momentum Fund, LP, Monarch Pointe Fund, Ltd. and M.A.G. Capital, LLC (collectively MAG entities) - shares	300,000,000(1)	Potential conversion shares relating to the conversion of the Series “C” Convertible Preferred shares		Section 4(2)
Mercator Advisory Group LLC	25,000,000 -$0.02 warrants (1)	Potential conversion of warrants		Section 4(2)
Mercator Advisory Group LLC	25,000,000-$0.03 warrants (1)	Potential conversion of warrants		Section 4(2)
Mercator Momentum Fund, LP	8,250,000-$0.02 warrants(1)	Potential conversion of warrants		Section 4(2)
Mercator Momentum Fund, LP	8,250,000-$0.03 warrants (1)	Potential conversion of warrants		Section 4(2)
Monarch Pointe Fund, Ltd.	16,750,000-$0.02 warrants (1)	Potential conversion of warrants		Section 4(2)
Monarch Pointe Fund, Ltd.	16,750,000-$0.03 warrants (1)	Potential conversion of warrants		Section 4(2)
CRJ Capital, Inc.	1,000,000	Promissory Note Fee	24 March 2004	Section 4(2)
CRJ Capital, Inc.	2,000,000	Promissory Note Fee	24 September 2004	Section 4(2)
CRJ Capital, Inc.	4,000,000	Promissory Note Fee	10 February 2005	Section 4(2)
Pinnacle Investment Partners, LP	14,000,000 (2)	Promissory Note Consideration ($700,000) Escrow shares pursuant to Convertible Promissory Note	24 March 2004	Section 4(2)
Pinnacle Investment Partners, LP	1,000,000	Promissory Note Fee	24 March 2004	Section 4(2)
Pinnacle Investment Partners, LP	2,000,000 (2)	Escrow Share pursuant to Promissory Note	24 September 2004	Section 4(2)
Pinnacle Investment Partners, LP	2,000,000	Promissory Note Fee	24 September 2004	Section 4(2)
Pinnacle Investment Partners, LP	83,000,000 (2)	Promissory Note Consideration ($400,000). Escrow shares pursuant to Convertible Promissory Note	10 February 2005	Section 4(2)
Pinnacle Investment Partners, LP	9,000,000	Promissory Note Fee	10 February 2005	Section 4(2)

(1)    Relating to M.A.G. Capital, LLC, Mercator, or Monarch, it consists of shares of common stock that may be acquired upon the exercise of outstanding Series C Preferred Stock and immediately exercisable warrants. The documentation governing the terms of the Series C Preferred Stock and warrants contains provisions prohibiting any conversion of the Series C Preferred Stock or exercise of the warrants that would result in Mercator Advisory Group, LLC (now named M.A.G. Capital, LLC); Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; and Monarch Pointe Fund, Ltd. collectively owning beneficially more than 9.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of the outstanding shares of our common stock.

(2)    Relating to Pinnacle, it consists of shares of common stock, which is being held as collateral, that may be acquired upon the conversion of the Convertible Promissory Note. The documentation governing the terms of the Note contains provisions prohibiting any conversion of the Notre that would result in Pinnacle collectively owning beneficially more than 4.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, Pinnacle disclaims beneficial ownership in excess of 4.99% of the outstanding shares of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and the resell a as principal to facilitate the transaction;

  Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  An exchange distribution in accordance with the rules of the applicable exchange;

  Privately negotiated transactions;

  Short sales;

  Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  A combination of any such methods of sale; and

  Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The following is an estimate of the expenses incident to the registration of the shares of common stock.

Nature of Expenses	Amount
SEC Registration Fee	$1,219
Accounting Fees and Expenses	$10,500
Legal Fees and Expenses	$15,000
Printing Expenses	$1,000
Blue Sky Qualification Fees and Expenses	$1,000
Transfer Agent's Fee	$2,500
TOTAL	$31,219

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 will apply to sales of our common stock and activities of the selling stockholders.

TRANSFER AGENT

The name and address of our transfer agent is as follows: Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, NV 89119, 702-361-3033.

LEGAL PROCEEDINGS

Ronald Kelly and Kelly Company World Group

Ronald Kelly was the President and CEO of CareGeneration, which was merged with Pharma Tech Solutions, a subsidiary instaCare.  As a result of the merger, Ronald Kelly was appointed to the Board of Directors of InstaCare.  Mr. Kelly was removed from the Board of Directors, and approximately 10 days later tendered his resignation, without explanation.   As a further result of these events, we have brought a lawsuit against Mr. Kelly, Kelly Company World Group, Inc.et al..

On July 6, 2005, instaCare filed a complaint in the United States District Court, for the Central District of California (Case Number CV 05-4932-RSWL), against Ronald Kelly, Kelly Company World Group, Inc. et al., seeking damages for: 1. Fraud; 2. Declaratory Relief; 3. Breach of Fiduciary Duty; 4. RICO violations; 5. Injunctive Relief; 6. Conversion; 7. Breach of Contract/Breach of Corporate Merger Agreement; and, 8. Accounting and Ancillary Relief. We have sought the following damages: 1. For compensatory damages in accordance with proof at trial on each of the above causes of action; 2. For a declaration of rights under the Second Cause of Action; 3. On the Third, Fourth and Sixth Causes of Action, for general damages and punitive damages; 4. On the Fourth Cause of Action for injunctive relief and treble damages; 5. On the Fifth Cause of Action for injunctive relief; 6. On the Seventh Cause of Action, for compensatory damages and other relief in accordance with the Merger Agreement, which includes the transfer of the license for the wholesale drug distribution business, particularly the transfer to plaintiff the Illinois license relating to the sale and storage of pharmaceutical products; 7. On the Eighth Cause of Action for an accounting; 8. For an award of attorney’s fees and costs; and 9. For such other and further legal and equitable relief as the Court deems just and proper.

Neither our subsidiaries nor we are named defendants in any legal proceedings. Our recent acquisition target CareGeneration, Inc. ("CareGen"), was not subject to any legal proceedings at the closing of our acquisition.

In addition, Ronald Kelly, a former director and the former controlling shareholder of the acquisition target CareGeneration, Inc, is himself a party to several other actions:

Ronald Kelly is the guarantor of a contract between Kelly Company World Group, Inc., an Illinois corporation, and Purity Wholesale Grocers, Inc. d/b/a Supreme Distributors Company ("Purity"), an Illinois corporation, in which Purity demanded payment of $1,905,972. The suit was filed in the Circuit Court of McDonough County, Illinois on August 6, 2004. This Breach of Guarantee suit is related to Kelly's guarantee of a contract that was disputed. Mr. Kelly's counsel represented to us that the parties to this suit were engaged in on-going settlement negotiations to resolve the matter. However, this representation was not factual and it was learned that Mr. Kelly consented to judgment in this matter in December 2004, subject to a plan of cure. We have subsequently discovered that Purity filed the Stipulation to Judgment in May 2005 and is now enforcing this judgment.

Ronald Kelly is a named party in a suit titled World Automated Systems, Ltd. et al vs. Omni Cellular, Ltd. et al. The suit alleges Breach of Contract, Fraudulent Misrepresentation, Fraud, Consumer Fraud, and Deceptive Business Practice and Conversion in the amount of $250,000.00 plus punitive damages and costs. The case was filed in Circuit Court of Cook County, Illinois on July 29, 2004. A motion to dismiss was filed on behalf of the defendants and subsequently the Plaintiffs filed a Motion for Leave to Amend Complaint. During a recent litigation search we discovered that this suit remains active and is progressing toward trial.

We were in the process of investigating additional litigation involving Mr. Kelly that was not disclosed to us by his counsel during the Due Diligence phase of our acquisition of CareGeneration, Inc.

In April 2004 we entered into an agreement with DataFuzion, Inc. ("Fuzion"), a Colorado based medical software and medical systems company. Among other things, this agreement called for us to provide a license to DataFuzion which would authorize DataFuzion to utilize certain proprietary software systems, in addition to providing introduction to experts, agents and consulting service organizations that were capable of assisting Fuzion's stated desire to become a fully reporting public company. The agreement called for Fuzion to render 10% of its capital stock as consideration. As a portion of its consideration, we also agreed to advance certain monies to Fuzion's chosen experts for these services. We completed the introductions and advanced the funds called for under the agreement. In December 2004, after several attempts to compel Fuzion to render the shares called for under the agreement, we discovered that Fuzion was in fact holding merger discussions with Omni Medical Holdings Inc., a South Dakota based company. On March 1, 2005 we received notice that this merger had been completed. On March 8, 2005 we made claim for the shares called for under the agreement through written correspondence to both DataFuzion, Inc. and Omni Medical Holdings Inc. Although we have not yet resolved our claims, DataFuzion, Inc. has contacted us and we remain optimistic that we will be able to favorably resolve our issues.

On August 9, 2005, we filed suit against Investor Relations Services, Inc., a Florida corporation; Summit Trading Limited, a Foreign Corporation Incorporated under the Laws of the County of the Bahamas; Charles Arnold, an Individual, and Does 1 Through 20 Inclusive. This suit seeks a judgment for Declaratory Relief; and recession of the alleged agreements between InstaCare and the defendants. In addition, the complaint seeks damages for Intentional Interference with an Advantageous Business Relationships as a result of actions taken by the defendants. This case is filed in the Los Angeles Superior Court, and bears case number BC337976. The complaint has been served. Subsequently, counsel for the defendants filed a Motion to remand the suit to an arbitrator. A hearing is scheduled to argue this Motion on November 9, 2005. None of the defendants has filed an answer as of this date, although the defendants had previously been placed on notice of this lawsuit through correspondence to their counsel.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age, positions, and offices or employments for the past five years as of the date of this prospectus for our executive officers and directors. Members of the board are elected and serve for one year terms or until their successors are elected and qualify. All of the officers serve at the discretion of the Board of Directors of instaCare.

NAME	AGE	POSITION	TERM
Robert Cox	45	President, Director, and Chief Executive Officer	Since June 2001
Keith Berman	51	Secretary, Treasurer and Director	Since January 2003
Robert Jagunich	58	Director	Since January 2003

Robert L. Cox, President, is the Chairman and Director and prior to joining instaCare, was the Chief Executive Officer, President and Director of Tower Realty Trust, Inc., a publicly traded Real Estate Investment Trust ("REIT"). . From March 1995 to October 1997 Mr. Cox served as the Executive Vice President and Chief Operating Officer of Tower Equities, when Tower Equities became a public company (Tower Realty Trust, Inc.). From March 1987 to March 1995, Mr. Cox served as Vice President of Development and Construction of Tower Equities, where his main responsibilities included supervising all development and construction projects. Mr. Cox graduated in 1983 with a BA from Florida State University. Mr. Cox does not hold any directorships of other reporting companies.

Keith Berman, is the Secretary, Treasurer and Director and has for over the past 15 years, been involved in the development of healthcare software including Intranet and Internet systems. From July 1999 to present, Mr. Berman has held the position of President, founder and director of Caredecision.net, Inc. a private company engaged in e-health technology development. From March 2001 through June 2002 Mr. Berman also held the Position of President and Director or Medicius, Inc. From January 1996 to June 1999 Mr. Berman was the President and founder of Cymedix, the operating division of Medix Resources, Inc., now Ramp Corp. (RCO). Cymedix was a pioneer company in what was then known as i-health (Internet healthcare) now the e-health industry. Mr. Berman received a BA in 1975 and an MBA in 1977, from Indiana University.

Robert Jagunich, is a Director and has 27 years of experience in the medical systems and device industry. From August 1992 to present, he has held the position of President at New Abilities Systems, a privately held manufacturer of advanced electronic systems used in rehabilitation. He also provides consulting services to companies such as Johnson and Johnson and has served as a senior executive in such publicly held companies as Laserscope and Acuson. From April 1996 to December 1997 Mr. Jagunich acted as a director of Cymedix Corporation, the operating entity of Medix Resources, Inc., now Ramp Corp. (AMEX:RCO). He received his BS in 1969, and his MS and MBA in 1971, from the Univ. of Michigan.

Mr. Cox and Mr. Berman, the officers, devote their complete business time to the Company. Mr. Jagunich attends meetings of the board of directors when held."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of instaCare's outstanding classes of stock based on ownership information reported by the stockholders as of the latest practicable date, and on the number of shares outstanding as of the latest practicable date by each person known by instaCare to own beneficially more than 5% of each class, by each of instaCare's directors and executive officers and by all officers and directors as a group. instaCare is authorized to issue up to 1,250,000,000 shares of common stock.

The percentage of beneficial ownership for the following table is based on (a) 506,546,014 shares of common stock, which is the number of shares outstanding on October 18, 2005, plus (b) 518,000,000 shares-, which represents the assumed conversion of all Series C Preferred Stock, and exercise of all warrants, held by all of the selling stockholders plus (c) the conversion of the note held by the selling stockholders.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after October 24, 2005 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Common Stock

Name and Address	Shares Beneficially Owned	Percentage of Shares Outstanding
Keith Berman 1623 Elmsford Westlake, CA 91361	8,143,991.0079%
Robert L. Cox 16 Wood Hollow Lane Fort Salonga, NY 11768	2,205,915.0021%
Robert Jagunich 765 Christine Drive Palo Alto, CA 94303	6,009,293.0058%
M.A.G. Capital, LLC (1) 555 South Flower Street Suite 4200 Los Angeles, California 90071	101,430,000	9.99%
Pinnacle Investment Partners (2)

Total ownership by our officers and directors (three individuals)	16,359,199	1.58%

(1)    Relating to M.A.G. Capital, LLC, Mercator, or Monarch, it consists of shares of common stock that may be acquired upon the exercise of outstanding Series C Preferred Stock and immediately exercisable warrants. The documentation governing the terms of the Series C Preferred Stock and warrants contains provisions prohibiting any conversion of the Series C Preferred Stock or exercise of the warrants that would result in Mercator Advisory Group, LLC (now named M.A.G. Capital, LLC); Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; and Monarch Pointe Fund, Ltd. collectively owning beneficially more than 9.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of the outstanding shares of our common stock.

(2)    Relating to Pinnacle, 97,000,000 shares are currently held in escrow by Mr. Hank Gracin, Escrow Agent, as collateral shares pursuant to a certain Promissory Note Agreement between Pinnacle Investment Partners and us. The documentation governing the terms of the Note contains provisions prohibiting any conversion of the Note that would result in Pinnacle collectively owning beneficially more than 4.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, Pinnacle disclaims beneficial ownership in excess of 4.99% of the outstanding shares of our common stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock is 1,250,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred Stock, par value $.001 per share. As of the most recent practicable date, we had issued 506,546,014 of our shares of common stock, and 1,270,750 shares of preferred stock

Common Stock

As a holder of our common stock:

1.	You have equal rights to dividends from funds legally available, ratably, when as and if declared by our Board of Directors;
2.	You are entitled to share, ratably, in all of our assets available for distribution upon liquidation, dissolution, or winding up of our business affairs;
3.	You do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable;
4.	You are entitled to 1 vote per share of common stock you own, on all matters that stockholders may vote, and at all meetings of shareholders.

Additionally, there is no cumulative voting for the election of directors.

Preferred Stock

We can issue shares of preferred stock in series with such preferences and designations as our board of directors may determine. Our board can, without shareholder approval, issue preferred stock with voting, dividend, liquidation, and conversion rights. This could dilute the voting strength of the holders of common stock and may help our management impede a takeover or attempted change in control.

The Company is authorized to issue 5,000,000 shares of $0.001 par value preferred stock; of which 750,000 shares are designated as Series A, 500,000 shares are designated as Series B, 20,000 shares are designated as Series C, 750 shares are designated as Series D, and 1,250,000,000 shares of $0.001 par value common stock.

Series “A” preferred Stock

Holders of series “A”: convertible stock shall not have the right to vote on matters that come before the shareholders. Series “A” Convertible Preferred stock may be converted at a rate of eighteen (18) shares of common stock for each share of Series “A” Convertible Preferred stock. Series “A” Convertible Preferred stock shall rank senior to common stock in the event of liquidation. Holders’ of Series “A” convertible stock shall be entitled to a 6% annual dividend payable in common stock, accrued and payable at the time of conversion, subject to adjustments resulting from stock splits, recapitalization, or share combination.

The Company issued 207,526 of its $0.001 par value preferred shares in April 2004 and recorded financing costs of $354,800. Each preferred share is convertible into eighteen (18) shares of the Company’s $0.001 par value common stock.

Series “B” – No shares are issued or outstanding.

Series “C” convertible preferred stock

Holders of series “C” convertible stock shall not have the right to vote on matters that come before the shareholders. Series “C” convertible preferred stock may be converted, the number of shares into which one share of Series “C” Preferred Stock shall be convertible shall be determined by dividing the Series “C” Purchase price by the existing conversion price which shall be equal to eighty percent of the market price rounded to the nearest thousandth, not to exceed $0.02 per share. Series “C” convertible stock shall rank senior to common stock in the event of liquidation. Holders’ of Series “C” convertible stock shall be entitled to a mandatory monthly dividend equal to the share price multiplied by the prime interest rate plus five tenths percent. Series “C” convertible stock shall have a redemptions price of $100 per share, subject to adjustments resulting from stock splits, recapitalization, or share combination.

For purposes of illustration only, assuming a hypothetical conversion of $100.00 (one share of Series C Preferred stock), while "Market Price" for our common stock is $0.02 at the time of conversion, and the " Conversion Price " per share for our Series C Preferred Stock shall be equal to eighty percent (80%) of the Market Price, the Conversion Ratio (formula) will be $100.00/$0.016, or 6,250 shares per $100.00. This hypothetical conversion will allow the 20,000 shares of Series C Preferred Stock to be converted into 125,000,000 shares of Common Stock. On the other hand, if the Market Price is $0.03 at the time of conversion, the Conversion Ratio (formula) will be $100.00/$0.024, 4,167 shares per $100.00, allowing the 20,000 shares of Preferred Stock to be converted into 83,333,333 shares of Common Stock.

Series “D” –No shares are issued or outstanding.

Nevada Anti-Takeover Provisions

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to instaCare Section 78.438 of the Nevada law prohibits us from merging with or selling instaCare or more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the instaCare shares, unless the transaction is approved by the Board of Directors of instaCare. The provisions also prohibit us from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of instaCare.

Anti-Dilution

The shares of instaCare's preferred stock shall not be subject to dilution unless all the holders of the preferred stock vote to change this preference. In addition, the preferred stock shall maintain its status even if the common stock undertakes a reverse or forward split of its shares. The preferred stock cannot be diluted unless it is converted to common stock.

MARKET FOR COMMON STOCK

The common stock is traded on the OTC Bulletin Board. The following table sets forth the high and low bid prices of instaCare's common stock for the periods indicated, as reported by published sources. The prices reflect inter-deal prices without retail mark-up, markdown or commission and may not represent actual transactions.

	Low	High
2005 Fiscal Year
First Quarter	$0.013	$0.03
Second Quarter	$0.011	$0.025
Third Quarter	$0.007	$0.014

2004 Fiscal Year
First Quarter	$0.028	$0.119
Second Quarter	$0.023	$0.083
Third Quarter	$0.019	$0.057
Fourth Quarter	$0.015	$0.03

2003 Fiscal Year
First Quarter	$0.04	$0.08
Second Quarter	$0.04	$0.075
Third Quarter	$0.04	$0.075
Fourth Quarter	$0.03	$0.05

2002 Fiscal Year
First Quarter	$0.06	$0.30
Second Quarter	$0.03	$0.08
Third Quarter	$0.03	$0.11
Fourth Quarter	$0.04	$0.11

As of the most recent applicable date, there were approximately 268 holders of record of our common stock. Our shares of common stock are currently traded on the OTC Electronic Bulletin Board under the symbol "INCA". No cash dividends have been declared for any class of common equity. There are no restrictions that limit the ability to pay dividends on common equity. There is no assurance that an active trading market will develop that will provide liquidity for instaCare's existing shareholders or for the selling shareholders whose common stock is being registered through this filing.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted –average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Mercator Advisory Group LLC -warrants	25,000,000	$0.02
Mercator Advisory Group LLC-warrants	25,000,000	$0.03
Mercator Momentum Fund, LP warrants	8,250,000	$0.02
Mercator Momentum Fund, LP warrants	8,250,000	$0.03
Monarch Pointe Fund, Ltd.-warrants	16,750,000	$0.02
2003 Stock Option Plan	5,150,000	$0.04	5,150,000
2004 Stock Option Plan	50,000,000	$0.02	250,000
2005 Stock Option Plan	63,000,000	$0.02	63,000,000

Total

The following is a summary of activity of outstanding stock options under the 2003 Stock Option Plan:

		Weighted
		Average
	Number	Exercise
	Of Shares	Price
Balance, December 31, 2003	5,150,000	-
Options granted	-0-	$0.043
Options exercised	(-0-)	0.043
Balance, December 31, 2004	5,150,000	0.043
Exercisable, December 31, 2004	5,150,000	$0.043

The following is a summary of information about the 2003 Stock Option Plan options outstanding at December 31, 2004

Shares Underlying
Shares Underlying Options Outstanding				Options Exercisable
	Shares	Average	Weighted	Shares	Weighted
	Underlying	Remaining	Average	Underlying	Average
Range of	Options	Contractual	Exercise	Options	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price
$0.040 - 0.050	5,150,000	0 years	$0.043	5,150,000	$0.043

The following is a summary of activity of outstanding stock options under the 2004 Stock Option Plan:

Weighted
Average
Number	Exercise
	Of Shares	Price
Balance, December 31, 2003	-	-
Options granted	50,000,000	$0.0214
Options exercised	49,750,000	0.0214
Balance, December 31, 2004	250,000	0.0214
Exercisable, December 31, 2004	250,000	$0.0214

The following is a summary of information about the 2004 Stock Option Plan options outstanding at December 31, 2004

Shares Underlying
Shares Underlying Options Outstanding				Options Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
	Underlying	Remaining	Average	Underlying	Average
Range of	Options	Contractual	Exercise	Options	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price
$0.018 – 0.024	250,000	0 years	$.0214	250,000	$0.0214

The following is a summary of activity of outstanding stock options under the 2005 Stock Option Plan:

		Weighted
		Average
	Number	Exercise
	Of Shares	Price
Balance, January 1, 2005	-	-

Options granted	63,000,000	$0.02
Options exercised	-	-

Balance, June 30, 2005	63,000,000	0.02

Exercisable, June 30, 2005	63,000,000	$0.02

The following is a summary of information about the 2005 Stock Option Plan options outstanding at June 30, 2005

Shares Underlying
Shares Underlying Options Outstanding				Options Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
	Underlying	Remaining	Average	Underlying	Average
Range of	Options	Contractual	Exercise	Options	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price

$0.02 - 0.02	63,000,000	3 years	$.02	63,000,000	$0.02

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4.

Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and therefore unenforceable.

DESCRIPTION OF BUSINESS

Business Development

InstaCare Corp., a Nevada corporation, was formed July 6, 2000 as Promedicius, Inc., a development stage company.

Material reclassifications - Any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business

InstaCare Corp., a Nevada corporation, was formed in July 2000 as Promedicius, Inc., a Nevada Corporation, with a principal business objective to offer physicians, licensed medical service providers such as diagnostic testing laboratories, and medical insurers Internet enhanced, wireless ("Wi-Fi") information technology and data management technology (IT). In June 2001, Promedicius, Inc. changed its name to Medicius, Inc.

In June 2002, Medicius, Inc. merged with ATR Search Corp. a developmental stage company with a principal business objective to place part-time, temporary or project oriented workers and contractors that had specific and hard to find information technology skills required by large businesses. Mr. Cox was the President of ATR Search Corp., and Mr. Vogel served as its Secretary and Treasurer. After the merger, we changed our name to CareDecision Corporation. Subsequently, we pursued the following business objectives:

1.

Providing medical communication devices based on networks of personal digital assistants (PDA). These products are believed to provide benefits of on demand medical information to private practice physicians, licensed medical service providers such as diagnostic testing laboratories, and medical insurers;

2.

Building electronic commerce networks based on personal digital assistants (PDA) to the hotels, motels and single building, multi-unit apartment buildings with a desire to offer local advertising and electronic services to their tenants/guests; and

3.

Providing the cable and wireless communication industries and media enterprises with networks of personal digital assistant (PDA) technologies that link field-based installation and repair personnel with central offices for the exchange of customer order and subscription information.

On November 3, 2004, and amended on December 27, 2004, we entered into a Definitive Agreement that called for a series of transactions to be completed between instaCare, Pharma Tech Solutions, Inc. and CareGeneration, Inc., whereby CareGeneration, Inc. would merge into instaCare's subsidiary Pharma Tech Solutions, Inc. Pharma Tech Solutions, Inc. would be the surviving entity. The parties concluded the activities surrounding this merger on January 27, 2005, and the filing of Merger certificates was completed on February 25, 2005. We have incorporated the products and services of the former CareGeneration, Inc. into our business model. On April 14, 2005 we changed our name from CareDecision Corp. to instaCare Corp. to better reflect our core business activities.

On November 18, 2004 we incorporated two subsidiary companies, Pharma Tech Solutions, Inc. a Nevada corporation, and PDA Services, Inc., a Nevada corporation, to facilitate these mergers. Mr. Berman and Mr. Cox are the officers and directors of both companies.

On December 24, 2004 we entered into an agreement of understanding by and among InstaCare Corp. (formerly known as CareDecision Corp) and, Pharma Tech Solutions, Inc.(PTSI) and CareGeneration, Inc. (CGI) and Kelly Co. World Group, Inc. (KCWG) This agreement, among other things, allowed us to assume management and control over CareGeneration Inc.'s prescription drug distribution business and to do business under the previous business name as a means to facilitate the merger. The merger closed on February 25, 2005.

Pursuant to the agreements CareGeneration shareholders received 39,375,000 shares of Pharma Tech Solutions' common stock, equaling approximately 49% of the outstanding shares of Pharma Tech Solutions, and 42,500,000 of instaCare's common stock in exchange for all of the shares of the CareGeneration's common stock and all of the CareGeneration's preferred stock. In addition, we were required at closing to place in escrow 100,000,000 common stock shares, which may be paid to CareGeneration stockholders subject to earn-out provisions based on performance.

The “earn-out” provisions are as follows:

10,000,000 shares were to be earned should CGI either through its efforts or through the efforts of Ronald Kelly or KCWG, achieve as unit, $15 million in wholesale pharmaceutical revenues in any two calendar months beginning October 1, 2004 and ending no later than March 31, 2005. This earn out provision was not met and accordingly no shares were issued.

20,000,000 shares were to be earned should CGI either through its efforts or through the efforts of Ronald Kelly or KCWG, achieve as unit, $50 million in wholesale pharmaceutical revenues in any two fiscal (calendar) quarters beginning January 1, 2005 and ending no later than June 30, 2005. This earn out provision was not met and accordingly no shares were issued.

20,000,000 shares were to be earned should CGI either through its efforts or through the efforts of Ronald Kelly or KCWG, raise $1.5 million or more in equity capital for investment in InstaCare Corp. (formerly CareDecision Corp), in the period beginning October 1, 2004 and ending no later than March 31, 2005. This earn out provision was not met and accordingly no shares were issued.

50,000,000 shares may be earned should CGI either through its efforts or through the efforts of Ronald Kelly or KCWG, achieve as unit, $100 million in wholesale pharmaceutical revenues in fiscal (calendar) year 2005.

Pursuant to a dispute that has arisen between instaCare Corp. (formerly CareDecision, Corp.) and Ronald Kelly, KCWG, et. al. due to Mr. Kelly’s default of the definitive agreement that provided for the aforementioned earn out provisions, the Company has suspended payment of any and all earn-out shares pending resolution of the dispute and/or the belated performance of Mr. Kelly or KCWG. However, as of the date of this registration statement Mr. Kelly and

KCWG have failed to achieve any of the provisions in the earnouts listed above. A final earn-out expires on December 31, 2005.

Business of the Issuer

Principal products and markets

Our principal business objective is to provide information technology (IT) for use with Internet-based communication, and network software systems and applications, that reside on and function through a Windows CE-Based PDA- available from most major computer brands such as Sony, Dell, IBM and Palm -to the medical fields and the real estate industry.

Our software operates on any Microsoft Windows CE "Pocket PC" based handheld device, either in a wireless or "wired" mode. The local host for our PDA devices is a Windows (9X, NT, XP or later) based PC, which, in turn, permits one to eight of the aforementioned PDA's to be linked to either a medical network or hotel/motel wide area network, or help-desk network, and allows each PDA to become a uniquely identified mobile node on that network, independent of PC linkage, thereby, assisting the professional, whether he be a doctor, hotel owner, hotel guest or satellite broadcast technician.

Our medical field objectives include:

1.

Providing medical communication devices based on networks of personal digital assistants (PDA). These products are believed to provide benefits of on demand medical information to private practice physicians, licensed medical service providers such as diagnostic testing laboratories, and medical insurers. We have created PDA-centric products and a suite of Internet enhanced software applications that include those features that specifically respond to the requirements of the practicing physician.

2.

Provide, as an emerging Internet pharmacy, retail drug prescriptions fulfillment with the goal of delivering affordable, discounted prescriptions to the millions of uninsured and underinsured consumers in the United States.

3.

Combining our newly acquired wholesale and retail drug distribution with our PDA technologies, creating wholesale and retail ePharmacies similar in function to existing Internet pharmacies but directed to serving the large base of underinsured and uninsured Americans; and

4.

The practice of specializing in the distribution of medical diagnostic and medical disposable products associated with the on-going care of diabetes inflicted patients now that our new prescription drug distribution business is coming on-line.

Our real estate and hotel/motel objectives include building electronic commerce networks based on personal digital assistants (PDA) to the hotels, motels and single building, multi-unit apartment buildings with a desire to offer local advertising and electronic services to their tenants/guests.

Product Applications

Medical Field Applications

Our medical technologies are grounded in the central need/desire to furnish the practicing physician with crucial point-of-care patient information rapidly and reliably via a PDA. The technologies utilize the power of the Internet to move large amounts of data to and from a variety of platforms securely via a powerful Windows CE based PDA designed for portability and upgradability. Compliant with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the regulations that have since been promulgated, this PDA technology offers real-time point of care applications.

Our software is designed to integrate point of service applications. The medical appliance, the longest available product, monitors treatment protocols and up to the moment patient histories coupled with real-time on-line medical insurance claims submission. Our ultimate key to success resides in providing the private practice physician with the capability to, sequentially, learn about the history of the patient during, or prior to, entering the examining room, treat the patient and update the insurer of the episode of care. Accomplishing these objectives resolves a major dilemma for the health care provider; instantaneous communication of vital patient related information at or before the patient encounter.

Retail prescription Applications

The retail prescription business is often subsidized or funded by government benefits which seems to be aggressively moving to take advantage of the tremendous opportunity in retail pharmacy business via direct mail order distribution of prescriptions and related products/supplies. As part of our Pharma Tech Solutions, Inc.’s (PTSI) subsidiary’s, acquisition of CareGeneration, Inc. ("CGI"), PTSI acquired from CGI a retail mail order business concept for the distribution of pharmaceutical and healthcare supplies. PTSI is focusing its distribution activities to patients who lack prescription drug coverage and patients who qualify for government programs such as Medicare, Medicaid as well as children's health insurance programs.

PTSI consists of two operating units:

1.

licensed wholesale prescription drug distribution business (although we are currently delivering bulk prescription drugs on a wholesale basis to clients formerly serviced by the now merged CareGeneration, Inc., the license has yet to be transferred); and

2.	Internet pharmacy, which we methodically, but cautiously, entering.

InstaCare's plan is to combine the newly acquired wholesale and retail drug distribution businesses now managed by Pharma Tech Solutions, Inc. (PTSI) and couple these businesses with the capabilities to connect physicians, using our PDA technologies, creating wholesale and retail ePharmacies similar in function to existing Internet pharmacies but directed to serving the large base of underinsured and uninsured Americans. PTSI is also currently

Real Estate and Hotel/Motel Applications

In February 2003, we introduced ResidenceWare, a collection of Internet-enhanced communication, integration, and networking software systems and applications that reside on and function through a Windows CE-based PDA. ResidenceWare was developed to service the need for a communication tool that could capitalize on recent technological advances to facilitate the relay of vital information directly and instantaneously to occupying tenants/guests. The systems were further augmented with the addition of advertising and e-commerce transactional features allowing merchants and service providers local to a ResidenceWare installation to electronically advertise and accept electronic orders for their products and services designed to benefit the tenants or guests as well as provide a potential alternate revenue stream for the commercial and residential real estate management companies, and hotel owners

Our technologies and products for the hotel/motel marketplace are designed to furnish hotel and motel guests with a menu of food service, office services and other remote service (dry cleaning for instance) choices that can be electronically ordered through our PDA-based information appliance for delivery directly to the hotel/motel guest. Employing commercially available Wi-Fi technology, we wrapped the time and volume tested commercial technologies into our patent pending PDA communication networking technologies, allowing us to offer complex and real-time point of sale applications through a totally wireless (PDA) appliance.

Distribution Methods

Medical field distribution methods

Since inception, we have, and will continue, to focus our marketing efforts towards general medical and pharmaceutical medical applications through our E-Health handheld information appliance (PDA) software application package, and a permanently affixed handheld information appliance and Wi-Fi (wireless) network. Specifically we have marketed our line of MD@Hand PDA-based medical communication network products to the medical insurance and pharmacy benefits management segments of the healthcare markets.

We have implemented a targeted marketing campaign to educate healthcare providers about our medical technology solutions; targeting the physician providers who specialize in care for the indigent through the provision of technology, products and services that specifically respond to the needs and requirements of that market. We market our suite of medical software products by emphasizing their simplicity, portability, convenience and ease of use. We have chosen this focus due in part that State Medicaid and state and local welfare service providers are agencies do not typically participate in electronic services networks. This is primarily because care for the poor and indigent is logistically and financially burdensome due to a lack of resources at administrative levels. Put another way, there is usually no shortage of volunteer physicians but there is a shortage of program administrators, clinics, medical supplies and patient access. And we believe that a company that enters this loop to complete the link by providing utility and value to participants will be embraced. It is incumbent on us to therefore extend our marketing strategy to facilitate this reality.

Implicit to our medical marketing strategy is the contracting of state Medicaid and welfare programs, pharmacy benefit management entities, and medical case management entities within a targeted region that provides for system integration to our products and services. Once the network has been established our IT driven mail order pharmacy services will be distributed to those physicians included within the Medicaid or welfare agency Provider Network. We will rely on those contracted agencies to support and assist in the distribution of the product to the said physicians

Retail prescription distribution methods

On December 27, 2004, Ronald Kelly, a former director, agreed to transfer to Pharma Tech Solutions, Inc. a Wholesale Drug Distribution License (license no. 004-001681, expiring 12/31/2006) issued to Kelly Company world Group, Inc, Ronald R. Kelly, 96 S. Madison St., Carthage, IL. 82321, by the State of Illinois and jointly governed by regulators from the State of Illinois, the U. S. Drug Enforcement Agency and the U.S. Food and Drug Administration. Also, Mr. Kelly agreed to seek transfer of a reciprocal drug distribution license issued by the State of Indiana, a client list and know-how in the form of written (published) drug distribution policies and procedures applicable to independent prescription drug and diagnostic distributors. To date, these licenses have yet to be transferred to us. We have filed a complaint to obtain the licenses. The complaint expresses the impact this delay has caused us and the damages we seek, the complaint is discussed under “Legal Proceeding” and is public record.

To augment additional impacts this transfer may have, our subsidiary, PDA Services, Inc., has applied for and been granted a prescription drug distribution license in the state of North Dakota (License No. 463, Wholesale Drug (Device) Manufacturing (Reverse) Distributor/Warehouse License, expiring on June 30, 2006).

Additionally on June 7, 2005, we entered into an exclusive agreement whereby we and our subsidiary PDA Services, Inc. (collectively “INCA”) and Colonia Natural Pharmacy, Inc., a New Jersey corporation, also known as CN Pharmacy (collectively "CNP"), and individuals Svetislav Milic ("Milic"), Nathan Kaplan ("Kaplan") agreed that Milic, will transfer, register and convey, and INCA or its subsidiary shall receive, free and clear of all liens, encumbrances and liabilities, the wholesale drug distribution license granted to Milic, License Number 5003178, by the state of New Jersey, and all rights and benefits thereto, plus the goodwill and know-how of Svetislav Milic, and other related rights granted the Licensee by virtue of this conveyance. Unless otherwise agreed to, Milic shall remain the control party of License Number 5003178, issued by the state of New Jersey for a period of three years after transfer, registration and conveyance. This conveyance shall include the rights to use of Colonia Natural Pharmacy Inc.’s trade name and its office and warehouse facility, approved for the storage and delivery of pharmaceuticals, at 515 Iranan Avenue, Colonia, NJ 07067. Furthermore, CNP will have no role, and thus, no responsibility or liability, in the conduct of the "d/b/a" business, including ordering, distribution, or business management of the wholesale business conducted by INCA.

Real estate and hotel/motel distribution methods

Historically, hotels and motels have adopted specific technology that enhances the utility of either the in-room telephone(s) or the in-room cable linked television. Thus, most of the innovations in hotels and motels have leveraged devices where innovation is waning. The electronics in telephones and telephone systems are limited and, and the television's design tends to limit its utility to one-way communication directed at the person watching. Even add-on devices such as satellite boxes for televisions and streaming LCDs for telephones add only limited functionality. The person operating the telephone or television must do something away from that device should something of interest catch their eye. Thus local merchants who may opt to advertise their products and services via closed circuit television or a streaming LCD on a telephone hope that the person watching will remember their message and visit their establishment or call for service.

Since mid-2003, we began focusing acutely on the marketing of our applications to the lodging sector through our ResidenceWare hotel/motel products and technologies. We also changed our products to reflect regional differences in the lodging sector, and by creating brochures and marketing materials.

Our products for hotels and motels are two-way devices. Local merchants who opt to advertise via our wireless networks through the use of our wireless ResidenceWare devices are assured that if the person viewing the advertisements sees something of interest, commerce can immediately be initiated at the device.

Our hotel/motel marketing strategy targets hotel/motel owners through the provision of technology and services that specifically respond to their needs and requirements. We have designed products to furnish hotel and motel guests with a menu of food service, office services and other remote services that include those features that specifically respond to the requirements of the hotel/motel owner. We believe that the combination of unique and responsive benefits derived from our system coupled with its simplicity, portability, convenience and ease of use will initiate and propel its implementation throughout the industry.

We concentrate each of our marketing efforts in specific target geographic locations that permit the completion of our density strategy crucial to sustained penetration and long-term success. The creation of such networks will be conducted in multiple geographic locations simultaneously. Upon their completion the process employed will be introduced and replicated in other locations targeted for access. We believe that the products we market to hotels and motels are unique.

In July 2003, we entered into an informal agreement with PCHertz.com, Inc. of Fargo, ND for the sales and installation of our ResidenceWare networks and guest units. Under this informal agreement, which can be terminated by either party at any time, we pay PCHertz.com, Inc. of Fargo, ND $1,000 per month for installations at end-user sites (i.e. the hotel, motel ) and for the training of hotel/motel staff (property manager or appropriate property staff) on our installed product. Additionally, PCHertz.com, Inc. is authorized to negotiate directly with the property’s representative for a percentage of up to twenty percent (20%) of the fees generated by our products. To date, PCHertz.com, Inc. has received orders for approximately 3150 units of our ResidenceWare product from hotels and motels across the United States. Through the contacts and efforts of PCHertz.com, Inc. we have to date placed 1319 of these units in hotels.

PCHertz.com provides after-sales support and marketing in those regions where we have installed our ResidenceWare networks and guest units. The relationship with PCHertz is advantageous for the company because PCHertz is primarily in the business of providing wireless environments and hotspots to hotels and motels. Our products are one of several PCHertz represents. In the case of instaCare, once a lead is received from PCHertz our staff is responsible for the closing of the sale, and the eventual billing and customer support. We also pay a monthly fee to PCHertz for product installation services in Midwest located hotels. Of our original 3150 orders, we have installed or initiated installation at 1319.

In the summer of 2003, we began discussions for a possible acquisition of MDU Services, Inc. (MDU), a Texas based company that was in several businesses, but of particular interest was MDU's business of providing kiosk-style access to the Internet at hotels and apartment buildings. Envisioning a more robust line of Internet connectivity products for the lodging and apartment management marketplaces, we made an initial offer to acquire MDU in the late fall of 2003. This acquisition has never progressed past the Due Diligence phase, even after we revised our offer in February 2004. Given the time that has passed and the lack of materials provided by MDU for our review, it is questionable whether this acquisition will close, although there are no penalties associated with a delayed closure. We remain interested in MDU's businesses.

New Products

SateLink

The development SateLink launched instaCare into a previously unexplored industry for us. Its creation, however, is wholly consistent with our corporate mission of introducing innovative technologies that resolve electronic communication barriers within multiple and diverse markets. We remain in discussions about potential sale or license of our SateLink product. And although we are optimistic, we have yet to sell any license agreement or have any service order placed for SateLink.

SateLink is our palm computer based product system designed to facilitate wireless process control, calibration, key coding and communications within the cable and media re-broadcast industries. SateLink seeks to resolve electronic communication barriers that inhibit customer communications and service and furnishes controls over the delivery of their products.

SateLink is a collection of communication, integration, and networking software systems that reside on a Windows CE-based PDA that communicates via Wi-Fi wired or satellite network connections. We believe SateLink will capitalize on recent innovations with PDA-sized GPS receivers to consolidate one or multiple GPS channels into a Wi-Fi network to empower real-time satellite communications between a sponsoring corporation and virtual PDA's.

Pharmaceutical

On January 4, 2005 we transacted our first commerce under PTSI. Subsequently we have accepted additional orders for future business and fulfilled these orders. We have transacted all prescription drug distribution business , whether under the agreement of December 24, 2004 or subsequent to the closing of the CareGeneration, Inc. merger, through our subsidiary.

The retail prescription business - often subsidized or funded by government benefits -- is a development stage enterprise moving to take advantage of the tremendous opportunity in retail pharmacy business via direct mail order distribution of prescriptions and related products and supplies. As part of our acquisition of CareGeneration, Inc. ("CGI"), PTSI also acquired from CGI a proprietary, retail mail order methodology for the distribution of pharmaceutical and healthcare supplies which includes:

1.	Discounted pharmaceutical and healthcare supplies marketed by mail order to minority and citizen organizations (religious groups, unions, etc.)
2.	A proprietary "biometric" secured bankcard primarily targeted to the under-insured. The bankcard is honored by any FDIC bank within the United States.
3.	Discounted pharmaceutical and healthcare supplies marketed by mail order to state Medicaid and the Federal Medicare plans.

Medical Diagnostic and Medical Disposable Products

With our new prescription drug distribution business now coming on-line, we have decided to begin the practice of specializing in the distribution of medical diagnostic and medical disposable products associated with the on-going care of diabetes inflicted patients. This decision was made because the treatment and care of diabetes patients is an on-going lifetime process. To date we have entered into verbal agreements with distribution arms of two major manufactures and distributors of competing diabetic diagnostic products. We plan to add more of these diagnostic products as we further specialize into this medical niche.

Competition Business Conditions

Medical field competition

The medical industry is highly competitive in the attraction and retention of physician customers, insurers, government agency payors/sponsors and other medical providers. The number of competing companies and the size of such companies vary in different geographic areas. Generally, we are in competition with other PDA technology companies that offer medically related software suites, with the most effective competition coming from companies that possess greater capital resources, have longer operating histories, larger customer bases, greater name recognition and significantly greater financial, marketing and other resources than do we.

There are a number of small and large companies that provide some type of IT services at the point of care tying physicians to the healthcare systems:

1.	Large publicly traded companies:
	a.	WebMD, formerly known as Healtheon (HLTH);
	b.	The former MedicaLogic/Medscape (merged into HLTH);
	c.	Cerner/Citation (CERN);
	d.	IDX Corporation (IDXC) and
	e.	Venerable Shared Medical (acquired by Seimens) these companies, and others, are involved in healthcare based services including consumer services, E-commerce and connectivity

2.	PDA-based companies:

a.

PatientKeeper Corp’s. (formerly Virtmed) product allows physicians to capture billing information for hospital-based accounts and purports to manage receivable transactions (a mix of a 1st generation feature on a 3 rd generation technology);

b.	ePhysician, which less than two years ago was acquired in asset sale by Ramp Corp. (RCO);
c.	iScribe, which less than two years ago was reorganized and then merged into AdvacePCS, has announced products that reside on 3-Com's Palm PC;
d.

AllScripts (MDRX) employs a "pull-through" business model whereby their technology is employed at the physician's point of care in an effort to provide medical utility and medical content to that physician, but with the greater goal of selling that physician bulk pharmaceuticals. MDRX appears to be positioned to advance to a market leadership position with a product distribution channel of approximately 5000 physicians' office sites (2% of the total market)

e.

PocketScripts ("PS") is another market entrant that specializes in the electronic prescriptions. Zixcorp (ZIXI) acquired PS in 2003; and ePhysician's (Ramp Corp.) product offering allows prescription ordering from a PDA

These companies, and others, offer products and services similar to ours: delivering PDA based data management to physicians.

On the surface, the former several of these companies provide systems that offer a few of the features of our system.

There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, management may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations.

Real estate and hotel/motel competition

We have yet to experience any substantial competition for our ResidenceWare products in the motel and apartment market segments, although we expect as this market niche expands we will see products from other software device companies adapt their product lines to enter into this marketplace.

With the increasing us of internet connections in hotels cable companies, Wi-Fi connectivity providers, and kiosks will continue to be our strongest form of competition within this market segment.

Source of Principal Suppliers

Our suite of software-both medical and real estate and hotel/motel related- is proprietary code and does not require raw materials or principal suppliers. Our software is utilized through over-the-counter PDA's and computer products, as previously discussed. However, our ResidenceWare product is manufactured by third parities. Of the units placed, approximately one half (1/2) are units manufactured and/or distributed by companies such as ASUS, Casio and Viewsonic. The remaining units were manufactured by Dell Computer, Inc. (Dell). Since October 1, 2004 all units placed have been Dell units; and we do not foresee a change in the near future.

Dependence on a Few Major Customers

During the periods ended December 31, 2003 and December 31, 2004 sales were limited, so there was no single customer or group of customers that we were dependent upon. We were considered a development stage company through the period ended December 31, 2004. In fact, we did not complete our first commercial sale until the fourth quarter 2003.

Beginning with the first quarter 2005 we generated revenues primarily through our medical an retail pharmaceutical distributions from two companies: Purity Wholesale Grocers, Inc. and Novex International. The table below summarizes the sales made to these customers:

Major Client	Period Ended		Period Ended		6 Months Ended
	3/31/2005	% Total	6/30/2005	% Total	6/30/2005	% Total

Purity Wholesale Grocer	$ 401,728	19%	$ 700,828	65%	$ 1,102,556	35%
Novex International	$1,668,765	79%	$ 147,036	14%	$ 1,815,801	57%

Additionally, we are dependent on one major customer for our Residence Ware product line. Currently, or ResidenceWare product is only offered by PCHertz.com, and us directly.

Patent and Trademark Applications

In February 2001, a broad based patent application was filed covering the methods and apparatus of our software technology and the integration of our software technology into commercial computer networks and commercial personal digital assistant (PDA) devices. In May 2001, the inventors of the technology, methods and apparatus covered by the patent application sold the technology and assigned the intellectual property rights to Medicius, Inc. In July 2002, we prepared an additional derivative patent application that added additional patent claims to our claim portfolio. It was our intent to file derivative patent applications as needed covering the processes, use and functionality of our technologies and products as we further developed our methods and processes.

The company through its merger with Medicius, Inc. in 2002 gained assignment of proprietary systems covered by a portfolio of pending utility patent applications that make claim to methods and systems for managing medical patient-specific information and concurrently implementing fulfillment of this information by multiple health-services related providers for medically-related services for use over a computer network. The proprietary systems allow for patient information to be gathered from multiple authorized sources and then this information is provided at the point-of-care, and coordinated and compared with prescription formulary compliance, medical services providers and their payors, and multiple-rules based treatment plans provided by various sources (content). Patient case and episode information and care management, in coordination with the implementation of substantially paperless ordering and fulfillment of lab tests, prescriptions and referrals, is made available to attending health care professionals and support personnel in via the networked computer systems and PDA systems running the company’s proprietary software methods. The inventive system includes, in seamless essentially real-time communication over the Internet, a network of fully secure private sub-networks among the participants in the system, anchored by a PC as the client-server link to the Internet, with each of a plurality of PDA’s either docked to it or connected by commercially available wireless communications protocols. A suite of software applications, including medical, communications and database applications are resident on each PDA, and communications modules resident in the system automatically link to the PC via an available ISP to update those databases by a novel packet transmission method to maintain confidentiality of the transmitted information. Data is transferred by wireless link, such as radio frequency links among and between servers and PDA’s used in connection with the inventive system.

The original patent application, Patent Application 09776544, Information Management and Communications System and Method, Attorney Docket 0444.002, consisting of forty-eight separate claims was filed February 2, 2001. This application encompassed the method, system and apparatus of the invention described above. In July 2002 the company completed a derivative application that added seventeen additional claims to the application. These claims specifically augmented the original methods and apparatus to include methods surrounding a proprietary use of what is commonly known as Wi-Fi to transmit the packet data and databases described above.

Recently, during a follow-up with the USPTO, the company’s CFO and the Inventor of the above described methods and processes was informed by a representative of the USPTO that Patent Application 09776544 had been abandoned due to a non-timely filing of a fee and response by patent counsel. Unable to discuss these issues with counsel due to his lingering illness, the Inventor has subsequently petitioned the USPTO to re-activate the application. The company intends to engage new patent counsel to prosecute the applications.

In July 2002, we began application and received provisional approval for a family of trademarks making use of the mark MD@. The provisional approval applied to the first six individual marks applied for by us. At that time management was unsure whether to pursue these applications given the changes to our business focus. In early 2003 we abandoned these marks given our changed business focus.

We are in the process of applying for marks associated with our ResidenceWare hotel/motel products and technologies and our wireless SateLink products and technologies for the satellite media market. .

Government Approval and Effect on Us

Medical applications

Recent government and industry legislation and rulemaking, especially the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), and industry groups such as the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"), require the use of standard transactions, standard identifiers, security and other standards and requirements for the transmission of certain electronic health information. New national standards and procedures under HIPAA include the "Standards for Electronic Transactions and Code Sets" (the "Transaction Standards"); the "Security Standards" (the "Security Standards"); and "Standards for Privacy of Individually Identifiable Health Information" (the "Privacy Standards"). The Transaction Standards require the use of specified data coding, formatting and content in all specified "Health Care Transactions" conducted electronically.  However, because all HIPAA Standards are subject to change or interpretation and because certain other HIPAA Standards, not discussed above, are not yet published, we cannot predict the future impact of HIPAA on our business and operations. Additionally, certain state laws are not pre-empted by the HIPAA Standards and may impose independent obligations upon our customers or us.

Failure to comply with HIPAA, as well as other government organizations, may have a material adverse effect on our business. Government regulation of healthcare and healthcare information technology, are in a period of ongoing change and uncertainty and creates risks and challenges with respect to our compliance efforts and our business strategies. The healthcare industry is highly regulated and is subject to changing political, regulatory and other influences. Federal and state legislatures and agencies periodically consider programs to reform or revise the United States healthcare system. These programs may contain proposals to increase governmental involvement in healthcare or otherwise change the environment in which healthcare industry participants operate. Particularly, compliance with HIPAA and related regulations are causing the healthcare industry to incur substantial cost to change its procedures.  Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our products and services. Although we expect these regulations to have the beneficial effect of spurring adoption of our software products, we cannot predict with any certainty what impact, if any, these and future healthcare reforms might have on our business. Existing laws and regulations also could create liability, cause us to incur additional cost or restrict our operations.

Specific risks include, but are not limited to, risks relating to:

Electronic Prescribing: The use of our software by physicians to perform a variety of functions, including electronic prescribing, electronic routing of prescriptions to pharmacies and dispensing, is governed by state and federal law. States have differing prescription format requirements, which we have programmed into our software. Many existing laws and regulations, when enacted, did not anticipate methods of e-commerce now being developed. While federal law and the laws of many states permit the electronic transmission of prescription orders, the laws of several states neither specifically permit nor specifically prohibit the practice. Given the rapid growth of electronic transactions in healthcare, and particularly the growth of the Internet, we expect the remaining states to directly address these areas with regulation in the near future. It is possible that aspects of our MD@Hand software tools could become subject to government regulation. Compliance with these regulations could be burdensome, time-consuming and expensive. We also could become subject to future legislation and regulations concerning the development and marketing of healthcare software systems. These could increase the cost and time necessary to market new services and could affect us in other respects not presently foreseeable. We cannot predict the effect of possible future legislation and regulation; and,

Medical Devices: The United States Food and Drug Administration (the "FDA") has promulgated a draft policy for the regulation of computer software products as medical devices under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. To the extent that computer software is a medical device under the policy, we, as a manufacturer of such products, could be required, depending on the product, to:

  register and list our products with the FDA;

  notify the FDA and demonstrate substantial equivalence to other products on the market before marketing such products; or

  obtain FDA approval by demonstrating safety and effectiveness before marketing a product.

Depending on the intended use of a device, the FDA could require us to obtain extensive data from clinical studies to demonstrate safety or effectiveness, or substantial equivalence. If the FDA requires this data, we would be required to obtain approval of an investigational device exemption before undertaking clinical trials. Clinical trials can take extended periods of time to complete. We cannot provide assurances that the FDA will approve or clear a device after the completion of such trials. In addition, these products would be subject to the Federal Food, Drug and Cosmetic Act's general controls, including those relating to good manufacturing practices and adverse experience reporting. Although it is not possible to anticipate the final form of the FDA's policy with regard to computer software, we expect that the FDA is likely to become increasingly active in regulating computer software intended for use in healthcare settings.

Anti-Kickback Regulation: As a distributor of prescription drugs along the distribution chain that ultimately supply physicians, we are subject to the federal anti-kickback statute, which applies to Medicare, Medicaid and other state and federal programs. The statute prohibits the solicitation, offer, payment or receipt of remuneration in return for referrals or the purchase, or in return for recommending or arranging for the referral or purchase, of goods, including drugs, covered by the programs.

Licensure and Prescription Drug Distribution: As a distributor of drugs, we are subject to regulation by and licensure with the Food and Drug Administration (FDA), the Drug Enforcement Agency (DEA) and various state agencies that regulate wholesalers or distributors. We are subject to periodic inspections of our facilities by regulatory authorities, and adherence to policies and procedures for compliance with applicable legal requirements.

Currently, we do not bear any costs or any effects regarding compliance with environmental laws (federal, state, and local).

Research and Development Expenditures

instaCare acquired much of its software technology and intellectual properties a result of its merger with Medicius, Inc. in 2002, and has expensed all of the on-going development of those technologies and properties. Additional software research and development has subsequently occurred as part of instaCare's development of its ResidenceWare software systems. From inception and through June 30, 2005, instaCare's software research and development cost is $309,611.

Employees

As of the date of the filing of this registration statement, instaCare has a total of eighteen (18) employees of which nine (9) are full time. No full time employees are covered by labor agreements or employment contracts. Management believes our relations with our employees are good.

Reports to Security Holders

We are not required to deliver an annual report to security holders, and will not voluntarily send an annual report. However, we are a reporting company and file reports, proxy and information statements, with the Securities and Exchange Commission. The public may read and copy any materials you file with the SEC at the SEC's Public Reference Room at 100 F. Street, NE. Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and state the address of that site (http://www.sec.gov). We have a website at http://www.instacare.net. which provides a description of our services and products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements section included elsewhere in this prospectus.

Overview

Industry-Wide Factors

Prescription Drug Distribution and Delivery

Million of (American) patients lack prescription drug coverage; and over 70 million beneficiaries rely on Medicare, Medicaid and SCHIP programs. And while some large medical device and supply sponsor patient assistance programs through programs provided in partnership with other pharmaceutical companies; and the Partnership for Prescription Assistance offers a single point of access to more than 275 public and private patient assistance programs, including more then 150 programs offered by pharmaceutical companies, there is a growing demand for suppliers of pharmaceuticals and medical devices.

Furthermore, both government and private organizations are committed to widespread use of e-prescribing as well as additional electronic information that can be used to provide more support for using drugs safely and effectively to promote patient safety and quality health care. The intent is to implement this technology in tandem with Medicare prescription drug coverage being available to all people with Medicare, which begins Jan. 1, 2006.

It is expected that proposed e-prescribing regulations will adopt standards for:

  Transactions between prescribers and dispensers for new prescriptions,

  prescription refill request and response,

  prescription change request and response,

  prescription cancellation request and response,

  related messaging and administrative transactions.

  Eligibility and benefits inquires and responses between drug prescribers and prescription drug plans.

  Eligibility and benefits inquiries and responses between dispensers and sponsors.

  Formulary and benefit coverage information, including information on the availability of lower cost, therapeutically appropriate alternative drugs, if certain characteristics are met.

Electronic prescribing, or "e-prescribing," enables a physician to transmit a prescription electronically to the patient's choice of pharmacy. It also enables physicians and pharmacies to obtain from drug plans information about the patient's eligibility and medication history.

Having access to this information at the point of care makes writing, filling and receiving prescriptions quicker and easier, and it also makes it possible for physicians and pharmacies to make informed decisions about appropriate and lower-cost therapeutically-equivalent alternative medications.

Hotel/Motel Convenience Products

Historically hotels and motels have adopted specific technology that enhances the utility of either the in-room telephone(s) or the in-room cable linked television. Thus, most of the innovations in hotels and motels have leveraged devices where innovation is waning. The electronics in telephones and telephone systems are limited and, and the television's design tends to limit its utility to one-way communication directed at the person watching. Even add-on devices such as satellite boxes for televisions and streaming LCD's for telephones add only limited functionality. The person operating the telephone or television must do something away from that device should something of interest catch their eye. Thus local merchants who may opt to advertise their products and services via closed circuit television or a streaming LCD on a telephone hope that the person watching will remember their message and visit their establishment or call for service.

Our products for hotels and motels are two-way devices. Local merchants who opt to advertise via our wireless networks through the use of our wireless ResidenceWare devices are assured that if the person viewing the advertisements sees something of interest, commerce can immediately be initiated at the device.

Revenue and Sales Generation

We are focused on expanding our point-of-care software, and indigent patient care pharmaceutical fulfillment and electronic prescriptions processing system as well as our new ResidenceWare and SateLink product lines to increase revenues. With our recently acquired distribution and storage licenses granted from the state of New Jersey and North Dakota we have increased both revenue and sales. Currently, however, we are dependent on two customers for this product line: Novex International and Purity Wholesale Grocers, which collectively accounted for ninety (90%) percent of our revenues during the fist and second quarter of 2005.

Prescription Drug Distribution and Delivery

The retail prescription business - often subsidized or funded by government benefits -- is a development stage enterprise moving to take advantage of the tremendous opportunity in retail pharmacy business via direct mail order distribution of prescriptions and related products. As part of our acquisition of CareGeneration, Inc. we also acquired a proprietary retail mail order methodology for the distribution of pharmaceutical and healthcare supplies. We are now in the early stages of marketing pharmaceutical and healthcare supplies through mail order to minority and citizen organizations (religious groups, unions, etc.). We have also begun the process of contracting to offer discounted pharmaceutical and healthcare supplies marketed by mail order to state Medicaid and the Federal Medicare plans.

Hotel/Motel Convenience Products

Our hotel/motel marketing strategy targets hotel/motel owners through the provision of technology and services that specifically respond to their needs and requirements. We have designed products to furnish hotel and motel guests with a menu of food service, office services and other remote services that include those features that specifically respond to the requirements of the hotel/motel owner. We believe that the combination of unique and responsive benefits derived from our system coupled with its simplicity, portability, convenience and ease of use will initiate and propel its implementation throughout the industry.

Primary Services and Product lines

With our new prescription drug distribution business now coming on-line, we have decided to begin the practice of specializing in the distribution of medical diagnostic and medical disposable products associated with the on-going care of diabetes inflicted patients. This decision was made because the treatment and care of diabetes patients is an on-going lifetime process. To date we have entered into verbal agreements with distribution arms of two major manufactures and distributors of competing diabetic diagnostic products. We hope to conclude these negotiations and enter prime distribution agreements with these manufacturers during the fourth quarter of 2005. We plan to add more of these diagnostic products as we further specialize into this medical niche.

Our point of care software, and indigent patient care pharmaceutical fulfillment and prescriptions processing system can improve patient safety and reduce avoidable health care costs by decreasing prescription errors due to hard-to-read physician handwriting and by automating the process of checking for drug interactions and allergies. E-prescribing can also help make sure that patients and health professionals have the best and latest medical information at hand when they make important decisions about choosing medicines and enabling beneficiaries to get the most benefits at the lowest cost.

We also market products that compete in the real-estate management, hotel/motel and lodging sector. Our real estate and hotel/motel objectives include building electronic commerce networks based on personal digital assistants (PDA) to the hotels, motels and single building, multi-unit apartment buildings with a desire to offer local advertising and electronic services to their tenants/guests.

Prescription Drug Distribution and Delivery

Our primary goals for our products to these markets are:

a.

Providing medical communication devices based on networks of personal digital assistants (PDA). These products are believed to provide benefits of on demand medical information to private practice physicians, licensed medical service providers such as diagnostic testing laboratories, and medical insurers. We have created PDA-centric products and a suite of Internet enhanced software applications that include those features that specifically respond to the requirements of the practicing physician.

b.

Provide, as an emerging Internet pharmacy, retail drug prescriptions fulfillment with the goal of delivering affordable, discounted prescriptions to the millions of uninsured and underinsured consumers in the United States.

c.

Combining our newly acquired wholesale and retail drug distribution with our PDA technologies, creating wholesale and retail ePharmacies similar in function to existing Internet pharmacies but directed to serving the large base of underinsured and uninsured Americans; and

d.

The practice of specializing in the distribution of medical diagnostic and medical disposable products associated with the on-going care of diabetes inflicted patients now that our new prescription drug distribution business is coming on-line.

Hotel/Motel Convenience Products

We concentrate each of our marketing efforts in specific target geographic locations that permit the completion of our density strategy crucial to sustained penetration and long-term success. The creation of such networks will be conducted in multiple geographic locations simultaneously. Upon their completion in a particular geographic area the process employed is then introduced and replicated in other locations targeted for access. We believe that the products we market to hotels and motels are unique.

Challenges, Risks and Uncertainties

While large medical device and supply companies continue to show strong financial performance; for they have a healthy access to capital, many of the industries small companies are having difficulty funding operations.

Standards for communicating and interpreting health data are essential for obtaining greater benefits of e-prescribing. The current lack of common standards is a barrier to the use of health information technology, including e-prescribing. Adoption of e-prescribing standards by Medicare is expected to spur the use of e-prescribing throughout the nation's health care system and there is no assurance that when these standards are adopted our software will be compliant or compatible. Fortunately, however, additional standards will be tested through a pilot project and recommended for adoption in a final rule is to be issued no later than April 1, 2008. This “test period” will allow provide us time to review the proposed standard to seek compliance before the final approval takes effect no later than one year from the date the standards are issued.

We have an accumulated deficit as of June 30, 2005, and 2004 of $12,356,360 and $8,348,264, respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern. During our normal course of business, we will experience net negative cash flows from operations throughout 2005, at a minimum.

Recently, we have entered into several new business ventures, which has required us to enter the capital markets to obtain additional financing to fund payment of obligations and to provide working capital for operations. Because we believe we must increase our customer base for our point of care software, and indigent patient care pharmaceutical fulfillment and prescriptions processing system as well as our new ResidenceWare and SateLink product lines so as to continually to increase revenues, we aggressively implemented and are successfully executing our business and marketing strategy by retaining consultants and advisors. As in the past, we have funded these new ventures, and their relating operations by cash provided by financing activities for stock as well as paid the consultants and corporations assisting us with negotiations, marketing, to include customer introductions, primarily through the offerings of our common stock. both common and preferred, options and warrants; thus conserving our capital. Initial effects of these transactions have placed a substantial burden to the overall current value of our common stock, to the detriment of shareholders.

As discussed under “Legal Proceedings”, we have filed a Complaint against Mr. Ron Kelly and his related companies. On June 10, 2005 our Board of Directors removed Ronald R. Kelly as a director as a result of certain transactions and other actions expressed in our Complaint filed against Mr. Kelly. including a breach of Mr. Kelly's fiduciary duties as a member of our Board of Directors. Mr. Kelly did not serve on any committee of our Board of Directors at the time of his removal.

In the summer of 2003, we began discussions for a possible acquisition of MDU Services, Inc. (MDU), a Texas based company that was in several businesses, but of particular interest was MDU's business of providing kiosk-style access to the Internet at hotels and apartment buildings. Envisioning a more robust line of Internet connectivity products for the lodging and apartment management marketplaces, we made an initial offer to acquire MDU in the late fall of 2003. This acquisition has never progressed past the Due Diligence phase, even after we revised our offer in February 2004. Given the time that has passed and the lack of materials provided by MDU for our review, it is questionable whether this acquisition will close, although there are no penalties associated with a delayed closure. We remain interested in MDU's businesses.

Results of Operations for period ended June 30, 2005.

The following overview provides a summary of key information concerning our financial results for the period ended June 30, 2005 and 2004.

	For the six months ended		Increase
	June 30,		(Decrease)
	2005	2004

Revenue, net	$3,170,238	$112,942	$3,057,296
Cost of sales	2,763,893	-	2,763,893

Gross profit	406,345	112,942	293,403

Expenses:
Hardware costs	42,964	89,793	(46,829)
General & administrative expenses	312,676	108,310	204,366
Payroll expense	482,878	164,945	317,933
Professional fees	223,027	293,855	(70,828)
Stock-based compensation for employees	115,290	-	115,290
Stock-based compensation for professional fees	96,000		96,000
Stock-based compensation for consulting Services	461,385	988,519	(527,134)
Software development		86,308	(86,308)
Impairment loss on operating assets		278,428	(278,428)
Depreciation	26,274	57,945	(31,671)
Total expenses	1,760,494	2,068,103	(307,609)

Net operating (loss)	(1,354,149)	(1,955,161)	(601,012)

Other income (expense):
Loss on settlement	(169,768)	(377,136)	(207,368)
Loss - related party	(70,130)		70,130
Interest income	9,016	1,004	8,012
Merger expenses	(142,617)		142,617
Financing costs	(441,083)	(408,255)	32,828
Interest expense	(134,199)	(53,301)	80,898

Net (loss)	$(2,232,800)	$(2,792,849)	$(560,049)

Period ended June 30, 2005 compared to June 30, 2004

Revenue: Total revenue was $3,170,238 and $-0- for the second quarter of 2005 and 2004, respectively. Historically, the Company has been in a development stage. Our increase in revenue of $3,057,296 is due to commencement of operations in 2005. We cannot guarantee with certainty when we will begin to generate revenue sufficient to fund ongoing operations. Our future revenues will be reliant on the acceptance of our software systems, communication tools and suite of software applications as well as our growth in pharmaceutical sales.

Cost of sales: Consists of our cost of products held for resale. Cost of sales totaled $2,763,893 and $-0- for the second quarter of 2005 and 2004, respectively. The increase of $2,763,893 is also a result of our commenced operations in 2005.

EXPENSES

General and administrative: Our general and administrative expenses relate to the overhead costs of our corporate office. General and administrative expenses for the six-month period ended June 30, 2005 were $312,676 compared to $108,310 for the six-month period ended June 30, 2004 for an increase of $204,366. This increase is attributable to the additional overhead incurred with the commencement of operating activities.

Payroll expenses were $482,878 and $164,945 for the six-month period ended June 30, 2005 and 2004, respectively. Payroll expense consists of management and employee salaries and has increased $317,933. The increase is due to the addition of new employees and management to oversee the launch of our prescription drug and diagnostics channel business and our software systems, communication tools and suite of software applications.

Professional fees were $223,027 and $293,855 for the six-month period ended June 30, 2005 and 2004, respectively resulting in a decrease of $70,828. The decrease is a result of reduced legal fees during the period ended June 30, 2005 compared to 2004.

Stock-based compensation was $672,675 and $988,519 for the six-month period ended June 30, 2005 and 2004 respectively. The decrease of was the result of our prior efforts to conserve our cash resources during fiscal, 2004 whereby we retained the services of outside consultants and specialty service providers who agreed to provide services in exchange for our common stock in lieu of cash.

Software development costs were $-0- and $86,308 for the six-month periods ended June 30, 2005 and 2004, respectively. The decrease is a result of our completion of prior development efforts. We will continue to maintain and enhance our existing software as well as continue to focus on integrating our software systems, communication tools and suite of software applications with those of our partners.

Hardware costs were$42,964 and $89,793 for the six-month periods ended June 30, 2005 and 2004, respectively resulting in a decrease of $46,829. Hardware costs represent our PDA based ResidenceWare products associated with the purchase and installation of computer server hardware at our hotel/motel customer sites. Our decrease was the result a decrease in our ResidenceWare sales during 2005.

Impairment loss on operating assets was $-0- and $278,428 for the six-month periods ended June 30, 2005 and 2004 respectively. It is our company policy to periodically review all assets for impairment. Impairments are recognized in operating results to the extent that carrying values exceeds discounted cash flows of future operations. As of June 30, 2005, no impairment was identified.

Depreciation expense totaled $26,274 and $57,945 for the six-month periods ended June 30, 2005 and 2004 respectively. Our decrease is a result of the impairment of assets recorded as of December 31, 2004.

Operating expenses totaled $1,760,494 and $2,068,103 for the six-month periods ended June 30, 2005 and 2004, respectively resulting in an overall decrease in expense of $307,609. The decrease was primarily the result of our decrease in stock-based compensation agreements.

Net operating loss was $1,354,149 and $1,955,161 for the six-month periods ended June 30, 2005 and 2004, respectively. Our net operating loss decreased in the amount of $601,012 as a result of increased gross profit and a decrease in expenses due to our commencement of operations.

Loss on debt settlement: we retired past debts valued at $169,768 and $377,136 for the six-month periods ended June 30, 2005 and 2004, respectively. We periodically review the collectibility of all outstanding debts and when it is determined that the potential for collection is limited, we record a write-off of the outstanding balance. As of June 30, 2005, our write-down decreased in the amount of $207,368.

Interest income was $9,016 and $1,004 for the six-month periods ended June 30, 2005 and 2004, respectively resulting in an increase of $8,012. The increase was a result of our increased cash from operations available for deposit to interest bearing accounts.

Financing costs totaled $441,083 and $408,255 for the six-month periods ended June 30, 2005 and 2004 respectively for an increase of $32,828. The increase was the result of additional financing arrangements entered into in the current year.

Interest expense was $134,199 and $53,301 for the six-month periods ended June 30, 2005 and 2004, respectively resulting in an increase of $80.898. The increase is a result of additional interest incurred on current debt obligations for failure to comply with all terms of the agreements.

Net(loss) from operations was $2,302,930 and $2,792,849 for the six-month periods ended June 30, 2005 and 2004. Our decrease in net loss of $560,049 is the result of increased revenues and a decrease in overall expenses. We expected to continue to incur losses from operations until such time as revenues can be generated to cover all overhead and financing costs.

Three-months ended in 2005 compared to three-months ended in 2004

	For the three months ended
	June 30,		Increase
	2005	2004	(Decrease)

Revenue, net	$1,070,848	$57,550	$1,013,298
Cost of sales	861,152	-	861,152

Gross profit	209,696	57,550	152,146

Expenses:
Hardware costs	32,889	89,793	(56,904)
General & administrative expenses	137,740	49,228	88,512
Payroll expense	226,009	84,405	141,604
Professional fees	(55,591)	-	(55,591)
Stock-based compensation for employee Benefits	-	-
Stock-based compensation for professional fees	96,000	55,325	40,675
Stock-based compensation for consulting Services	115,005	503,400	(388,395)
Software development	-	16,667	(16,667)
Impairment loss on operating assets	-	166,955	(166,955)
Depreciation	13,136	24,630	(11,494)
Total expenses	565,188	990,403	(425,215)

Net operating (loss)	(355,492)	(932,853)	(577,361)

Other income (expense):
Loss on settlement	(169,768)	(60,000)	109,768
Loss - related party	(70,130)		70,130
Interest income	5,485	1,004	4,481
Merger expenses	(142,617)		142,617
Financing costs
Interest expense	(85,500)	(44,250)	41,250

Net (loss)	$(818,021)	$(1,036,099)	$(218,078)

Three Months Ended in 2005 Compared to Three Months Ended in 2004

Revenue was $1,070,848 and $-0- for the second quarter of 2005 and 2004, respectively. Historically, the Company has been in a development stage. Our increase is a result of our commencement of operations. As we emerge from the development stage, we have begun to generate revenue through our ResidenceWare and pharmaceutical supply sales.

Cost of sales totaled $861,152 and $-0- for the second quarter of 2005 and 2004, respectively. The increase in cost of sales is the direct result of our commencement of operations compared to our development stage during prior years.

EXPENSES

General and administrative expenses were $137,740 and $49,228 for the three-month periods ended June 30, 2005 and 2004 resulting in an increase of $88,512. We anticipate continued increases in expenses of office and overhead-related supplies in conjunction with the generation of revenues from commenced operations.

Payroll expense was $226,009 and $84,405 for the three-month periods ended June 30, 2005 and 2004, respectively. The increase of $141,604 is the result of increased staffing requirements due to the commencement of our business operations.

Professional fees were $(55,591) and $0 for the three-month periods ended June 30, 2005 and 2004, respectively. The credit reflected during the three-month period ended June 30, 2005 was the result of a reclassification of professional fees paid with stock in lieu of cash to stock-based compensation. Our cash paid professional fees remained the same.

Stock-based compensation was $211,005 and $558,725 for the three-month periods ended June 30, 2005 and 2004, respectively. The decrease of was the result of our prior efforts to conserve our cash resources during fiscal, 2004 whereby we retained the services of outside consultants and specialty service providers who agreed to provide services in exchange for our common stock in lieu of cash.

Software development was $-0- and $16,667 for the three-month periods ended June 30, 2005 and 2004, respectively. The decrease is a result of our completion of prior development efforts. We will continue to maintain and enhance our existing software as well as continue to focus on integrating our software systems, communication tools and suite of software applications with those of our partners.

Hardware costs were $32,889 and $89,793 for the three-month periods ended June 30, 2005 and 2004, respectively resulting in a decrease of $56,904. Hardware costs represent our PDA based ResidenceWare products associated with the purchase and installation of computer server hardware at our hotel/motel customer sites. Our decrease was the result a decrease in our ResidenceWare sales during 2005.

Impairment loss on operating assets was $-0- and $166,955 for the three-month periods ended June 30, 2005 and 2003 respectively. No impairment was recorded during the second quarter 2005.

Depreciation expense was $13,136 and $24,630 for the three-month periods ended June 30, 2005 and 2004, respectively. This represents depreciation of our assets and has decreased due to the asset impairment recognized as of December 31, 2004.

Total operating expenses were $565,188 and $990,403 for the three-month periods ended June 30, 2005 and 2004, respectively. The decrease in total operating expenses was primarily the result of lower overhead costs and a reduced need to engage outside service providers and consultants.

Net operating (loss) for the three-month periods ended June 30, 2005 and 2004 was $355,492 and $932,853. Our net operating loss decreased from due to the elimination of the impairment loss recognized during 2004 and a reduced need for outside service providers who were primarily engaged to facilitate our recent acquisition.

Loss on debt settlement, we retired uncollectible debts valued at $169,768 during the three-month period ended June 30, 2005 compared to $60,000 for the three-month period ended June 30, 2004.

Interest income was $5,485 and $1,004 for the three-month periods ended June 30, 2005 and 2004 respectively. An increase in the amount of $4,481 was realized due to the increased cash from operations available for deposit into interest bearing accounts.

Interest expense was $85,500 and $44,250 for the three-month periods ended June 30, 2005 and 2004, respectively. This increase in expense is a result of our financing arrangements with Mercator, etal.

Net (loss) from operations was $818,021 and $1,036,099 for the three-month periods ended June 30, 2005 and 2004, respectively. Our overall decrease in net loss is the result of increased revenues and a decrease in our operating expenses. We expect our net losses from operations to continue to decrease as our revenue increases.

Past and Future Projected Budget Expenses and Projected Milestones

Our forecasted use of funds through March 31, 2006:

Use of Funds	Expenditure	Rationale
Anticipated Licensing and physical plant for of Retail Pharmacy	$150,000

In June 2005 the company was contacted by an Economic Development Commission nearby to Fargo, ND. The EDC made a proposal, which we have accepted. We are now in the process of completing plans to build a mail order pharmacy close to Fargo, ND and to hire an attending pharmacist to oversee this operation.

General and Administrative	$150,000

As the company's prescription drug business has expanded we have found it necessary to place management talent in those regions where our major business growth is taking place. We have budgeted $150,000 to hire, train and place regional management.

Sales and Marketing Retail Pharmacy	$275,000

We will require marketing materials, mailing materials, an advertising agency and regional promotion of our retail pharmacy geared toward the uninsured and underinsured. We intend to execute these activities in phases. Phase 1 is anticipated to cost $275,000 and has been so budgeted.

Technology Implementation (MD@Hand)	$250,000

The key to our entry into the provision of medications for the poor and underinsured is a vehicle that will deliver prescriptions to our mail order pharmacy in North Dakota. The cost to implement the company's MD@Hand technology and the cost of the people to implement our plans in this area is budgeted at $250,000.

Prescription Drug Inventory	$275,000	We anticipate a prescription drug inventory of $275,000 for our mail order pharmacy in North Dakota.
Education/Field Training	$120,000	The initial cost of training the pilot clinics to use our MD@Hand technology is estimated to be $120,000. We expect training and education costs to entail 4,250 man hours.
Sales and Marketing Wholesale Drug Line	$225,000

The company has made inroads in the distribution of wholesale prescription drugs. We have a presence in Southern California, New York/New Jersey and South Florida. The company plans to expand its operations into Texas and the heart of the Midwest. We budget $225,000 for these expansion activities.

Cash anticipated CareGen acquisition	$95,000	We have expended $95,000 since our acquisition of CareGeneration, Inc. for the consolidation of activities. We do not expect additional expenditures.
Total	$1,265,000

Our anticipated milestones through March 31, 2006:

Activity	Anticipated Completion Date	Completion Date
Close Acquisition of CareGeneration, Inc.	March, 2005	Acquisition Closed (pending Complaint)
File for Retail Pharmacy license (AZ)	April, 2005	Completed, November, 2005
File for additional wholesale license (NJ)	May, 2005	Completed, July, 2005
Receive Retail license	June, 2005	Granted license from New Jersey.
Receive additional wholesale license	June 2005	Granted license from North Dakota on July 6, 2005
Secure supplier agreements (retail pharmacy)	June, 2005	Completed, July 7, 2005
Secure mail order pharmacy space, build inventory	July 2005	Completed, July 7, 2005; awaiting build-out
Add sales and marketing staff	August, 2005	We have increased our staff throughout 2005
Begin marketing HUD pilot	October 2005
Receive Retail license from Arizona and North Dakota	November, 2005
Initiate marketing to Medicaid clinics	January 2006

Internal and External Sources of Liquidity

On February 7, 2005, we reached an agreement with three entities: Mercator Momentum Fund, LP, Monarch Pointe Fund, Ltd. and Mercator Advisory Group, LLC (collectively the "investing entities"). Under this agreement, in return for a total investment of $2,000,000 USD from the investing entities, the last portion of which was received on February 22, 2005, instaCare agreed to issue and sell to the Purchasers an aggregate of: (a) Twenty Thousand (20,000) shares of our Series "C" Convertible Preferred Stock, $1000.00; and, (b) One Hundred Million (100,000,000) warrants to acquire up to One Hundred Million (100,000,000) shares of instaCare's common stock, 50,000,000 of the warrants having an exercise strike price of $.02 and 50,000,000 of the warrants having an exercise strike price of $.03.

Holders of series "C": convertible stock shall not have the right to vote on matters that come before the shareholders. Series "C" convertible preferred stock may be converted, the number of shares into which one share of Series "C" Preferred Stock shall be convertible shall be determined by dividing the Series "C" Purchase price by the existing conversion price which shall be equal to eighty percent of the market price rounded to the nearest thousandth, not to exceed $0.02 per share. Series "C" convertible stock shall rank senior to common stock in the event of liquidation. Holders' of Series "C" convertible stock shall be entitled to a mandatory monthly dividend equal to the share price multiplied by the prime interest rate plus five tenths percent. Series "C" convertible stock shall have a redemptions price of $100 per share, subject to adjustments resulting from stock splits, recapitalization, or share combination.

The number of shares the investing entities wish to convert and those warrant shares that any of the investing entities may acquire at any time are subject so that the aggregate number of shares of common stock of which such investing entities and all persons affiliated with the investing entities have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) remains less than ten percent of our then outstanding common stock.

On February 7, 2005, the Board of Directors approved the issuance of warrants to purchase 100,000,000 shares of our common stock to Mercator LLP in connection with financing arrangements. Such warrants are exercisable over a period of three years at an exercise price of $0.02 for the initial 50,000,000 shares and $0.03 for the remaining 50,000,000 shares. The value of the warrants using the Black-Scholes pricing model was $100,000, which was recorded as financing costs as of March 31, 2005.

On February 10, 2005, instaCare and Pinnacle entered into a Note Extension Agreement. Subject to the terms of this new agreement; on March 24, 2005, Pinnacle agreed to pay us $340,000 and (2) pay to Pinnacle's designee, CJR Capital, LLC, $60,000 towards Pinnacle's due diligence and legal expenses related to this new agreement. This new agreement has the following consequences: (1) the principal amount due under the Note automatically increases by $400,000 to $1,100,000; (2) the Maturity Date of the newly revised Note has been extended to April 24, 2006; and (3) the conversion price for those shares that underlie the Note was changed to $0.025.

In addition to the above, we agreed: (1) to deliver to Pinnacle's counsel an additional 83,000,000 shares of our common stock as additional escrow security, (2) issue to Pinnacle's designee, CJR Capital, LLC, 4,000,000 shares of our common stock towards Pinnacle's due diligence and legal expenses related to the revision of the Note; (3) issue to Pinnacle 9,000,000 shares of instaCare's common stock as a loan re-initiation fee; and (4) upon receipt of any properly crafted Seller's Representation Letter, deliver to Pinnacle an opinion of counsel to the effect that commencing March 24, 2005, Pinnacle may sell under Rule 144 promulgated under the Securities Act of 1933, as amended, shares surrendered to Pinnacle in accordance with this agreement, on condition that (1) Pinnacle uses the proceeds to pay down the indebtedness under the Note as of immediately prior to effectiveness of this agreement and (2) ceases to sell any of those Shares once that indebtedness has been paid off in full. We have recorded a financing expense in the amount of $227,500, the fair market value of the underlying shares. All of the shares required under the Note were delivered.

M and E Equities, LLC Renegotiated Note

Based on terms negotiated on March 4, 2002, and after a further documentation process that was completed on April 23, 2003, Medicius, Inc. our merger partner in our June 2002 merger was loaned $475,000 from M and E Equities, LLC (M&E). A condition of the loan stipulated that Medicius, Inc. complete its merger with us and become a fully reporting public company. As of December 31, 2003, after partial payment of interest and principal and a settlement of a legal dispute that arose over this note and other issues, the remaining value of the note and accrued interest was $522,527. On March 2, 2004, we renegotiated our debt with M&E. the terms of the agreement are stipulated as follows:

1.

$320,000 is paid to M&E by Wells & Company, Inc., Lima Capital, Inc., JC Financial and Corporate Architects, Inc. to satisfy a remaining principal amount of $400,000. We were informed that theses four entities purchased the note from M&E for investment purposes. At the time of the M&E Note transaction Wells & Company was a consultant to us providing merger and acquisition and strategic planning consultation to the officers of instaCare. Subsequently Wells & Company and Corporate Architects, Inc. have from time to time provided consulting services to us in the area of mergers, acquisitions consulting and introductory services to potential merger partners. We have no relationship with either Lima Capital, Inc. or JC Financial.

2.

M&E agreed to transfer 10,000,000 of the Class A Warrants, formerly issued by Medicius, Inc. with an expiration date of January 5, 2005 to Empyreon.net for $30,000 and 2,000,000 Class A Warrants to Mr. Moshe Mendlowitz for $20,000. We incurred financing costs during the year ended December 31, 2004 totaling $405,700, the deemed value of the Warrants on the transfer date based on the Black-Scholes Valuation Model.

3.

The outstanding note balance of $200,526 was recapitalized into 207,526 shares of our $0.001 par value Class A Convertible Preferred Stock and registered in M&E's name. Each share of Class A 2002 Convertible Preferred Stock is convertible into 18 shares (3,717,468 total) of our $0.001 par value common stock at $0.055556 per share. M&E agrees to hold the Preferred Shares for a minimum of one year, pursuant to Rule 144, with no conversions allowed during that period of time. After one year, M&E may convert and sell only 500,000 shares of our $0.001 par value common stock every 60 days as permissible by Rule 144.

The February 2005 investment by Mercator Momentum Fund, LP and Monarch Pointe Fund, Ltd. and the additional investment by Pinnacle Investment Partners, LP raised a total of $2,400,000. These funds were raised to facilitate our acquisition of CareGeneration, Inc., which was accomplished on February 25, 2005, and the investment required to plan, acquire and market the anticipated "closed door" internet pharmacy. We believe our cash and cash equivalents of $1,849,198 will be sufficient to fund ongoing fiscal 2005 and 2006 operations and provide for our working capital needs. Our current ratio as of March 31, 2005 was 1.92 given current assets of $2,774,900 and current liabilities of 1,446,883. Current ratio is calculated by dividing current assets by current liabilities. This ratio relates to our ability to pay short-term debt as it becomes due. Our ability to continue as a going concern is contingent upon our ability to achieve and maintain profitable operations. Revenues generated over and above expenses will be used for further development of our services, to provide financing for marketing and promotion, to secure additional customers, equipment and personnel, and for other working capital purposes.

Since inception, we have financed our cash flow requirements through the issuance of common stock and through the issuance of notes. During our normal course of business, we will experience net negative cash flows from operations, pending receipt of revenues. Further, we may be required to obtain financing to fund operations through additional common stock offerings and bank borrowings, to the extent available, or to obtain additional financing to the extent necessary to augment our available working capital.

Critical Accounting Policy and Estimates

Our discussion of financial condition and results of operations is based upon information reported in our financial statements. The preparation of these statements requires us to make assumptions and estimates that effect the reported amounts of assets, liabilities, revenues and expenses as well as the disclosure of contingent assets and liabilities at the date of our financial statements. We base our assumptions and estimates on historical experience and other sources that we believe to be reasonable at the time. Actual results may vary from our estimates due to changes in circumstances, politics, global economics, mechanical problems, general business conditions and other factors. Our significant accounting policies are detailed in Note 2 to our financial statements included in our Form 10-KSB for the fiscal year ended December 31, 2004. We have outlined below certain of these policies as being of particular importance to the portrayal of our financial position and results of operations, which require the application of significant judgment by our management.

Revenue recognition

The Company recognizes revenue on multi-deliverables in compliance with the requirements of EITF 00-21. As previously disclosed, the Company recognizes revenue based on contractual milestones achieved pursuant to terms outlined in each individual contract. Typical milestones would include completion of installation and functionality testing of hardware and/or software in the prescribed environment. Upon effective use, the client is invoiced, and the Company recognizes revenue. In addition, the company’s business model assumes several types of follow-on sales, such as paid advertising and additional hardware/software sales. Paid advertising consists of commercial use of the Company’s Residence Ware message management system whereby each company advertising on the Residence Ware pay a fee to the Company based on each sale generated through the advertisements. All revenue generated through the on-line adverting is recognized upon receipt of payment per SOP 97-2. Aftermarket sales and services are recognized upon shipment of product or completion of services.

Stock-based Compensation

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 123 (revised 2004) “Share-Based Payment” (“SFAS 123R), which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123R is similar to the approach described in Statement 123.  However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. We plan to adopt 123R no later than July 1, 2005.

DESCRIPTION OF PROPERTY

instaCare's headquarters and principal facilities are located at 2660 Townsgate Road, Suite 300, Westlake Village, CA 91361. This facility had been rented by Medicius, Inc. prior to our June 2002 merger. The lease terminated in September 2004. This 2300 sq. foot facility is currently rented on a month to month basis without a lease at a rate of $3750.00 per month. We may leave this facility at any time without penalty. In addition the CEO of instaCare, Robert Cox, at no cost to the corporation, is currently providing facilities at his offices in Ft. Salonga, New York, which are available to instaCare upon request and are used by Mr. Cox when he is not traveling.

On June 7, 2005, we entered into an exclusive agreement whereby we and our subsidiary PDA Services, Inc. (collectively “INCA”) and Colonia Natural Pharmacy, Inc., a New Jersey corporation, also known as CN Pharmacy (collectively "CNP"), and individuals Svetislav Milic ("Milic"), Nathan Kaplan ("Kaplan") whereby INCA has the rights to use Colonia Natural Pharmacy Inc.’s office and warehouse and shipping facility approved for the storage and shipping of pharmaceuticals, at 515 Iranan Avenue, Colonia, NJ 07067 . The rental fee is $1500.00 per month

We do plan to consolidate our offices in the foreseeable future. This consolidation may require one or more physical moves. If additional facilities are needed, management believes that suitable expansion space is available to meet our future needs at commercially reasonable terms.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2002 we issued 1,725,000 shares of our $0.001 par value common stock to CareDecision.net, Inc. pursuant to its election to convert 750,000 Preferred shares held in Medicius, Inc. CareDecision.net, Inc, was a private corporation that previous to our June 2002 merger with Medicius, Inc., current directors Keith Berman and Robert Jagunich had served in similar positions. This election was made pursuant to the Merger Agreement between Medicius, Inc. and InstaCare.

In November 2002 we issued 875,000 restricted shares of common stock to CareDecision.net, Inc., for purchasing there empower care software and the caredecision.net web domain. CareDecision.net, Inc, was a private corporation that previous to our June 2002 merger with Medicius, Inc., current directors Keith Berman and Robert Jagunich had served at CareDecision.net, inc. in similar positions.

In November 2002, we issued 640,000 restricted shares of common stock to Robert Jagunich for his exercising 640,000 merger warrants at a strike price of $0.05. Mr. Jagunich has been a director of the Company since January 2003.

In November 2002 we issued 1,267,963 restricted shares of common stock, to Keith Berman for retiring his Note. Mr. Berman has been Secretary, Chief Financial Officer and a director of the Company since January 2003.

During the six months ended June 30, 2003, instaCare acquired fully developed software from CareDecision.net, Inc, a private corporation where previous to our June 2002 merger with Medicius, Inc., and where current directors of instaCare Keith Berman and Robert Jagunich had served in similar positions. Pursuant to the agreement, instaCare paid CareDecision.net, Inc. the sum of $181,250 with 2,500,000 shares of our $0.001 par value common stock.

In December 2002 the Board of Directors agreed to issue restricted shares to Robert Cox, Keith Berman and William Lyons, pursuant to a bonus arrangement clause in the June 2002 merger agreement between the company and its merger target Medicius, Inc. These shares were issued in September 2003. Messrs. Berman and Lyons each received 1,250,000 restricted shares and Mr. Cox, the CEO of the company, 1,500,000 restricted shares. At the time of this issuance Mr. Cox was the sole officer and director. In January 2003 Messrs. Berman and Lyons were elected directors.

In September 2003 we issued 4,127,093 restricted shares of common stock to Robert Jagunich as compensation for services he had provided in October-December 2002. During the service provision period in 2002 Mr. Jagunich was neither an officer, director or affiliate of the company. Mr. Jagunich was elected as a director in January 2003.

Ronald Kelly served instaCare as a director and consultant. He acted as Vice-President and Director of our subsidiary Pharma Tech Solutions, Inc. In February 2005 our subsidiary Pharma Tech Solutions, Inc. acquired CareGeneration, Inc. a company controlled by Mr. Kelly. Upon the closing of that acquisition, Mr. Kelly was elected as a Director of instaCare and an officer and Director of our subsidiary. Subsequently, on June 10, 2005 he was removed for cause.

Our officers, Mr. Robert Cox and Mr. Keith Berman, serve as the sole officers for each of our two wholly owned subsidiaries formed on November 18, 2004: Pharma Tech Solutions, Inc PDA Services, Inc. For each subsidiary, the Mr. Cox and Mr. Berman serve in the following capacities:

Pharma Tech Solutions, Inc.	PDA Services, Inc.
President - Keith Berman	President - Keith Berman
Secretary - Robert Cox	Secretary - Robert Cox
Treasurer - Keith Berman	Treasurer - Keith Berman
Director - Keith Berman	Director - Keith Berman

There have been no other actual or proposed transaction that occurred over the past two years to which any person related to the issuer had or is to have a direct or indirect material interest as set forth in item 404 of Regulation S-B of the Securities and Exchange Act of 1933.

EXECUTIVE COMPENSATION

Compensation Table

The table below sets forth information concerning compensation for the named executive officer of instaCare for the periods indicated. We do NOT have any employment agreements with our executive officers.

Summary Compensation Table

Annual Compensation				Awards		Payouts
Name &			Other Annual	Restricted	Securities	Long-Term	All Other
Principal	Salary	Bonus	Compen -	Stock	Underlying	Incentive Plan	Compen-
Position	Year	($)	($)	sation ($)	Award(s)	Options (#)	Payouts ($)	sation ($)
Robert Cox,	2004	40,450
President	2003	30,000			750,000	750,000
	2002	30,000
	2001	100,000
Keith Berman,	2004	16,600
Secretary	2003	16,600			625,000	625,000
Treasurer	2002	16,820

DIRECTORS' COMPENSATION

As compensation for their services as members of the board of directors, in 2003 we issued to each independent board member stock options to purchase 20,000 shares of common stock at an exercise price of $.025 per share. These options are exercisable in full commencing December 19, 2003, and expire December 19, 2008. Outside directors are also paid a fee of $2,500 per quarter or $10,000 per year. The board members who are executives of instaCare received no additional compensation in excess of their management remuneration.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our independent auditors on accounting or financial disclosures.

FINANCIAL STATEMENTS

Index To Audited Financial Statements

PAGE

CONSOLIDATED BALANCE SHEET (UNAUDITED)	F-1

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)	F-2

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)	F-3 to F-4

NOTES TO FINANCIAL STATEMENTS	F-5 to F-10

instaCare Corp.

(formerly CareDecision Corporation)

Consolidated Balance Sheet

(unaudited)

(unaudited) June 30, 2005
Assets

Current assets:
Cash and equivalents	$1,466,721
Accounts receivable	256,053
Inventory	48,434
Prepaid compensation	110,670
Notes receivable	214,444
Total current assets	2,096,322

Fixed assets, net	157,277

Other assets:
Amortizable loan fees, net	72,417
$2,326,015

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$49
Convertible note payable	1,100,088
Total current liabilities	1,100,137

Stockholders’ equity:
Preferred series “A” stock, $0.001 par value, 750,000 shares authorized, 207,526 shares issued and outstanding	208
Preferred series “B” stock, $0.001 par value, 500,000 shares authorized, none
issued and outstanding	-
Preferred series “C” stock, $0.001 par value, 20,000 shares authorized, 20,000 shares issued and outstanding	20
Preferred series “D” stock, $0.001 par value, 750,000 shares authorized, none issued and outstanding
Common stock, $0.001 par value, 1,200,000,000 shares authorized, 488,777,249 shares issued and outstanding	488,777
Additional paid-in capital	13,163,363
Current year accumulated (deficit)	(2,302,930)
Accumulated (deficit)	(10,123,560)
1,225,879
$2,326,015

The accompanying notes are an integral part of these financial statements.

instaCare Corp.

(formerly CareDecision Corporation)

Consolidated Statements of Operations

(unaudited)

	(unaudited)		(unaudited)
	For the three months ended		For the six months ended
	June 30,		June 30,
	2005	2004	2005	2004

Revenue, net	$1,070,848	$57,550	$3,170,238	$112,942
Cost of sales	861,152	-	2,763,893	-

Gross profit	209,696	57,550	406,345	112,942

Expenses:
Hardware costs	32,889	89,793	42,964	89,793
General & administrative expenses	137,740	49,228	312,676	108,310
Payroll expense	226,009	84,405	482,878	164,945
Professional fees	(55,591)	-	223,027	293,855
Stock-based compensation for employee benefits	-	-	115,290
Stock-based compensation for professional fees	96,000	55,325	96,000
Stock-based compensation for consulting services	115,005	503,400	461,385	988,519
Software development	-	16,667	-	86,308
Impairment loss on operating assets	-	166,955	-	278,428
Depreciation	13,136	24,630	26,274	57,945
Total expenses	565,188	990,403	1,760,494	2,068,103

Net operating (loss)	(355,492)	(932,853)	(1,354,149)	(1,955,161)

Other income (expense):
Loss on settlement	(169,768)	(60,000)	(169,768)	(377,136)
Loss – related party	(70,130)	-	(70,130)	-
Interest income	5,485	1,004	9,016	1,004
Merger expenses	(142,617)	-	(142,617)
Financing costs	-	-	(441,083)	(408,255)
Interest expense	(85,500)	(44,250)	(134,199)	(53,301)

Net (loss)	$(818,021)	$(1,036,099)	(2,232,800)	(2,792,849)

Weighted average number of
common shares outstanding - basic and fully diluted	459,323,934	194,072,729	428,998,969	166,246,108

Net (loss) per share - basic and fully diluted	$(0.00)	$(0.01)	(0.01)	(0.02)

The accompanying notes are an integral part of these financial statements.

instaCare Corp.

(formerly CareDecision Corporation)

Consolidated Statements of Cash Flows

(unaudited)

	(unaudited)
	For the six months ended
	June 30,
	2005	2004
Cash flows from operating activities
Net (loss)	$(2,302,930)	$(2,792,849)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Stock-based compensation for employee benefits	115,290	-
Stock-based compensation for consulting services	604,630	988,519
Stock-based compensation for professional fees		293,855
Stock-based compensation for financing costs	227,500	423,977
Stock issued for debt conversion	215,950	-
Warrants issued for financing	107,000	-
Loss on settlement	239,898	278,428
Impairment loss on operating assets	-	377,136
Depreciation	26,274	57,945
Loan amortization	6,583	-
Changes in operating assets and liabilities
(Increase) in accounts receivable	(274,175)	(54,237)
Decrease in inventory	152,469	-
(Increase) in note receivable	(190,598)	50,000
(Increase) in prepaid compensation	(110,670)
(Increase) in other assets	(72,417)	-
(Decrease) in customer deposits	(12,500)	-
(Decrease) in other liabilities	(304,500)	(2,180)
(Decrease) in accounts payable – related party	(114,664)	-
Net cash (used) by operating activities	(1,686,859)	(379,406)

Cash flows from financing activities
Convertible notes - related party	-	(13,869)
Proceeds from notes payable to shareholders	-	35,334
Payments on note payable to shareholders	(11,027)	(102,635)
Revolving line of credit	114,350	-
Proceeds from long-term debts	400,000	721,088
Issuance of preferred series "C" stock	2,000,000	-
Issuance of common stock	227,772	425,400
Net cash provided by financing activities	2,731,095	1,065,318

Net increase in cash	1,044,236	685,912
Cash – beginning	422,486	29,273
Cash – ending	$1,466,722	$715,185

Supplemental disclosures:
Interest paid	$134,199	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

instaCare Corp.

(formerly CareDecision Corporation)

Consolidated Statements of Cash Flows (Continued)

(unaudited)

Non-cash transactions:
Number of shares issued for stock-based compensation	-	77,660,500
Number of warrants issued for interest expense	-	10,000,000
Number of common shares issued for settlement	-	6,510,000
Number of shares issued for consulting services	32,790,000	-
Number of common shares issued for debt conversion	26,886,828	7,350,000
Number of shares issued for financing	30,500,000	-
Number of preferred shares issued for financing	20,000	207,526
Number of shares issued per merger agreement	52,500,000	6,469,161
Number of stock options issued as compensation	63,000,000	-
Number of warrants issued for financing	103,500,000	-

The accompanying notes are an integral part of these financial statements.

instaCare Corp.

(formerly CareDecision Corporation)

Notes

Note 1 – Basis of presentation

The consolidated interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated interim financial statements be read in conjunction with the consolidated financial statements of the Company for the period ended December 31, 2004 and notes thereto included in the Company's Form 10-KSB. The Company follows the same accounting policies in the preparation of consolidated interim reports.

The Company was organized July 6, 2000 (Date of Inception) under the laws of the State of Nevada as Promedicius, Inc.. In May 2001 the Company changed its name to Medicius, Inc. On June 21, 2002, the Company merged with ATR Search Corp., a development stage company, and a Nevada corporation, and filed amended articles of incorporation changing its name to CareDecision Corporation and subsequently changed its name to InstaCare Corp. effective April 14, 2005. The Company was in the development stage through December 31, 2004. The year 2005 will be the first year during which the Company will be considered an operating entity no longer in the development stage.

Results of operations for the interim periods are not indicative of annual results.

Note 2 – Going concern

The Company has an accumulated deficit as of June 30, 2005, and 2004 of $12,356,360 and $8,348,264, respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern. From time to time the Company might need to turn to the capital markets to obtain additional financing to fund payment of obligations and to provide working capital for operations. Management is not currently seeking additional financing. The Company intends to acquire interests in various business opportunities, which in the opinion of management, will provide a profit to the Company. Management believes that its current business and other merger and acquisition activities will generate sufficient cash flows from future operations to pay the Company's obligations and working capital needs. There is no assurance any of these transactions will occur. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

instaCare Corp.

(formerly CareDecision Corporation)

Notes

Note 3 – Business combinations

On November 4, 2004, the Company entered into a definitive “Agreement and Plan of Merger” whereby the Company’s wholly owned subsidiary, Pharma Tech Solutions, Inc. (“Pharma Tech”), would acquire all of the outstanding shares of CareGeneration, Inc. (“CareGen”), a Nevada corporation, in exchange for 39,750,000 shares of Pharma Tech’s $0.001 par value common stock and 42,500,000 shares of the Company’s $0.001 par value common stock. On February 5, 2005, the Company consummated the Merger through the exchange of shares. CareGen ceased to exist and all assets, certain liabilities and capital accounts were assumed by Pharma Tech as the surviving corporation. The Merger was been structured as a tax-free exchange pursuant to internal revenue code 368, as amended.

Note 4 – Fixed assets

Depreciation expense totaled $26,274 and $24,630 for the six-month period ended June 30, 2005 and 2004, respectively.

Note 5 – Convertible notes payable

Pinnacle Investment Partners, LP Promissory Note

On March 24, 2004, the Company was loaned $700,000 from Pinnacle Investment Partners, LP (Pinnacle). The Secured Convertible Promissory Note bears interest at the rate of 12% per annum, initially matured on September 25, 2004, but was extended for an additional six months at the option of the Company, and was secured by 14,000,000 shares of the Company’s $0.001 par value common stock. Pinnacle, at its option, may elect to convert some or all of the outstanding principal amount of the Note into shares of the Company’s common stock at a conversion price of $.08 and upon the renewals to $0.025 per share, unless such conversion would result in Pinnacle being deemed the “beneficial owner,” within the meaning of Rule 13d-3 of the Securities Act of 1934. In the event the Company fails to pay any installment or principal or interest when due, the interest rate will then accrue at a rate of 24% per annum on the unpaid balance until the payment default is cured.

On February 10, 2005, the Company entered into a “Note Extension Agreement” with Pinnacle Partners, LP. The amended Agreement increased the principal balance of the original secured promissory note dated March 24, 2004 of $700,000 to $1,100,000 . Pursuant to the Agreement, the Company issued an additional 83,000,000 shares of its common stock as collateral for the additional principal of $400,000 and to further securitize the original $700,000 face value loan. In addition, the Company has issued 13,000,000 shares of its common stock as a renewal fee to Pinnacle Partners and CJR, Capital, LLC, its designee. The Company has recorded a financing expense in the amount of $227,500, the fair market value of the underlying shares.

instaCare Corp.

(formerly CareDecision Corp.)

Notes

The Company recorded interest expense totaling $134,199 and $53,301 during the six-months ended June 30, 2005 and 2004. The Company also recorded financing costs totaling $441,083 during the period ending June 30, 2005.

Note 6 - Commitments

On January 16, 2005, the Company entered into a three month consulting agreement with Steven Bayern, whereby Mr. Bayern agreed to provide business advisory and strategic planning and development services to the Company. As compensation for his services, the Company agreed to issue Mr. Bayern 5,000,000 shares of its $0.001 par value common stock with 1,250,000 vesting 15 days after the execution of agreement. As of June 30, 2005, the Company has expensed $42,500 as consulting fees per the agreement. This agreement was terminated by mutual consent of the parties on April 30, 2005.

On February 1, 2005, the Company entered into a financial consulting agreement with Pylon Management, Inc. expiring on December 31, 2005. Pursuant to the agreement, Pylon Management will be compensated for services in the form of option to purchase up to 18,500,000 shares of the Company’s common stock at $0.02 per share. As of June 30, 2005, 3,500,000 options have been granted.

On February 10, 2005, the Company entered into a six-month consulting agreement with Victor Pallante for financial advisory services in exchange for cash in the amount of $50,000 due upon execution of the agreement and 5,000,000 shares of the Company’s $0.001 par value common stock to be considered earned over the term of the agreement and issued incrementally. The company has issued 3,000,000 of the agreed upon compensation shares. As of June 30, 2005, the Company expensed consulting fees in the amount of $50,000.

Note 7 – Stockholder’s equity

The Company is authorized to issue 5,000,000 shares of $0.001 par value preferred stock; of which 750,000 shares are designated as Series A, 500,000 shares are designated as Series B, 20,000 shares are designated as Series C, 750 shares are designated as Series D, and 1,200,000,000 shares of $0.001 par value common stock.

Series “A” convertible preferred stock

Holders of series “A”: convertible stock shall not have the right to vote on matters that come before the shareholders. Series “A” Convertible Preferred stock may be converted at a rate of eighteen (18) shares of common stock for each share of Series “A” Convertible Preferred stock. Series “A” Convertible Preferred stock shall rank senior to common stock in the event of liquidation. Holders’ of Series “A” convertible stock shall be entitled to a 6% annual dividend payable in common stock, accrued and payable at the time of conversion, subject to adjustments resulting from stock splits, recapitalization, or share combination.

The Company issued 207,526 of its $0.001 par value preferred shares in April 2004 and recorded financing costs of $354,800. Each preferred share is convertible into eighteen (18) shares of the Company’s $0.001 par value common stock.

instaCare Corp.

(formerly CareDecision Corp.)

Notes

Series “C” convertible preferred stock

Holders of series “C”: convertible stock shall not have the right to vote on matters that come before the shareholders. Series “C” convertible preferred stock may be converted, the number of shares into which one share of Series “C” Preferred Stock shall be convertible shall be determined by dividing the Series “C” Purchase price by the existing conversion price which shall be equal to eighty percent of the market price rounded to the nearest thousandth, not to exceed $0.02 per share. Series “C” convertible stock shall rank senior to common stock in the event of liquidation. Holders’ of Series “C” convertible stock shall be entitled to a mandatory monthly dividend equal to the share price multiplied by the prime interest rate plus five tenths percent. Series “C” convertible stock shall have a redemptions price of $100 per share, subject to adjustments resulting from stock splits, recapitalization, or share combination.

On February 7, 2005, the Company reached an agreement with Mercator Momentum Fund, LP and Monarch Pointe Fund, Ltd. and Mercator Advisory Group, LLC (“the Purchasers”) whereby the Purchasers acquired 20,000 shares of the Company’s Series “C” preferred stock for cash in the amount of $2,000,000. Each share of preferred series “C” stock is convertible into shares of the Company’s common stock at a rate equal to 80% of the market price prior to conversion. The Company will also issue 100,000,000 warrants to purchase shares of the Company’s common stock, 50,000,000 of the warrants having an exercise price of $0.02 and 50,000,000 having an exercise price of $0.03. The value of the warrants, using the Black-Scholes pricing model, was $100,000 and this was recorded as a financing expense.

Common stock

On January 13, 2005, the Company issued 7,250,000 shares of its $0.001 par value common stock for services received in connection with financing arrangements valued at $137,750, the fair market value of the underlying shares.

On February 2, 2005, the Company issued 10,790,000 shares of its $0.001 par value common stock in exchange for consulting services valued at $183,430, the fair market value of the underlying shares.

On March 14, 2005, the Company issued 42,500,000 shares of its $0.001 par value common stock pursuant to the “Agreement and Plan of Merger,” entered into on November 4, 2005, to the shareholders of CareGen, Inc. (see note 2). The Company recorded and investment in the amount of $42,500. Additionally, the Company issued 10,000,000 shares of common stock to various individuals for cash in the amount of $28,050 and services valued at $151,950 which were expensed as consulting fees as of March 31, 2005.

On March 14, 2005, the Company issued 17,500,000 shares of its $0.001 par value common stock in exchange for services rendered in connection with financial consulting, valued at $190,000, and cash in the amount of $125,000.

During the period ended June 30, 2005, the Company issued 14,750,000 shares of its par value common stock in exchange for services rendered in connection with various consulting agreements. The value of the services is valued at $169,000, the fair market value of the underlying shares.

instaCare Corp.

(formerly CareDecision Corp.)

Notes

On May 5, 2005, a note holder elected to convert its face value note in the amount of $101,600 into 10,796,828 shares of the Company’s $0.001 par value common stock for full satisfaction of the loan plus accrued interest.

On June 28, 2005, a note holder elected to convert its face value note in the amount of $114,350 into 16,090,000 shares of the Company’s $0.001 par value common stock for full satisfaction of the loan plus accrued interest.

There have been no other issuances of preferred or common stock.

Note 8 – Warrants and options

On February 15, 2005, the Company granted stock options to three of its officers and director, to purchase 63,000,000 shares of $0.001 par value common stock at a strike price of $0.02 per share pursuant to the Company’s 2005 Stock Option Plan. The value of the options on the grant date using the Black-Scholes Model is $115,290, which has been recorded as compensation expense on the Statement of Operations as of June 30, 2005.

The following is a summary of activity of outstanding stock options under the 2005 Stock Option Plan:

		Weighted
		Average
	Number	Exercise
	Of Shares	Price
Balance, January 1, 2005	-	-

Options granted	63,000,000	$0.02
Options exercised	-	-

Balance, June 30, 2005	63,000,000	0.02

Exercisable, June 30, 2005	63,000,000	$0.02

The following is a summary of information about the 2005 Stock Option Plan options outstanding at June 30, 2005

Shares Underlying
Shares Underlying Options Outstanding				Options Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
	Underlying	Remaining	Average	Underlying	Average
Range of	Options	Contractual	Exercise	Options	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price

$0.02 - 0.02	63,000,000	3 years	$.02	63,000,000	$0.02

instaCare Corp.

(formerly CareDecision Corp.)

Notes

Pro forma information regarding net income and net income per share, as disclosed in Note 1, has been determined as if the Company had accounted for its non-employee stock-based compensation plans and other stock options under the fair value method of SFAS No. 123. The fair value of each option and warrant grant are estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	2005	2004

Average risk-free interest rates	3.50%	%
Average expected life (in years)	3
Volatility	0%	%

The Black-Scholes option valuation model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The weighted average fair value of options granted with exercise prices at the current fair value of the underlying stock during 2005 was approximately $0.02 per option.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

December 31, 2004 Financial Statements and Footnotes

TABLE OF CONTENTS

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	G-1 & G-2

CONSOLIDATED BALANCE SHEETS	G-3

CONSOLIDATED STATEMENTS OF OPERATIONS	G-4

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY	G-5 to G-8

CONSOLIDATED STATEMENTS OF CASH FLOWS	G-9

NOTES TO FINANCIAL STATEMENTS	G-10 to G-27

Beckstead and Watts, LLP

Certified Public Accountants

2425 W. Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984

702.362.0540 fax

Report of Independent Registered Public Accounting Firm

Board of Directors

InstaCare, Inc.

(formerly CareDecision Corp.)

We have audited the accompanying restated balance sheet of instaCare, Inc. (formerly CareDecision Corp.) (a development stage company) as of December 31, 2004, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, revised as described in Note 1, present fairly, in all material respects, the financial position of instaCare, Inc. (formerly CareDecision Corp.) (a development stage company) as of December 31, 2004, and the results of its operations, equity and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company’s 2004 accumulated deficit and additional paid in capital previously reported as $10,106,441 and $9,629,835, respectively should have been $10,223,372 and $9,629,835. This discovery was made subsequent to the issuance of the financial statements. The balance sheet has been restated to reflect this correction.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and has not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP

Henderson, Nevada

March 30, 2005, except for Note 1, as to which the date is July 15, 2005

Beckstead and Watts, LLP

Certified Public Accountants

2425 W. Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984

702.362.0540 fax

Report of Independent Registered Public Accounting Firm

Board of Directors

InstaCare, Inc.

(formerly CareDecision Corp.)

We have audited the accompanying restated balance sheet of instaCare, Inc. (formerly CareDecision Corp.) (a development stage company) as of December 31, 2003, and the related restated statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, revised as described in Note 1, present fairly, in all material respects, the financial position of instaCare, Inc. (formerly CareDecision Corp.) (a development stage company) as of December 31, 2003, and the results of its operations, equity and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company’s 2003 net loss previously reported as $2,168,808 should have been $2,362,987. This discovery was made subsequent to the issuance of the financial statements. The financial statements have been restated to reflect this correction.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP

Henderson, Nevada

March 29, 2004, except for Note 1, as to which the date is July 15, 2005

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Consolidated Balance Sheets

	December 31,	December 31,
	2004	2003
Assets	(RESTATED)	(RESTATED)

Current assets:
Cash and equivalents	$422,486	$29,273
Inventory	200,903	-
Notes receivable	107,500	50,000
Total current assets	730,889	79,273

Fixed assets, net	183,551	670,288

	914,440	749,561

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	114,702	-
Accrued expenses	304,750	-
Customer deposits	12,500	-
Notes payable to officers - short term portion	112,628	82,568
Note payable	-	572,527
Revolving line of credit	-	2,180
Total current liabilities	544,580	657,275

Notes payable to officers - long term portion	-	14,400
Long-term debts	700,088	-

	1,244,668	671,675

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares
authorized, 207,526 shares issued and outstanding	208	-
Common stock, $0.001 par value, 1,250,000,000 shares authorized,
263,100,421 and 120,244,921shares issued and outstanding
as of 12/31/04 and 12/31/03, respectively	263,100	120,245
Additional paid-in capital	9,629,835	5,629,986
(Deficit) accumulated during development stage	(10,223,372)	(5,672,345)
	(330,228)	77,887

	$914,440	$749,561

The accompanying notes are an integral part of these financial statements

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Consolidated Statements of Operations

			July 6, 2000
	For the year ended		(inception) to
	December 31,		December 31,
	2004	2003	2004
		(RESTATED)	(RESTATED)

Revenue	$182,112	$75,813	$259,925
Expenses:
General & administrative expenses	396,078	148,192	676,835
Payroll expense	369,448	213,012	769,279
Professional fees	-	62,422	234,274
Stock-based compensation	2,086,469	1,627,976	5,245,055
Software development	119,640	60,971	309,611
Impairment loss on operating assets	415,078	-	1,415,848
Depreciation	99,910	132,587	277,807
Total expenses	3,486,624	2,245,160	8,928,709

Net operating (loss)	(3,304,512)	(2,169,347)	(8,668,784)

Other income (expense):
Loss on settlement	(377,136)	(77,094)	(482,090)
Interest income	3,527	561	6,318
Merger expenses	(304,750)	-	(304,750)
Financing costs	(481,700)	-	(481,700)
Interest expense	(86,456)	(117,107)	(292,365)

Net (loss)	$(4,551,027)	$(2,362,987)	$(10,223,372)

Weighted average number of
common shares outstanding - basic and fully diluted	205,914,365	94,259,147

Net (loss) per share - basic and fully diluted	$(0.02)	$(0.03)

The accompanying notes are an integral part of these financial statements

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Consolidated Statement of Changes of Stockholders’ Equity

	Common Stock		Preferred Stock		Additional Paid-in Capital	(Deficit) Accumulated During Development Stage	Total Stockholders' Equity
	Shares	Amount	Shares	Amount

Shares issued for cash	6,000,000	$ 6,000	-	$ -	$ 8,695	$ -	$ 14,695

Net (loss),
July 6, 2000 (inception) to
December 31, 2000						(9,717)	(9,717)
Balance, December 31, 2000	6,000,000	6,000	-	-	8,695	(9,717)	4,978

Shares issued for services	500,000	500	-	-	-		500
Shares issued to acquire intellectual property	-	-	750,000	750	186,750		187,500
Shares issued for consulting services	250,000	250	-		324,750		325,000
Recapitalization adjustment	12,430,000	12,430	-	-	(12,430)		-

Net (loss), year ended December 31, 2001						(374,134)	(374,134)
Balance, December 31, 2001 (RESTATED)	19,180,000	19,180	750,000	750	507,765	(383,851)	143,844

The accompanying notes are an integral part of these financial statements

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Consolidated Statement of Changes of Stockholders’ Equity

	Common Stock		Preferred Stock		Additional Paid-in Capital	(Deficit) Accumulated During Development Stage	Total Stockholders' Equity
	Shares	Amount	Shares	Amount
Shares issued for consulting services on 3/6/2002	1,825,000	1,825			271,925		273,750
Shares issued for consulting services on 4/19/2002	500,000	500			42,000		42,500
Warrants issued for interest expense on 4/23/2002	-	-			112,800		112,800
Shares received and cancelled in
satisfaction of obligation on 6/28/2002	(1,935,000)	(1,935)			(94,815)		(96,750)
Shares issued pursuant to merger agreement on 7/9/2002	32,968,863	32,969			1,473,053		1,506,022
Shares issued for consulting services on 8/1/2002	3,000,000	3,000			147,000		150,000
Shares issued for Medicius shares on 8/1/2002	1,725,000	1,725	(750,000)	(750)	(975)		-

Shares issued for consulting services on 8/9/2002	2,000,000	2,000			138,000		140,000
Shares issued for consulting services on 10/2/2002	950,000	950			41,800		42,750
Shares issued for consulting services on 10/8/2002	6,327,737	6,328			310,059		316,387
Shares issued for cash on 11/21/2002	2,539,574	2,540			197,460		200,000
Shares issued for consulting services on 11/21/2002	3,515,000	3,515			253,080		256,595
Shares issued for cash on 11/21/2002	1,267,963	1,268			59,594		60,862
Shares issued for consulting services on 12/17/2002	1,500,000	1,500			94,500		96,000

Net (loss), year ended December 31, 2002						(2,925,507)	(2,925,507)
Balance, December 31, 2002 (RESTATED)	75,364,137	75,364	-	-	3,553,247	(3,309,358)	319,253

The accompanying notes are an integral part of these financial statements

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Consolidated Statement of Changes of Stockholders’ Equity

	Common Stock		Preferred Stock		Additional Paid-in Capital	(Deficit) Accumulated During Development Stage	Total Stockholders' Equity
	Shares	Amount	Shares	Amount
Stock options to acquire 5,500,000 shares of common stock granted on January 21, 2003	-	-			62,150		62,150
Shares issued for consulting services on 1/24/2003	5,500,000	5,500			225,500		231,000
Shares issued for cash on 4/22/03	1,538,500	1,539			48,462		50,000
Stock options to acquire 6,950,000 shares of common stock granted on July 18, 2003	-	-			141,085		141,085
Share dividend issued on 7/21/2003	6,469,161	6,469			(6,469)		-
Shares issued for services on 8/18/2003	1,800,000	1,800			123,200		125,000
Shares issued for consulting services on 8/18/2003	2,500,000	2,500			122,500		125,000
Shares issued to acquire software on 9/12/2003	2,500,000	2,500			178,750		181,250
Shares issued for services on 9/12/2003	14,521,248	14,521			588,940		603,461
Shares issued for settlement on 9/12/2003	741,875	742			36,352		37,094
Shares issued for cash on 9/18/2003	2,000,000	2,000			99,600		101,600
Shares issued for cash and services on 9/30/2003	850,000	850			41,650		42,500
Shares issued for services on 9/30/2003	1,000,000	1,000			49,000		50,000
Shares issued for cash and services on 11/8/2003	950,000	950			46,550		47,500
Stock options to acquire 7,300,000 shares
of common stock granted on November 24, 2003	-	-			91,980		91,980
Cancellation of shares on 11/26/2003	(1,290,000)	(1,290)			1,290		-
Shares issued for services on 11/26/2003	1,000,000	1,000			49,000		50,000
Shares issued for services on 11/26/2003	2,500,000	2,500			87,500		90,000
Shares issued for settlement on 12/3/2003	1,000,000	1,000			39,000		40,000
Shares issued for cash on 12/17/2003	800,000	800			31,200		32,000
Shares issued for cash on 12/18/2003	500,000	500			19,500		20,000

Net (loss), year ended December 31, 2003						(2,362,987)	(2,362,987)
Balance, December 31, 2003 (RESTATED)	120,244,921	120,245	-	-	5,629,986	(5,672,345)	77,886

The accompanying notes are an integral part of these financial statements

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Consolidated Statement of Changes of Stockholders’ Equity

	Common Stock		Preferred Stock		Additional Paid-in Capital	(Deficit) Accumulated During Development Stage	Total Stockholders' Equity
	Shares	Amount	Shares	Amount
Shares issued for services on January 9, 2004	6,500,000	6,500			255,000		261,500
Shares issued for services on January 13, 2004	1,550,000	1,550			65,950		67,500
Shares issued for services on January 20, 2004	7,250,000	7,250			282,750		290,000
Shares issued for services on January 23, 2004	205,000	205			9,020		9,225
Shares issued for services on February 23, 2004	2,000,000	2,000			78,000		80,000
Shares issued for services on March 3, 2004	900,000	900			35,100		36,000
Shares issued for debt conversion on March 3, 2004	7,350,000	7,350	207,526	208	514,650		522,208
Shares issued for dispute settlement on March 10, 2004	6,510,000	6,510			318,990		325,500
Shares issued for services on March 16, 2004	4,660,500	4,661			181,760		186,420
Shares issued for services on April 2, 2004	1,910,000	1,910			74,490		76,400
Shares issued for services on April 13, 2004	20,050,000	20,050			257,950		278,000
Shares issued for services on April 20, 2004	3,300,000	3,300			128,700		132,000
Shares issued for services on April 28, 2004	8,000,000	8,000			312,000		320,000
Shares issued for services on May 7, 2004	250,000	250			9,750		10,000
Shares issued for services on May 20, 2004	750,000	750			29,250		30,000
Shares issued for services on May 28, 2004	3,000,000	3,000			-		3,000
Shares issued for cash on June 2, 2004	775,000	775			30,225		31,000
Shares issued for cash on June 10, 2004	3,000,000	3,000			117,000		120,000
Shares issued for employee stock option plan on August 13, 2004	1,400,000	1,400			32,200		33,600
Shares issued for services on August 13, 2004	20,000,000	20,000			460,000		480,000
Shares issued for services on August 25, 2004	750,000	750			24,750		25,500
Shares issued for services on September 13, 2004	2,850,000	2,850			74,100		76,950
Shares issued for debt conversion on September 13, 2004	2,000,000	2,000			48,000		50,000
Shares issued for services on October 12, 2004	14,250,000	14,250			270,750		285,000
Shares issued for cash on October 12, 2004	9,750,000	9,750			185,250		195,000
Shares issued for renewal fees on November 2, 2004	4,000,000	4,000			34,000		38,000
Shares issued for cash on November 3, 2004	3,577,778	3,578			60,822		64,400
Shares issued for services on November 3, 2004	4,317,222	4,317			73,393		77,710
Shares issued for renewal fees on November 29, 2004	2,000,000	2,000			36,000		38,000

Net (loss), year ended December 31, 2004				-		(4,551,027)	(4,551,027)
Balance, December 31, 2004 (RESTATED)	263,100,421	$ 263,101	207,526	$ 208	$ 9,629,835	$ (10,223,372)	$ (330,228)

The accompanying notes are an integral part of these financial statements

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Consolidated Statements of Cash Flows

			July 6, 2000
	For the year ended		(inception) to
	December 31,		December 31,
	2004	2003	2004
Cash flows from operating activities
Net (loss)	$(4,551,027)	$(2,362,987)	$(10,223,372)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Stock-based compensation for employee benefits	738,600	-	738,600
Stock-based compensation for consulting fees	1,326,269	1,627,976	4,485,357
Stock-based compensation for software development	21,600	-	56,283
Stock-based compensation for financing costs	481,700	-	481,700
Warrants issued for interest expense	-	-	112,800
Loss on settlement	377,136	77,094	456,165
Impairment loss on operating assets	415,078	-	1,415,848
Depreciation	99,910	132,587	277,807
Changes in operating assets and liabilities
Decrease in prepaid interest	-	67,680	-
Decrease in loan to shareholder	-	9,576	-
(Increase) in inventory	(200,903)	-	(200,903)
(Increase) in note receivable	(57,500)	(44,624)	(107,500)
Increase in accrued expenses	304,750	-	304,750
Increase in accrued interest related to long-term debts	-	26,422	47,523
Increase in customer deposits	12,500	-	12,500
Increase (decrease) in accounts payable	114,702	-	119,525
Net cash (used) by operating activities	(917,184)	(466,276)	(2,022,916)

Cash flows from investing activities
Purchase of fixed assets	-	-	(60,000)
Net cash (used) by investing activities	-	-	(60,000)

Cash flows from financing activities
Convertible notes - related party	50,000	-	50,000
Proceeds from notes payable to shareholders	51,085	96,968	208,053
Payments on note payable to shareholders	(116,175)	-	(116,175)
Proceeds from revolving line of credit	-	2,180	2,180
Proceeds from long-term debts	700,088	50,000	1,225,088
Issuance of common stock	625,400	235,300	1,136,257
Net cash provided by financing activities	1,310,398	384,448	2,505,403

Net increase in cash	393,214	(81,828)	422,487
Cash – beginning	29,273	111,101	-
Cash – ending	$422,487	$29,273	$422,487

Supplemental disclosures:
Interest paid	$76,856	$-	$76,856
Income taxes paid	$-	$-	$-

Non-cash transactions:
Number of shares issued for stock-based compensation	125,573,900	31,159,748	51,102,985
Number of warrants issued for interest expense	-	-	24,000,000
Number of shares issued for settlement	6,510,000	1,741,875	8,251,875
Number of shares issued to acquire software	21,600	2,500,000	2,521,600
Number of shares issued as dividend	-	6,469,161	6,469,161
Number of stock options issued as compensation	1,400,000	19,750,000	21,150,000
Number of shares issued for debt conversion	9,350,000		9,350,000

The accompanying notes are an integral part of these financial statements

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

Note 1 – Significant accounting policies and procedures

Organization

The Company was organized July 6, 2000 (Date of Inception) under the laws of the State of Nevada, as Promedicius, Inc. On June 21, 2002, the Company acquired as a wholly-owned subsidiary ATR Search Corporation, and filed amended articles of incorporation changing its name to CareDecision Corporation.

The Company has a limited history of operations, and in accordance with SFAS #7, the Company is considered a development stage company.

Correction of an error

The Company has restated its previously issued consolidated financial statements for matters related to the following previously reported items: stockbased compensation and loss on debt settlement. The accompanying financial statements for December 31, 2004 have been restated to reflect the error corrections. The Company’s accumulated (deficit) at December 31, 2004, was increased by $116,931 as a result of prior period error corrections. The prior period errors had not effect on net income for the year ending December 31, 2004.

	2004	2003
Accumulated (deficit) at beginning of year, As previously reported	$(5,672,345)	$(3,192,427)
Prior period adjustment – Error in valuation of
Certain stock based compensation in 2002 and 2003	-0-	(116,931)
Accumulated (deficit) at beginning of period, As restated	(5,672,345)	(3,309,358)

Net (loss)	(4,551,027)	(2,362,987)

Accumulated (deficit) at end of period	$(10,223,372)	$(5,672,345)

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

Acquisition agreement with Medicius, Inc. (MED)

On July 6, 2000, the Company entered into an agreement with MED whereby the Company acquired as a wholly-owned subsidiary all of the issued and outstanding common stock of MED in exchange for 32,968,863 voting shares of the Company’s $0.001 par value common stock, of which the MED shareholders received 22,500,000 shares and CareDecision.net received 10,468,863 shares. An additional 1,500,000 shares of the Company’s $0.001 par value common stock was issued to Robert Cox, the former CEO and Chairman of ATR Search Corporation, the Company’s discontinued operating entity. The acquisition was accounted for using the purchase method of accounting. The value of the acquired fixed assets on the merger date was $1,704,703.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of December 31, 2004 and 2003.

Investments

Investments in companies over which the Company exercises significant influence are accounted for by the equity method whereby the Company includes its proportionate share of earnings and losses of such companies in earnings. Other long-term investments are recorded at cost and are written down to their estimated recoverable amount if there is evidence of a decline in value, which is other than temporary.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value.

Fixed assets

Fixed assets are stated at the lower of cost or estimated net recoverable amount. The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

Computer equipment	5 years
Software	5 years
Office furniture and fixtures	7 years

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which extend the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the costs and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is reflected in operations.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

Consolidation policy

The accompanying Consolidated Financial Statements include the accounts of the Company and its majority-owned subsidiary corporations, after elimination of all material intercompany accounts, transactions, and profits. Investments in unconsolidated subsidiaries representing ownership of at least 20% but less than 50%, are accounted for under the equity method. Nonmarketable investments in which the Company has less than 20% ownership and in which it does not have the ability to exercise significant influence over the investee are initially recorded at cost and periodically reviewed for impairment. As of December 31, 2004 and 2003, the Company did not have nonmarketable investments.

Revenue recognition

The Company recognizes revenue on multi-deliverables in compliance with the requirements of EITF 00-21. As previously disclosed, the Company recognizes revenue based on contractual milestones achieved pursuant to terms outlined in each individual contract. Typical milestones would include completion of installation and functionality testing of hardware and/or software in the prescribed environment. Upon effective use, the client is invoiced, and the Company recognizes revenue. In addition, the company’s business model assumes several types of follow-on sales, such as paid advertising and additional hardware/software sales. Paid advertising consists of commercial use of the Company’s Residence Ware message management system whereby each company advertising on the Residence Ware pay a fee to the Company based on each sale generated through the advertisements. All revenue generated through the on-line adverting is recognized upon receipt of payment per SOP 97-2. Aftermarket sales and services are recognized upon shipment of product or completion of services.

The cost of services, consisting of staff payroll, outside services, equipment rental, communication costs and supplies, is expensed as incurred.

Advertising costs

The Company expenses all costs of advertising as incurred. There was $2,500 and $0 advertising costs included in general and administrative expenses as of December 31, 2004 and 2003, respectively.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2004 and 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

Impairment of long-lived assets

The Company reviews its long-lived assets and intangibles periodically to determine potential impairment by comparing the carrying value of the long-lived assets with the estimated future cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future cash flows be less than the carrying value, the Company would recognize an impairment loss. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets and intangibles. The Company recognized impairment losses in the amount of $415,078 and $0 as of December 31, 2004 and 2003, respectively.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), “Reporting on the Costs of Start-Up Activities,” which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company’s financial statements.

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. There were no securities considered to be dilutive in the computation of earnings (loss) per share.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, “Disclosures About Segments of an Enterprise and Related Information.” The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

Stock-Based Compensation

The Company applies Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (“SFAS No. 123”), Accounting for Stock-Based Compensation, to stock-based employee compensation:

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

	2004	2003
Net (loss), as reported	$(4,551,027)	$(2,168,808)
Deduct: Total stock-based non-employee compensation expense determined under fair value based methods for all awards, net of related tax effects	(29,960)	(221,450)
Pro forma net (loss)	$(4,580,987)	$(2,390,258)
Net (loss) per common share
Basic (loss) per share, as reported	$(.022)	$(.02)
Basic per share, pro forma	$(.022)	$(.025)

As required, the pro forma disclosures above include options granted during each fiscal year. Consequently, the effects of applying SFAS No. 123 for providing pro forma disclosures may not be representative of the effects on reported net income for future years until all options outstanding are included in the pro forma disclosures.

Year end

The Company has adopted December 31 as its fiscal year end.

Note 2 – Impairment loss on operating assets

The Company determined during the year ending December 31, 2004 that it should write down certain fixed assets acquired with the Medicius, Inc. merger as an impairment loss after comparing the carrying value of the assets with the estimated future cash flows expected to result from the use of the assets. Accordingly, the write down resulted in the realization of a $415,078 impairment loss on operating assets recorded on the Statement of Operations for the year ended December 31, 2004.

Note 3 – Going concern

As shown in the accompanying financial statements, the Company has accumulated net losses from operations totaling $10,223,372, and as of December 31, 2004 and 2003, has had very limited revenues from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has generated limited revenue from its planned principal operations. In order to obtain the necessary capital, the Company has raised funds via private placement and debt offerings. If the securities and debt offerings do not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing, and there are no assurances that the Company will be successful. Without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

Note 4 – Inventory

Inventory consisted of the following at December 31:

	2004	2003
Work-in-progress	$ 58,587	$ -0-
Raw materials	142,316	-0-
LIFO inventories	$200,903	$ -0-

Note 5 – Fixed assets

Fixed assets consists of the following:

	December 31, 2004	December 31, 2003

Computer and office equipment	$ 30,387	$ 260,286
Software	398,720	583,899

	429,107	844,185
Less accumulated depreciation	(245,557)	(173,897)

Total	$ 183,550	$ 670,288

Depreciation expense totaled $99,910 and $132,587 for the years ended December 31, 2004 and 2003, respectively.

Note 6 – Notes payable and long-term debt

Related party Note

The Company owed two of its officers and directors $112,628 as of December 31, 2004. The short-term note bears interest at 9% per annum and is due on demand.

M and E Equities, LLC Renegotiated Note

Based on terms negotiated on March 4, 2002, and after a further documentation process that was completed on April 23, 2003, Medicius, Inc. the Company’s merger partner in its June 2002 merger, was loaned $475,000 from M and E Equities, LLC (M&E). A condition of the loan stipulated that Medicius, Inc. complete its merger with the Company and become a fully reporting public company. As of December 31, 2003, after partial payment of interest and principal and a settlement of a legal dispute that arose over this note and other issued, the remaining value of the note and accrued interest was $522,527. On March 2, 2004, the Company renegotiated its debt with M&E. the terms of the agreement are stipulated as follows:

1.	$320,000 is paid to M&E by Wells & Company, Inc., Lima Capital, Inc., JC Financial and Corporate Architects, Inc. to satisfy a remaining principal amount of $400,000.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

2.

M&E agreed to transfer 10,000,000 of the Class A Warrants, formerly issued by Medicius, Inc. with an expiration date of January 5, 2005 to Empyreon.net for $30,000 and 2,000,000 Class A Warrants to Mr. Moshe Mendlowitz for $20,000. The Company incurred financing costs during the year ended December 31, 2004 totaling $405,700, the deemed value of the Warrants on the transfer date based on the Black-Scholes Valuation Model.

3.

The outstanding note balance of $200,526 was recapitalized into 207,526 shares of the Company’s $0.001 par value Class A Convertible Preferred Stock and registered in M&E’s name. Each share of Class A 2002 Convertible Preferred Stock is convertible into 18 shares (3,717,468 total) of the Company’s $0.001 par value common stock at $0.055556 per share. M&E agrees to hold the Preferred Shares for a minimum of one year, pursuant to Rule 144, with no conversions allowed during that period of time. After one year, M&E may convert and sell only 500,000 shares of the Company’s $0.001 par value common stock every 60 days as permissible by Rule 144.

Pinnacle Investment Partners, LP Promissory Note

On March 24, 2004, the Company was loaned $700,000 from Pinnacle Investment Partners, LP (Pinnacle). The Secured Convertible Promissory Note bears interest at a rate of 12% per annum, matures September 25, 2004, except if extended for an additional six months at the option of the Company, and was secured by 17,000,000 shares of the Company’s $0.001 par value common stock. Pinnacle may, at its option, at any time from time to time, elect to convert some or all of the then-outstanding principal of the Note into shares of the Company’s $0.001 par value common stock at a conversion price of $0.08 per share, unless such conversion would result in Pinnacle being deemed the “beneficial owner” of 4.99% or more of the then-outstanding Common Shares within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended. In the event the Company fails to pay any installment or principal or interest when due, the interest rate will then accrue at a rate of 24% per annum on the unpaid balance until the payment default is cured.

Between September 25, 2004 and October 18, 2004, Pinnacle and the Company negotiated an extension to the Pinnacle Note with a separate set of renewal terms. On October 19, 2004, the Pinnacle Note was extended by the parties by virtue of a renewal and settlement agreement through January 24, 2005, and under certain conditions until March 24, 2005. The Company met those conditions by executing the definitive agreement to acquire CareGeneration, Inc. As a condition of renewal the Company was required to provide additional security of 2,000,000 shares of the Company’s $0.001 par value common stock, and Pinnacle was provided with a new election to convert some or all of the then-outstanding principal of the Note into shares of the Company’s $0.001 par value common stock at a conversion price of $0.045 per share. In addition, should the Company complete a merger or similar transaction prior to January 24, 2005, the Note will automatically be extended through March 24, 2005 with additional security due.

The Company recorded interest expense of $86,456 and $117,107 during the years ended December 31, 2004 and 2003, respectively.

Note 7 – Income taxes

For the year ended December 31, 2004, the Company incurred net operating losses and accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2004, the Company had approximately $10,223,372 of federal and state net operating losses. The net operating loss carryforwards, if not utilized will begin to expire in 2017.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

The components of the Company’s deferred tax asset are as follows:

As of December 31,
2004
Deferred tax assets:
Net operating loss carryforwards	$10,223,372
Total deferred tax assets	10,223,372

Deferred tax liabilities:
Depreciation	-

Net deferred tax assets before valuation allowance	10,223,372
Less: Valuation allowance	(10,223,372)
Net deferred tax assets	$-0-

Note 8 – Stockholder’s equity

The Company is authorized to issue 5,000,000 shares of $0.001 par value preferred stock and 1,250,000,000 shares of $0.001 par value common stock.

Preferred stock

The Company issued 207,526 shares of its $0.001 par value preferred shares for financing costs of $354,800. Each preferred share is convertible into 18 shares of the Company’s $0.001 par value common stock at $1.00 per share.

Common stock

The Company issued a total of 32,968,863 shares of its $0.001 par value common stock pursuant to its merger with Medicius, Inc. whereby each shareholder received three Company shares for every one Medicius, Inc. share held. The Company acquired approximately $1,506,022 in tangible and intangible assets as a result of the merger.

During the year ended December 31, 2002, the Company issued 1,725,000 shares of its $0.001 par value common stock to CareDecision.net, Inc. pursuant to its election to convert 700,000 shares of Medicius, Inc. $0.001 par value preferred stock into the Company’s common stock.

During the year ended December 31, 2002, the Company issued 2,539,574 shares of its $0.001 par value common stock for cash totaling $200,000.

During the year ended December 31, 2002, the Company issued 1,267,963 shares of its $0.001 par value common stock to an officer of the Company for cash totaling $40,000.

During the year ended December 31, 2002, the Company issued 19,617,737 shares of its $0.001 par value common stock to various individuals and entities for consulting services valued at $1,405,732, the fair market value of the underlying shares on the dates of issuance.

During the year ended December 31, 2002, the Company cancelled 1,935,000 shares of its $0.001 par value common stock to satisfy an obligation valued at $98,685.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

During the year ended December 31, 2003, the Company issued 31,159,748 shares of its $0.001 par value common stock to various individuals and entities for consulting services valued at $769,840, the fair market value of the underlying shares on the dates of issuance.

During the year ended December 31, 2003, the Company issued 5,100,000 shares of its $0.001 par value common stock for cash totaling $235,300.

The Company issued 6,469,161 shares of its $0.001 par value common stock as a dividend to its shareholders of record as of June 3, 2003, the grant date. The fair market value of the shares on the grant date was $0.061 per share resulting in compensation to the shareholders totaling $394,619.

During the year ended December 31, 2003, the Company issued 2,500,000 shares of its $0.001 par value common stock to acquire operating software valued at $181,250.

During the year ended December 31, 2003, the Company issued 1,741,875 shares of its $0.001 par value common stock as a dispute settlement valued at $77,094.

The Company issued 7,350,000 shares of its $0.001 par value common stock to various individuals to convert $522,000 in debt to equity during the year ended December 31, 2004.

The Company issued 6,510,000 shares of its $0.001 par value common stock in order to settle the disputes with investors and agents which arose over the M&E Note, and which allowed the M&E Note to be settled and converted. The value of the shares was $377,136 and is recorded as a loss on debt settlement during the year ended December 31, 2004.

On July 31, 2004, a note holder elected to convert its $50,000 face value loan into shares of the Company’s $0.001 par value common stock in full satisfaction of the loan plus accrued interest.

During the year ended December 31, 2004, the Company issued 108,805,500 shares of its $0.001 par value common stock to various individuals and entities for consulting services for the Company’s hotel network business, consulting fees associated with the Company’s proposed merger with Kelly companies, finders fees to two individuals who introduced the Company to its proposed satellite e-broadcast partner, finders’ fees to two individuals who introduced the Company to the Kelly Companies, agent’s fees associated with the Company’s proposed acquisition of MDU Services, Inc., agent’s fees for the introduction and fees associated with the company’s recent agreement with an e-business partner for the hotel product sector, contract fees associated to develop and complete certain software for its hotel sector product and technical expenses incurred associated with this agreement, documentation and initiation fees owing to the Pinnacle Note investment, collectively valued at $1,537,532 and professional fees valued at $493,737. Also as of December 31, 2004, the Company has placed in escrow 17,000,000 shares of its $0.001 par value common stock as security for the Pinnacle Note investment.

During the year ended December 31, 2004, the Company issued 6,000,000 shares of its $0.001 par value common stock in connection with loan renewal fees totaling $76,000.

Note 9 – Related party transactions

On July 1, 2002, Keith Berman, a beneficial owner and officer of the Company, contributed equipment valued at $27,857. The equipment is recorded as part of the total fixed assets received from the merger with Medicius, Inc.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

Medicius, Inc. acquired operating software from CareDecision.net, Inc, a privately owned corporation that completed several transactions with the Company. Pursuant to the agreement, Medicius, Inc. paid CareDecision.net, Inc. the sum of $187,500 with 700,000 shares of its $0.001 par value preferred stock. CareDecision.net, Inc. then elected to convert its preferred shares into 1,725,000 shares of the Company’s $0.001 par value common stock. As a result of the merger with Medicius, Inc., two of the beneficial owners of CareDecision.net are now beneficial owners of the Company.

The Company received $40,000 from Keith Berman, a beneficial owner of the Company, due on December 31, 2002 and accruing interest at 8% per annum. On December 31, 2002, Mr. Berman elected to convert the note plus interest into 1,267,963 shares of the Company’s $0.001 par value common stock. The fair market value of the shares on December 31, 2002 was $0.048 per share resulting in deemed interest expense totaling $20,862.

During the year ended December 31, 2003, the Company acquired fully-developed operating software from CareDecision.net, Inc, a private corporation with several control persons serving in similar positions at the Company. Pursuant to the agreement, the Company paid CareDecision.net, Inc. the sum of $181,250 with 2,500,000 shares of the Company’s $0.001 par value common stock.

During the year ended December 31, 2003, the Company received $50,000 from Dr. Thomas Chillemi, a Company shareholder, the note is convertible into 1,000,000 shares of the Company’s $0.001 par value common stock and carried with it 1,000,000 warrants exercisable on a one-for-one basis at a strike price at $0.05 per share (Chillemi 2003 Transaction #1). On April 22, 2003 Dr. Chillemi exercised the convertible portion of his note and converted the $50,000 debt into 1,000,000 shares of the Company’s $.001 par value common stock. According to the terms of Chilllemi 2003 Transaction #2 (see Note 10 below), Dr. Chillemi agreed to retire the 1,000,000 warrants.

Note 10 – Warrants and stock options

Warrants

During the year ended December 31, 2002, the Company issued 5,848,977 warrants in conjunction with the merger of Medicius, Inc. The warrants are convertible at a strike price of $.04, each warrant is exercisable into one share of the Company’s $0.001 par value common stock. The fair value of the warrants has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these warrants was $0.0261. The following assumptions were used in computing the fair value of these warrants: weighted average risk-free interest rate of 5.05%, zero dividend yield, volatility of the Company's common stock of 51% and an expected life of the warrants of two years. The warrants expire on June 27, 2005. Approximately $152,658 was added to the value of the assets acquired from the Medicius, Inc. merger as a result of the warrants. The added value was then written down and recorded as “impairment loss” for the year ended December 31, 2002.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

During the year ended December 31, 2002, the Company’s merger partner Medicius, Inc. issued a merger formula adjusted 12,000,000 Class A warrants to M and E Equities, Inc. The warrants are convertible at a strike price of $.0667, each Class A warrant exercisable into one share of the Company’s $0.001 par value common stock. The warrants expired on January 4, 2005. Upon exercise of each of the Class A warrants, if any, the Company’s merger partner Medicius, Inc. is obligated to issue one Class C warrant for each Class A warrant exercised, or a total issuance of up to 24,000,000 merger formula adjusted Class C warrants. The Class C warrants are convertible at a strike price of $.20, each Class C warrant exercisable into one share of the Company’s $0.001 par value common stock. The warrants expired on January 4, 2005. As of December 31, 2003 the Company has reserved 36,000,000 of its common stock shares should the warrantholders decide to exercise any of the 12 million Class A warrants before they expire, and any Class C warrants, should the Class A warrants have been exercised before the Class C warrants expire.

No warrants have been exercised through December 31, 2004.

Stock options

On January 1, 2003, the Company adopted its “2003 Stock Option Plan” (the “Plan”) and granted incentive and nonqualified stock options with rights to purchase 25,000,000 shares of the Company’s $0.001 par value common stock. The Company issued 14,600,000 shares of stock pursuant to the plan during the year ended December 31, 2003.

On January 21, 2003, the Company granted stock options to Dr. Thomas Chillemi, a Company shareholder, to purchase 2,000,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to the Company’s 2003 Stock Option Plan. The shares are registered and free-trading via Form S-8. The value of the options on the grant date using the Black-Scholes Model is $22,600, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003.

On January 21, 2003, the Company granted stock options to Dr. Joseph A. Wolf, a Company shareholder, to purchase 3,500,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to the Company’s 2003 Stock Option Plan. The shares are registered and free-trading via Form S-8. The value of the options on the grant date using the Black-Scholes Model is $39,550, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003.

On July 18, 2003, the Company entered into a consulting agreement with Dr. Chillemi, a Company shareholder, to perform corporate development services for the Company. As consideration, the Company granted stock options to purchase 3,000,000 shares of $0.001 par value common stock at a strike price of $0.05 per share pursuant to the Company’s 2003 Stock Option Plan (Chillemi 2003 Transaction #2). The shares are registered and free-trading via Form S-8. The value of the options on the grant date using the Black-Scholes Model is $60,900, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003. On October 1, 2003, Dr. Chillemi exercised 1,000,000 of his stock options as consideration for services performed valued at $50,000. On November 1, 2003, Dr. Chillemi exercised an additional 1,000,000 of his stock options as consideration for services performed valued at $50,000.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

On July 18, 2003, the Company entered into a consulting agreement with Dr. Wolf, a Company shareholder, to perform medical information technology services for the Company. As consideration, the Company granted stock options to purchase 950,000 shares of $0.001 par value common stock at a strike price of $0.05 per share pursuant to the Company’s 2003 Stock Option Plan. The shares are registered and free-trading via Form S-8. The value of the options on the grant date using the Black-Scholes Model is $19,285, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003. On October 31, 2003, Dr. Wolf exercised all 950,000 of his stock options by rendering $47,500.00 in cash.

On July 18, 2003, the Company entered into various consulting and service agreements with unrelated individuals to perform corporate strategic and developmental services for the Company. As consideration, the Company granted stock options to purchase 3,000,000 shares of $0.001 par value common stock at a strike price of $0.05 per share pursuant to the Company’s 2003 Stock Option Plan. The shares are registered and free-trading via Form S-8. The value of the options on the grant date using the Black-Scholes Model is $60,900, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003.

On November 24, 2003, the Company granted stock options to Dr. Thomas Chillemi, a Company shareholder, to purchase 2,500,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to the Company’s 2003 Stock Option Plan. The shares are registered and free-trading via Form S-8. The value of the options on the grant date using the Black-Scholes Model is $31,500, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003.

On November 24, 2003, the Company granted stock options to Dr. Joseph A. Wolf, a Company shareholder, to purchase 1,500,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to the Company’s 2003 Stock Option Plan. The shares are registered and free-trading via Form S-8. The value of the options on the grant date using the Black-Scholes Model is $18,900, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003.

On November 24, 2003, the Company entered into various consulting and service agreements with unrelated individuals to perform corporate strategic and developmental services for the Company. As consideration, the Company granted stock options to purchase 3,300,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to the Company’s 2003 Stock Option Plan. The shares are registered and free-trading via Form S-8. The value of the options on the grant date using the Black-Scholes Model is $41,580, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003.

As of December 31, 2003, outstanding stock options to acquire shares of common stock on a one-for-one basis totaled 5,150,000 at a weighted average exercise price of $.043. As of December 31, 2003, stock options in the Plan remaining to be issued totaled 5,250,000. The Plan stock options are 100% vested from the grant date.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

The following is a summary of activity of outstanding stock options under the 2003 Stock Option Plan:

		Weighted
		Average
	Number	Exercise
	Of Shares	Price
Balance, December 31, 2003	5,150,000	-

Options granted	-0-	$0.043
Options exercised	(-0-)	0.043

Balance, December 31, 2004	5,150,000	0.043

Exercisable, December 31, 2004	5,150,000	$0.043

The following is a summary of information about the 2003 Stock Option Plan options outstanding at December 31, 2004

Shares Underlying
Shares Underlying Options Outstanding				Options Exercisable

	Shares	Average	Weighted	Shares	Weighted
	Underlying	Remaining	Average	Underlying	Average
Range of	Options	Contractual	Exercise	Options	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price
$0.040 - 0.050	5,150,000	0 years	$0.043	5,150,000	$0.043

Pro forma information regarding net income and net income per share, as disclosed in Note 1, has been determined as if the Company had accounted for its non-employee stock-based compensation plans and other stock options under the fair value method of SFAS No. 123. The fair value of each option and warrant grant are estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	2004	2003
Average risk-free interest rates	5.05%	5.05%
Average expected life (in years)	2	2
Volatility	51.0%	51.0%

The Black-Scholes option valuation model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. During 2003, there were no options granted with an exercise price below the fair value of the underlying stock at the grant date.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

The weighted average fair value of options granted with exercise prices at the current fair value of the underlying stock during 2004 was approximately $0.043 per option.

On August 5, 2004 the Company adopted its “2004 Employee Stock Option Plan” (the “Plan”) and granted incentive and nonqualified stock options with rights to purchase 50,000,000 shares of the Company’s $0.001 par value common stock. The Company issued 50,000,000 shares of stock pursuant to the plan during the year ended December 31, 2004.

On August 5, 2004, the Company entered into various consulting and service agreements with unrelated individuals to perform corporate strategic and developmental services for the Company. As consideration, the Company granted stock options to purchase 20,000,000 shares of $0.001 par value common stock at a strike price of $0.024 per share pursuant to the Company’s 2004 Stock Option Plan. The shares are registered and free-trading under the Company’ 2004 Employee Stock Option plan filed via Form S-8. The value of the options on the grant date using the Black-Scholes Model is $480,000, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2004.

On October 12, 2004, the Company entered into various consulting and service agreements with Dr. Joseph Wolf, Leslie-Michelle Abraham and M. Thais Abraham to perform strategic and developmental services to facilitate the Company’s proposed merger with CareGeneration, Inc., among others. As consideration, the Company granted stock options to purchase 24,000,000 shares of $0.001 par value common stock at a strike price of $0.02 per share pursuant to the Company’s 2004 Stock Option Plan. The shares are registered and free-trading under the Company’ 2004 Employee Stock Option plan filed via Form S-8. The value of the options on the grant date using the Black-Scholes Model is $285,000, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2004.

On October 28, 2004, the Company entered into a second consulting and service agreement with Dr. Joseph Wolf to perform an enterprise value report for the Company’s proposed acquisition of CareGeneration, Inc. inclusive of that company’s recent receipt of certain prescription drug distribution licenses and other considerations. As consideration, the Company granted stock options to purchase 6,500,000 shares of $0.001 par value common stock at a strike price of $0.018 per share pursuant to the Company’s 2004 Stock Option Plan. The shares are registered and free-trading under the Company’ 2004 Employee Stock Option plan filed via Form S-8. The value of the options on the grant date using the Black-Scholes Model is $72,310.00, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2004.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

The following is a summary of activity of outstanding stock options under the 2004 Stock Option Plan:

		Weighted
		Average
	Number	Exercise
	Of Shares	Price

Balance, December 31, 2003	-	-

Options granted	50,000,000	$0.0214
Options exercised	49,750,000	0.0214

Balance, December 31, 2004	250,000	0.0214

Exercisable, December 31, 2004	250,000	$0.0214

The following is a summary of information about the 2004 Stock Option Plan options outstanding at December 31, 2004

Shares Underlying
Shares Underlying Options Outstanding				Options Exercisable

Weighted
	Shares	Average	Weighted	Shares	Weighted
	Underlying	Remaining	Average	Underlying	Average
Range of	Options	Contractual	Exercise	Options	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price

$0.018 - 0.024	250,000	0 years	$.0214	250,000	$0.0214

Pro forma information regarding net income and net income per share, as disclosed in Note 1, has been determined as if the Company had accounted for its non-employee stock-based compensation plans and other stock options under the fair value method of SFAS No. 123. The fair value of each option and warrant grant are estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	2004	2003

Average risk-free interest rates	5.25%	%
Average expected life (in years)	2
Volatility	57.08%	%

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

The Black-Scholes option valuation model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. During 2004 and 2003, there were no options granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of options granted with exercise prices at the current fair value of the underlying stock during 2004 was approximately $0.0141 per option.

Note 11 – Commitments and contingencies

Litigations

The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities, including product liability claims. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

Note 12 – Subsequent events

On February 10, 2005, the Company and Pinnacle Investment Partners, LP (“Pinnacle”), entered into a second Note Extension Agreement. The Company had previously issued to Pinnacle a $700,000 Secured (Convertible) Promissory Note bearing interest at the rate of 12% per annum, dated March 24, 2004 which provided for a maturity date of September 24, 2004, convertible into the Company’s common stock subject to certain conditions. In a Note Extension Agreement dated September 24, 2004, the Parties amended the Note and the related Pledge and Security Agreement, and under the terms of that particular Note Extension Agreement the maturity date of the Note became January 24, 2004 and upon further performance on the part of the Company a final maturity date of March 24, 2005.

Subject to the terms of this new agreement; on March 24, 2005, Pinnacle agreed to pay to the Company $340,000 and (2) pay to Pinnacle’s designee, CJR Capital, LLC, $60,000 towards Pinnacle’s due diligence and legal expenses related to this new agreement. This new agreement has the following consequences: (1) the principal amount due under the Note rises automatically increases by $400,000 to $1,100,000; (2) the Maturity Date of the newly revised Note has been extended for a period of 13 months to April 24, 2006; and (3) the conversion price for those shares that underlie the Note was changed to $0.025 from the previous conversion price of $.04.

In addition to the above, the Company also agreed: (1) to deliver to Pinnacle’s counsel an additional 83,000,000 shares of the Company’s common stock as additional escrow security, (2) issue to Pinnacle’s designee, CJR Capital, LLC, 4,000,000 shares of the Company’s common stock towards Pinnacle’s due diligence and legal expenses related to the revision of the Note; (3) issue to Pinnacle 9,000,000 shares of the Company’s common stock as a loan re-initiation fee.

instaCare Corp.

(formerly CareDecision Corp.)

(a Development Stage Company)

Notes to Restated Financial Statements

On February 7, 2005, the Company reached an agreement with three entities, Mercator Momentum Fund, LP, and Monarch Pointe Fund, Ltd. and Mercator Advisory Group, LLC (“MAG”). Under this agreement, in return for a total investment of $2,000,000 USD from the investing entities, the last portion of which was received on February 22, 2005, the Company agreed to issue and sell to the Purchasers an aggregate of: (a) Twenty Thousand (20,000) shares of a new issue Series C Convertible Preferred Stock, $1,000 per share which shall be convertible into shares of the Company’s common stock with the conversion rate pegged at 80% of the market for the Company’s common stock prior to any conversion, subject to certain conditions, and (b) One Hundred Million (100,000,000) warrants to acquire up to One Hundred Million (100,000,000) shares of the Company’s common stock, 50,000,000 of the warrants having an exercise strike price of $.02 and 50,000,000 of the warrants having an exercise strike price of $.03.

On February 11, 2005, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission to register the common shares of the Company’s common stock that underlie the Pinnacle agreement and the agreement with, Mercator Momentum Fund, LP, and Monarch Pointe Fund, Ltd. and Mercator Advisory Group, LLC.

Mergers and acquisitions

On November 3, 2004, and amended on December 27, 2004, the company entered into a Definitive Agreement that called for a series of transactions to be completed between CareDecision, Pharma Tech Solutions, Inc., the Company’s subsidiary and CareGeneration, Inc. the acquisition target, that when accomplished would merge CareGeneration, Inc. into the company’s subsidiary Pharma Tech Solutions, Inc. and whereby Pharma Tech Solutions, Inc. would be the surviving entity. The parties concluded the activities surrounding this acquisition on January 27, 2005. The acquisition closed on February 25, 2005. Pursuant to the agreements CareGeneration shareholders will receive 39,375,000 shares of the Subsidiary’s common stock, equaling approximately 49% of the outstanding shares of the Subsidiary, and 42,500,000 of the Company’s common stock in exchange for all of the shares of the Target common stock and all of the Target preferred stock. In addition, Company at closing will place in escrow up to 100,000,000 common stock shares, which may be paid to CareGeneration stockholders subject to earn-out provisions.

Issuances of Common Stock

The Company has issued 18,040,000 shares of its $0.001 par value common stock to various individuals and entities for cash totaling $292,500 and services valued at $50,600.00 subsequent to December 31, 2004 and through February 24, 2005.

CAREGENERATION, INC.

Beckstead and Watts, LLP

Certified Public Accountants

2425 W Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984 (tel)

702.362.0540 (fax)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of CareGeneration, Inc. (the “Company”) (A Development Stage Company), as of December 31, 2004, and the related statement of operations, stockholders’ equity, and cash flows for the period from February 18, 2004 (Date of Inception) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CareGeneration, Inc. (A Development Stage Company) as of December 31, 2004, and the results of its operations and cash flows for the period February 18, 2004 (Date of Inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP

March 30, 2005

CareGeneration, Inc.

Balance Sheet

December 31, 2004

Assets

Current assets:
Cash	$3,467
Prepaid compensation	147,560
Total current assets	151,027

Other assets:
Loan to affiliate	5,000
$156,027

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$-
Total current liabilities	-

Stockholders’ equity:
Common stock, $0.01 par value, 20,000,000 shares
authorized, 1,000,000 shares issued and outstanding	10,000
Additional paid-in capital	147,560
Deficit	(1,533)
156,027

$156,027

The accompanying notes are an integral part of these financial statements.

CareGeneration, Inc.

Statement of Operations

February 18, 2004
(Inception) to
December 31, 2004

Revenue	$-

Expenses:
General and administrative expenses	161
Professional and consulting fees	1,372
Total expenses	1,533

(Loss) before provision for taxes	(1,533)

Provision for income taxes	-

Net (loss)	$(1,533)

Weighted average number of
common shares outstanding – basic and fully diluted	1,000,000

Net (loss) per share – basic and fully diluted	$(0.00)

The accompanying notes are an integral part of these financial statements.

CareGeneration, Inc.

Statement of Stockholders’ Equity

			Additional		Total
	Common Stock		Paid-in		Stockholders’
	Shares	Amount	Capital	Deficit	Equity

February 2004
Founders shares issued for cash	1,000,000	$10,000	$ 147,560	$ -	$ 157,560
and prepaid compensation

Net (loss)
For the year ended December 31, 2004				(1,533)	(1,533)

Balance, December 31, 2004	1,000,000	$10,000	$ 147,560	$ (1,533)	$ 156,027

The accompanying notes are an integral part of these financial statements.

CareGeneration, Inc.

Statement of Cash Flows

February 18, 2004
(Inception) to
December 31, 2004
Cash flows from operating activities
Net (loss)	$(1,533)
Changes to operating assets and liabilities:
Loan to affiliate	(5,000)
Net cash (used) by operating activities	(6,533)

Cash flows from financing activities
Issuances of common stock	10,000
Net cash provided by financing activities	10,000

Net increase in cash	3,467
Cash – beginning	-
Cash – ending	$3,467

Supplemental disclosures:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

CareGeneration, Inc.

Notes

Note 1 – History and organization of the company

The Company was organized February 18, 2004 (Date of Inception) under the laws of the State of Nevada, as CareGeneration, Inc. The Company is authorized to issue 20,000,000 shares of its $0.01 par value common stock.

Note 2 – Accounting policies and procedures

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2004.

Revenue recognition

The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred.

Advertising costs

The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses in 2004.

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at December 31, 2004.

Impairment of intangible assets

The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. During the year ended December 31, 2004, the Company has not recorded an impairment related to its intangible asset (see Note 9).

CareGeneration, Inc.

Notes

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of December 31, 2004.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), “Reporting on the Costs of Start-Up Activities,” which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company’s financial statements.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2004. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. Fair values were assumed to approximate carrying values for cash, accounts payable and notes payable because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, “Disclosures About Segments of an Enterprise and Related Information”. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

CareGeneration, Inc.

Notes

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Recent pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

Year end

The Company has adopted December 31 as its fiscal year end.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of ($1,533) for the period from February 18, 2004 (inception) to December 31, 2004, and had no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management plans to raise funds via debt and/or equity financing in order to maintain operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Note 4 – Prepaid compensation

The Company entered into an agreement with its sole officer and director whereby the Company agreed to issue 1,000,000 shares of its $0.001 par value common stock as consideration for an executive consulting contract valued at $147,500 plus $10,000 cash. The terms of the agreement allow for the prepaid compensation in the amount of $147,500 to be earned over a period of one year.

CareGeneration, Inc.

Notes

Note 5 – Income taxes

For the years ended December 31, 2004, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2004, the Company had approximately $1,533 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2023.

The components of the Company’s deferred tax asset are as follows:

As of
12/31/04
Deferred tax assets:
Net operating loss carryforwards	1,533
Total deferred tax assets	1,533

Net deferred tax assets before valuation allowance	1,533
Less: Valuation allowance	(1,533)
Net deferred tax assets	$ -0-

For financial reporting purposes, the Company has incurred a loss in each period since its inception. Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2004.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

12/31/04
Federal and state statutory rate	$ (521)
Change in valuation allowance on deferred tax assets	521
$ -0-

Note 6 – Stockholders’ equity

The Company is authorized to issue 20,000,000 shares of its $0.01 par value common stock.

On February 18, 2004, the Company issued 1,000,000 shares of its $0.01 par value common stock to a sole officer and director in exchange for cash in the amount of $10,000.

As of December 31, 2004, there have been no other issuances of common stock.

Note 7 – Warrants and options

As of December 31, 2004, there were no warrants or options outstanding to acquire any additional shares of common stock.

CareGeneration, Inc.

Notes

Note 8 – Loan to affiliate

During the year ended December 31, 2004, the Company loaned $5,000 to an affiliate company with common ownership and management. The note has no interest and is due upon demand. As of December 31, 2004, the total amount owed is $5,000.

Note 9 – Prescription Drug Distribution License

On December 27, 2004, the Company’s controlling shareholder donated to the company a Wholesale Drug Distribution License issued by the State of Illinois and jointly governed by regulators from the State of Illinois, the U. S. Drug Enforcement Agency and the U.S. Food and Drug Administration. The same shareholder also donated a reciprocal drug distribution license issued by the State of Indiana, a client list and know-how in the form of written (published) drug distribution policies and procedures applicable to independent prescription drug and diagnostic distributors.

The Company has not assigned a value to the prescription drug distribution licenses. Licenses of this nature are tightly regulated and allocated by state and federal authorities and are often transferred as part of asset sales and/or sales of client lists. The Company has placed no value for the client list and know-how also donated.

Note 10 – Related party transactions

The Company does not lease or rent any property. Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 11 – Subsequent events

Mergers and acquisitions

On November 3, 2004, and amended on December 27, 2004, the company entered into a Definitive Agreement that called for a series of transactions to be completed between CareDecision Corporation, Pharma Tech Solutions, Inc., CareDecision’s “Subsidiary”, and the Company, that when accomplished would merge the Company into the Subsidiary and whereby the Subsidiary would be the surviving entity. The parties concluded the activities surrounding this acquisition on January 27, 2005. The acquisition closed on February 25, 2005. Pursuant to the agreements, the Company’s shareholders will receive 39,375,000 shares of the Subsidiary’s common stock, equaling approximately 49% of the outstanding shares of the Subsidiary, and 42,500,000 of CareDecision Corporation’s common stock in exchange for all of the shares of the Company’s issued and outstanding common stock and all of the Target preferred stock. In addition, CareDecision Corporation, at closing, will place into escrow up to 100,000,000 common stock shares which may be paid to the Company’s stockholders subject to earn-out.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ____________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

THE ARTICLES OF INCORPORATION OF THE COMPANY PROVIDE FOR INDEMNIFICATION OF EMPLOYEES AND OFFICERS IN CERTAIN CASES. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE

Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections

1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Expenses of Issuance and Distribution

The following is an itemized statement of the estimated amounts of all expenses payable by the registrant in connection with the registration of the common stock offered hereby:

Nature of Expenses	Amount
SEC Registration Fee	$1,219
Accounting Fees and Expenses	$10,500
Legal Fees and Expenses	$15,000
Printing Expenses	$1,000
Blue Sky Qualification Fees and Expenses	$1,000
Transfer Agent's Fee	$2,500
TOTAL	$31,219

Item 26. Recent Sales of Unregistered Securities

The following paragraphs set forth information with respect to all securities sold by us within the past three years without registration under the Securities Act of 1933, as amended (the "Securities Act"). The information includes the names of the purchasers, the date of issuance, the title and number of securities sold and the consideration received by us for the issuance of these shares.

During the month ended February 2002, we issued a total of 1,825,000 shares of our$0.001 par value common stock as set forth below:

On February 17, 2002, InstaCare executed a business consulting agreement with MLSA whereby InstaCare issued 1,350,000 shares of its $0.001 par value common stock to Mark Lancaster for consulting services valued at $162,000. The consulting services are to be rendered over a period of 90 days with an automatic three-month renewal provision. The shares , which were filed on Form S-8, were issued on March 1, 2002. Mr. Lancaster's services included his providing certain strategic planning services to the Corporation in the area of short term IT recruiting, aiding and assisting the Corporation as a consultant to potential strategic alliances with other similar short term IT firms.

On February 26, 2002, InstaCare executed a consulting agreement with Qurag, Inc. whereby InstaCare issued 475,000 shares to Chaim Drizin, a shareholder of InstaCare, for consulting services valued at $30,875. The shares, which were registered on Form S-8, were issued on March 1, 2002 The consulting services are to be rendered over a period of 90 days with an automatic three-month renewal provision. . The services included providing certain strategic planning services to the Corporation, aiding and assisting the Corporation as a consultant to potential strategic alliances with companies in Brooklyn, NY that were primarily Orthodox Jewish owned, in particular in the insurance trade.

On March 27, 2002, InstaCare executed a consulting agreement with Promark, Inc. whereby InstaCare issued 500,000 shares to Ken Lowman for consulting services valued at $50,000. The consulting services are to be rendered over a period of 90 days with an automatic three-month renewal provision. The shares, which were registered on Form S-8, were issued on April 17, 2002. Mr. Lowman's services included, providing certain strategic planning services to the Corporation as it prepared to be publicly traded and aiding and assisting the Corporation as a consultant to potential strategic alliances with Canadian firms.

On July 9, 2002, we issued a total of 32,968,863 shares of its $0.001 par value common stock pursuant to its reverse merger with Medicius, Inc. whereby each shareholder received three Company common stock shares for every one Medicius, Inc. common share held, and three point five Company shares for each preferred share. In addition each shareholder received one-half warrant for each Medicius, Inc. share held.

On July 12, 2002, InstaCare executed an addendum to the March 27, 2002, consulting agreement with Promark, Inc. whereby InstaCare issued 3,000,000 shares of its $0.001 par value common stock to Ken Lowman for consulting services valued at $150,000. . The shares, which were registered on Form S-8, were issued on July 19, 2002. The consulting services were to be rendered over a period of 90 days with an automatic three-month renewal provision.

On August 1, 2002, CareDecision.net, Inc. elected to convert those preferred shares that it owned in the merger target Medicius, inc. into 1,725,000 shares of our $0.001 par value common stock based upon the merger conversion formula for Medicius, Inc. preferred shares whereby CareDecision.net, Inc. received 3.5 common stock shares in InstaCare for each Medicius, Inc. preferred share.

On August 9, 2002, we issued 2,000,000 shares of our Common Stock to Barbara Asbell for post merger staffing and recruiting. The services provided were valued at $80,000. The shares were registered on Form S-8 on August 9, 2002

On September 4, 2002, we issued 950,000 shares of our Common Stock to Barbara Asbell for faciliting the relocation of operations from New York to California. The services were valued at $38,000. The shares were registered on Form S-8 on September 4, 2002.

On October 8, 2002 we issued 6,327,737 shares of our Common Stock as more fully described below. Shares to the shareholders listed in Table A were issued for conversion of their pre-June 2002 Medicius, Inc. notes. Shares issued to the shareholders in Table B were issued for services provided to Medicius, Inc. prior to the June 2002 merger. In each instance when issuing these shares the Company relied upon an exemption pursuant to Section 4(2) of the Securities Act of 1933.

Table A

NAME	NUMBER OF SHARES	MONETARY VALUE

Catherine Dewitt	726,000	$36,300.00
Leon B. Eisikowitz	38,070	1,903.50
Allen Zev Friedman	152,250	7,612.50
Marlene Kriger	38,070	1,903.50
Frady Makowsky	43,395	2,169.75
Joseph Makowsky	87,015	4,350.75
Benjamin Mayer	600,000	30,000.00
New York Auto Mall	217,485	10,874,25
P R Diamonds	76,125	3,806.25
Jennifer C. Schiffman	152,250	7,612.50
David Schwartz	810,000	40,500.00
Morris Weiss	61,350	3,067.50
Moshe Williger	87,015	4,350.75

Table B

Anfel Trading	524,781	$26,239.05
Barbara Asbell	218,057	10,902.85
Michael Belcher	9,722	486.10
Keith Berman	848,768	42,438.40
Alan Binder	5,556	277.80
John Garber	365,001	18,250.05
Robert Jagunich	773,768	38,688.40
William Lyons	272,224	13,611.20
Sanjay Patel	122,223	6,111.15
Michael Petras	66,667	3,333.35
Tom Poff	9,722	486.10
Shabnam Sharabi	5,556	277.80
Leslie Wolf	16,667	833.35

On November 21, 2002, we issued 3,515,000 shares of our $0.001 par value common stock to related parties for services as follows:

On November 21, 2002 we issued 875,000 restricted shares of common stock, to CareDecision.net, Inc., for purchasing the empower care software and the care.net web domain of CareDecision.net, Inc. We contracted for this transaction on September 30, 2002 but it was not completed until November 21, 2002. We valued the software and the web domain at $51,115.00. We relied on an exemption to registration pursuant to Section 4(2) of the Securities Act of 1933.

On November 21, 2002, we issued 640,000 restricted shares of CareDecision Corporation common stock to Robert Jagunich for his exercising 640,000 merger warrants at a strike price of $0.05. Mr. Jagunich initiated this transaction on September 30, 2002 but it was not completed until November 21,2002. The warrants underlying these shares were issued pursuant to the merger with Medicius, Inc. We relied upon an exemption to registration under Section 4(2) of the Securities Act of 1933.

On November 12, 2002, we issued a total of 2,000,000 restricted shares of its Common Stock to Robert Koch for consulting services valued at $80,000. Mr. Koch also requested a transfer of 1,500,000 of his restricted shares to a third party as a part of this transaction. The total restricted shares issued were 2,000,000. We contracted with Mr. Koch for this transaction on September 30, 2002 but it was not completed until November 21,2002. We relied on an exemption to registration pursuant to Section 4(2) of the Securities Act of 1933.

On November 21, 2002 we issued 1,267,963 restricted shares of common stock, to Keith Berman for his retiring his Note. We valued this issuance at $60,862.00. We contracted for this transaction on September 30, 2002 but it was not completed until November 21,2002. We relied on an exemption to registration pursuant to Section 4(2) of the Securities Act of 1933.

Additionally, we issued the following shares during the month of November 2002 for services to an unrelated party:

On November 21, 2002, we issued 2,539,574 restricted shares of its Common Stock to Paradigm Partners for consulting services valued at $200,000. We contracted for this transaction on September 30, 2002 but it was not completed until November 21,2002. We relied on an exemption to registration pursuant to Section 4(2) of the Securities Act of 1933. Paradigm was retained to provide information technology consulting to us to ascertain the applicability of our technologies to other markets. Paradigm had interest and expertise in certain real-estate.

On December 17, 2002, InstaCare issued 1,500,000 shares of our Common Stock to Glen Greenfelder, Jr. for business development, consulting services and professional services valued at $96,000. The shares were registered on Form S-8.

On January 24, 2004, we issued 5,500,000 shares of our $0.001 par value common stock for consulting services as follows:

On January 24, 2003, InstaCare issued 2,000,000 shares of its Common Stock to Dr. Joseph Wolf for general medical, third party reimbursement, pharmacy benefits management and pharmaceutical consulting services. The value of the service provided was $84,000. The shares were registered on Form S-8.

On January 24, 2003, InstaCare issued 3,500,000 shares of its Common Stock to Dr. Thomas Chillemi for personal services contract for medical consulting services and medical speaking engagements .The value of the service provided was $147,000. The shares were registered on Form S-8.

On March 28, 2003, InstaCare received $50,000 from Dr. Thomas Chillemi, an InstaCare shareholder and consultant. Dr. Chillemi's Note was convertible into 1,538,500 shares of InstaCare's $0.001 par value common stock and carries with it 1,538,500 warrants exercisable on a one-for-one basis at a strike price at $0.0325 per share. On April 22, 2003 Dr. Chillemi exercised the convertible portion of his Note and thereby converted the $50,000 debt into 1,538,500 shares of InstaCare's $.001 par value common stock. The share certificate for this conversion was issued on September 12, 2003. Dr. Chillemi was a sophisticated investor based on his financial resources and knowledge of investments. He had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On July 21, 2003, InstaCare issued 6,469,161 shares of its $0.001 par value common stock as a stock dividend to its shareholders of record as of that date. Accordingly, the issuance was exempt from registration requirements of the Act pursuant to Section 4(2) of the Act.

On August 18, 2003, we issued 1,800,000 shares of our $0.001 par value common stock for services as follows:

On August 18, 2003 InstaCare issued 75,000 shares, which were registered on Form S-8, to each of the following four employees as partial fulfillment of employment bonuses, for a total of 300,000 shares as follows:

Name	Number of Shares	Price	Monetary Value
Alan Binder	75,000	$.0694	$5,225
Shabnam Sharabi	75,000	$.0694	$5,225
Dale Richter	75,000	$.0694	$5,225
Tom Poff	75,000	$.0694	$5,225

On August 18, 2003, instaCare issued 1,500,000 shares of common stock to Anthony Quintiliana for contract services whereby Mr. Quintiliana would introduce InstaCare to potential commercial residential management companies in New York, New Jersey and Pennsylvania. The consulting services valued at $104,100 were rendered over a period of 90 days with an automatic three-month renewal provision. The consulting services agreements were made with Mr. Quintiliana, who is a sophisticated investor based on his financial resources and knowledge of investments. He had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

Additionally, on August 18, 2003, we issued 2,500,000 shares of our $0.001 par value common stock for services as follows:

On August 18, 2003, instaCare issued 2,500,000 shares of common stock to Barbara Asbell for contract services whereby Ms. Asbell services included the provision of certain strategic human resources services particularly in recruiting and hiring of programmers with a Microsoft Windows CE background. The services were valued at $125,000. The consulting services agreement was made with Ms. Asbell, who is a sophisticated investor based on her financial resources and knowledge of investments. She had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 31, 2003, InstaCare acquired fully-developed software from CareDecision.net, Inc, a private corporation with several control persons serving in similar positions at InstaCare. Pursuant to the agreement memorializing this transaction, InstaCare paid CareDecision.net, Inc. the sum of $181,250 by issuing 2,500,000 shares of InstaCare's $0.001 par value common stock. These shares were issued on September 12, 2003. When issuing these shares we relied on an exemption to registration pursuant to Section 4(2) of the Securities Act of 1933.

On September 12, 2003, instaCare issued 14,521,248 restricted shares to each shareholder listed below. In each case, the individual issued shares was a sophisticated investor based on his or her financial resources and knowledge of investments. He or she had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act. A detailed description of each issuance follows the table.

Robert Jagunich	4,127,093	Contract services
Wizard Enterprises	1,888,855	Contract services
Wizard Enterprises	2,500,000	Contract services
Barbara Asbell	1,000,000	Business consulting
Robert Cox	1,500,000	Merger shares bonus
Keith Berman	1,250,000	Merger shares bonus
William Lyons	1,250,000	Merger shares bonus

David Weinstein	5,300	Correction of issuance error

On September 12, 2003, instaCare issued 4,127,093 shares of restricted stock to Mr. Robert Jagunich for consulting services rendered to the Company during the year ended December 31, 2002. The consulting service was valued at $123,813.00. The consulting services agreement was made with Mr. Jagunich, who is a sophisticated investor based on his financial resources and knowledge of investments. He had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On September 12, 2003, InstaCare issued shares to Wizard Enterprises ("Wizard"). On December 13, 2002, InstaCare executed a consulting agreement Wizard, whereby InstaCare was required to issue 2,500,000 restricted shares for consulting services. The consulting services were to be rendered until that agreement terminated pursuant to written notification. Wizard's consulting services related to introductions of InstaCare's then new residential management product concept. The first consulting retainer was completed for introductions in New York City. The shares were issued when the contract was fulfilled. The value of these services was $125,000. When issuing these shares we relied on an exemption to registration pursuant to Section 4(2) of the Securities Act of 1933. On December 20, 2002, InstaCare executed a second consulting agreement with Wizard Enterprises ("Wizard"), whereby InstaCare was required to issue 1,888,855 restricted shares for the consulting continuation. The shares were issued when the contract was fulfilled. These shares were also issued on September 12, 2003. The value of these services was $75,554. Wizard had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On December 13, 2002, InstaCare executed a consulting agreement with Barbara Asbell, a shareholder of InstaCare, whereby InstaCare was required to issue 1,000,000 restricted shares for consulting services. The consulting services were over a period of not less than 90 days with an automatic three-month renewal provision. Ms. Asbell's services included the provision of certain strategic human resources services particularly in recruiting and hiring of programmers with a Microsoft Windows CE background. The shares were issued on September 12, 2003 subsequent to Ms. Asbell's fulfillment of the contract. The consulting services agreement was made with Ms. Asbell, who is a sophisticated investor based on his financial resources and knowledge of investments. She had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On September 12, 2003, InstaCare issued shares to Mr. Keith Berman, Mr. William Lyons and Mr. Robert Cox. On December 19, 2002 the Board of Directors agreed to issue restricted shares to Robert Cox, Keith Berman and William Lyons, pursuant to a bonus arrangement clause in the merger agreement between InstaCare and its merger target Medicius, Inc. Messrs. Berman and Lyons each were to receive 1,250,000 restricted shares and Mr. Cox, the CEO of InstaCare, 1,500,000 restricted shares. These shares were issued on September 12, 2003. The total of 4,000,000 restricted shares were valued at $160,000.00. As officers and/or directors of the Company, each individual had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On May 15, 2003, InstaCare and Mr. David Weinstein settled a share issuance error owing to unreadable documentation. As a settlement InstaCare issued 5,300 restricted shares to Mr. Weinstein and valued these shares at $205. These shares were issued on September 12, 2003. Mr. Weinstein had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On September 12, 2003, InstaCare issued to Mr. Sanjay Patel 2,500,000 shares of $0.001 par value common stock. When issuing these shares we relied on an exemption to registration pursuant to Section 4(2) of the Securities Act of 1933. These particular shares were issued as a result of notice received from CareDecision.net, Inc. whereby it was stated that it wished to transfer the 2,500,000 restricted shares it was to have received from the March 31, 2003 technology acquisition transaction to Mr. Sanjay Patel. CareDecision.net, Inc. asked InstaCare to provide the stock transfer agent with their transfer instructions. Upon receipt of these instructions on September 12, 2003, the transfer agent made a clerical error, issuing share certificates for the same shares to both CareDecision.net, Inc. and Mr. Patel. Upon notification to the stock transfer agent the share certificate for CareDecision.net, Inc. was canceled on September 26, 2003. Thus, InstaCare did not put a value on the share certificate for 2,500,000 shares to Mr. Patel since the shares provided to Mr. Patel had been valued upon their issue to CareDecision.net, Inc. Please see above.

On May 15, 2003, InstaCare and Mr. David Mizrahi settled a dispute that arose after the merger with Medicius, Inc., but that encompassed activities that pre-dated the merger. As a settlement InstaCare issued 741,875 restricted shares to Mr. Mizrahi and valued these shares at $37,094.00. These shares were issued on September 12, 2003. Mr. Mizrahi had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

During the month ended September 2003, we issued 2,000,000 shares of our $0.001 par value common stock for services as follows:

On September 18, 2003 InstaCare issued to Mr. Anthony Quintiliana,1,500,000 shares $0.001 par value common stock for consulting services. The shares are registered and free-trading via Form S-8. The value of the shares was $76,200. The consulting services were to be rendered for a period of 90 days, unless terminated pursuant to written notification by either InstaCare or Quintiliana. Quintiliana's consulting services related to introductions of InstaCare's then new residential management product concept for introductions to residential management companies on Long Island and southern New Jersey.

On September 30, 2003 InstaCare issued to Mr. Anthony Quintiliana 500,000 shares of $0.001 par value common stock for extending his September 18, 2003 consulting and introduction responsibilities. The value of the services provided was $25,400. The consulting services agreement was made with Mr. Quintiliana, who is a sophisticated investor based on his financial resources and knowledge of investments. He had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

Additionally, during the month ended September 2003, we issued 850,000 shares of our $0.001 par value common stock as follows:

On September 30, 2003, InstaCare executed a consulting agreement with Leslie-Michelle Abraham, whereby InstaCare issued 850,000 stock options, said options exercised into common stock shares for consulting services and cash valued at $42,500. The consulting services are to be rendered by Abraham until the Agreement terminates pursuant to written notification by either InstaCare or Abraham. Abraham's services were retained to secure a licensee or buyer for certain of InstaCare's medical software assets. The consulting services agreement was made with Ms. Abraham, who is a sophisticated investor based on his financial resources and knowledge of investments. She had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On October 1, 2003, InstaCare executed a consulting agreement with Thomas Chillemi, a medical doctor, whereby InstaCare issued 5,450,000 stock options, said options exercised by Chillemi for consulting services and cash. The consulting services provided were valued at $218,000. The consulting services are to be rendered by Chillemi until the Agreement terminates pursuant to written notification by either InstaCare or Chillemi. Chillemi's services were retained to locate and secure a closed-door pharmacy for acquisition. On October 1, 2003 and November 26, 2003 exercised 1,000,000, and 1,000,000 options respectively each valued at $50,000. The shares were registered on Form S-8.

On November 8, 2003, InstaCare issued Dr. Joseph Wolf 950,000 shares of $0.001 par value common stock for general consulting. The value of services provided was $47,500. The shares were registered on Form S-8.

On November 26, 2003 we issued to Dr. Thomas Chillemi, an InstaCare shareholder, 2,500,000 shares of $0.001 par value common stock for additional consulting services whereby Dr. Chillemi was retained to provide speeches, presentations and materials in structured settings to parties interested in investing or doing business with us. Chillemi agreed to limit his presentations to technical and medical issues in his area of expertise. The value of the services provided was $90,000. The consulting services agreement was made with Dr. Chillemi, who is a sophisticated investor based on his financial resources and knowledge of investments. He had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On November 26, 2003 InstaCare rendered to Chillemi 1,000,000 shares for additional consulting services whereby Dr. Chillemi was retained to provide speeches, presentations and materials in structured settings to parties interested in investing or doing business with CareDecision Corporation. Chillemi agreed to limit his presentations to technical and medical issues in his area of expertise. The value of services provided was $40,000. The shares were registered on Form S-8.

On December 17, 2003, we issued to Mr. Anthony Quintiliana, an InstaCare shareholder, 800,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to our 2003 Stock Option Plan. Mr. Quintiliana provided corporate development consulting relating to the Company's ResidenceWare products. The shares are registered and free-trading via Form S-8. The value of the services provided was $32,000.

On December 17, 2003, we issued to Leslie-Michelle Abraham, an InstaCare shareholder, 500,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to our 2003 Stock Option Plan. Ms. Abraham provided medical and pharmaceutical information technology consulting to the company. The shares are registered and free-trading via Form S-8. The value of the services provided was $20,000.

On January 9, 2004 we issued to Dr. Thomas Chillemi, an InstaCare shareholder, 2,600,000 shares of $0.001 par value common stock for additional consulting services whereby Dr. Chillemi was retained to provide speeches, presentations and materials in structured settings to parties interested in investing or doing business with us. Chillemi agreed to limit his presentations to technical and medical issues in his area of expertise. The value of the services provided was $104,000. The consulting services agreement was made with Dr. Chillemi, who is a sophisticated investor based on his financial resources and knowledge of investments. He had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On January 13, 2004, we issued to Mr. Eli Mandell, an InstaCare shareholder, 150,000 shares of $0.001 par value common stock at a strike price of $0.05 per share pursuant to our 2003 Stock Option Plan to perform strategic and developmental services relating to billing software acquisitions. The shares are registered and free-trading via Form S-8. The value of the services provided was $7,500.

On January 13, 2004, we issued to Armada Group USA, a consulting company, 300,000 shares of $0.001 par value common stock in lieu of a cash compensation for professional fees relating to the introduction of DataFuzion, Inc. The services provided were valued at $12,000. Armada Group USA, Inc. had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On January 13, 2004, we issued to Mr. David Weinstein, an InstaCare shareholder, 205,000 shares of $0.001 par value common stock in lieu of 2002 merger induced costs valued at $9,225. Mr. Weinstein is a sophisticated investor based on his financial resources and knowledge of investments. He had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On January 30, 2004 we issued to Leslie-Michelle Abraham, an InstaCare shareholder, 300,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to our 2003 Stock Option Plan. Ms. Abraham performed strategic and developmental consulting services within the pharmaceutical industry. Each of the shares are registered and free-trading via Form S-8. The value of the services provided was $12,000.

On January 30, 2004 we issued to Dr. Joseph A. Wolf, an InstaCare shareholder, 400,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to our 2003 Stock Option Plan. Dr. Wolf performed strategic and developmental consulting services within the pharmaceutical industry relating to pharmacy benefit plans. Each of the shares are registered and free-trading via Form S-8. The value of the services provided was $16,000.

On January 30, 2004, we issued to Mr. Anthony Quintiliana, an InstaCare shareholder,

550,000 shares of $0.001 par value common stock at a strike price of $0.05 per share pursuant to our 2003 Stock Option Plan. Mr. Quintiliana provided strategic and developmental consulting services relating to the expansion of our ResidenceWare to high-rise apartments on the east coast. Each of the shares are registered and free-trading via Form S-8. The value of the services provided was $27,500.

On February 6, 2004, we issued shares to Ms. Barbra Asbell, an InstaCare shareholder, in the amounts of 550,000 and 1,000,000, and 1,750,000 (collectively 3,250,000) shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to our 2003 Stock Option Plan. Ms. Asbell performed strategic and developmental consulting services relating to the staffing and training of for our ResidenceWare product line. Each of the shares are registered and free-trading via Form S-8. The value of the services provided were $20,000, $40,000 and $70,000, respectively, (collectively $130,000).

On February 6, 2004, we issued to Mr. Anthony Quintiliana, an InstaCare shareholder, 600,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to our 2003 Stock Option Plan. Mr. Quintiliana provided strategic and developmental consulting services relating to the expansion of our ResidenceWare to high-rise apartments on the east coast.. Each of the shares are registered and free-trading via Form S-8. The value of the services provided was $24,000.

On February 6, 2004, we issued to Dr. Joseph A. Wolf, an InstaCare shareholder, 1,150,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to our 2003 Stock Option Plan. Dr. Wolf performed strategic and developmental consulting services within the pharmaceutical industry relating to pharmacy benefit plans. Each of the shares was registered and free-trading via Form S-8. The value of the services provided was$46,000.

On February 6, 2004, we issued to M. Leslie-Michelle Abraham, an InstaCare shareholder, 1,000,000 shares of $0.001 par value common stock. Ms. Abraham provided strategic and developmental consulting services within the pharmaceutical industry. The shares are registered and free-trading via Form S-8. The value of the services provided was $40,000.

On February 6, 2004 , we issued to Dr. Thomas Chillemi, an InstaCare shareholder, 1,250,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to our 2003 Stock Option Plan. Dr. Thomas Chillemi provided corporate development consulting services relating to merger and acquisitions within the medical industry. The shares are registered and free trading via Form S-8. The value of the services provided was $50,000.

On February 23, 2004, we issued to Wells & Co., a consulting company, 1,350,000 shares of $0.001 par value common stock for services. The value of the services provided was $54,000. The shares were treasury issue warrant conversion shares. When the consulting services agreement was made with Wells & Co., they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On February 23, 2004, we issued to Lima Capital, Inc., a consulting company, 650,000 shares of $0.001 par value common stock for introduction to merger candidate, Kelly Companies. The value of the services provided was $26,000. The shares were treasury issue warrant conversion shares. When the consulting services agreement was made with Lima

Capital, Inc., they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 3, 2004, we issued to Dr. Joseph A. Wolf, an InstaCare shareholder, 400,000 shares of $0.001 par value common stock for merger and acquisition consulting pursuant to the exercising of merger warrants at a strike price of $0.04 per share. The value of the services provided was $16,000. The shares were treasury issue warrant conversion shares. When the consulting services agreement was made with Dr. Wolf, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 3, 2004, we issued to Ms. Leslie-Michelle Abraham, an InstaCare shareholder, 500,000 shares of $0.001 par value common stock pursuant to the exercising of merger warrants at a strike price of $0.04 per share. The value of the shares on the issue date was $20,000. The shares were treasury issue warrant conversion shares. When the consulting services agreement was made with Ms. Abraham, she had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 5, 2004 we completed several transactions owing from a note conversion and Note Settlement Agreement that ended a dispute with M & E Equities. A group of investors- listed in the chart below- collectively paid $320,000 to M & E Equities as part of a settlement. Once the dispute was settled the investment group for the conversion of the note provided InstaCare with a list of nominee shareholders. In each case, the individual issued shares was a sophisticated investor based on his or her financial resources and knowledge of investments. He or she had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act. The nominee shareholders are as follows:

Name	Number of Shares
Chris Knapp	1,000,000
Corporate Architects, Inc.	1,270,000
Tri-City, Inc.	1,270,000
Wells and Co., Inc.	1,270,000
JC Financial	1,270,000
Lima Capital, Inc.	1,270,000
7,350,000

On March 10, 2004 we issued to New Capital, Inc., a consulting company and investor, was issued 1,480,000 shares of $0.001 par value common stock pursuant to the exercising of Note warrants at a strike price of $0.05, which were issued as for its part in the dispute settlement with M&E Equities, LLC. The value of the shares was $74,000. When the agreement was made with New Capital, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 10, 2004 we issued to Wells & Co., a consulting company and investor, was issued 210,000 shares of $0.001 par value common stock pursuant to the exercising of Note warrants at a strike price of $0.05, which were issued as for its part in the dispute settlement with M&E Equities, LLC. The value of the shares was $10,500. When the agreement was made with

Wells & Co., they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 10, 2004 we issued to Tri-City, a consulting company and investor, was issued 210,000 shares of $0.001 par value common stock pursuant to the exercising of Note warrants at a strike price of $0.05, which were issued as for its part in the dispute settlement with M&E Equities, LLC. The value of the shares was $10,500. When the agreement was made with Tri-City, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 10, 2004 we issued to Corporate Architects, Inc., a consulting company and investor, was issued 210,000 shares of $0.001 par value common stock pursuant to the exercising of Note warrants at a strike price of $0.05, which were issued as for its part in the dispute settlement with M&E Equities, LLC. The value of the shares was $10,500. When the agreement was made with Corporate Architect, Inc., they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 10, 2004 we issued to J.C. Financial, a consulting company and investor, was issued 210,000 shares of $0.001 par value common stock pursuant to the exercising of Note warrants at a strike price of $0.05, which were issued as for its part in the dispute settlement with M&E Equities, LLC. The value of the shares was $10,500. When the agreement was made with J.C. Financial, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 10, 2004 we issued to Lima Capital, Inc., a consulting company and investor, was issued 210,000 shares of $0.001 par value common stock pursuant to the exercising of Note warrants at a strike price of $0.05, which were issued as for its part in the dispute settlement with M&E Equities, LLC. The value of the shares was $10,500. When the agreement was made with Lima capital, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 10, 2004 we issued to Mr. Frank Manfredi, an InstaCare shareholder, and investor, was issued 1,000,000 shares of $0.001 par value common stock pursuant to the exercising of warrants at a strike price of $0.05. The value of the shares was $50,000. When the agreement was made with Mr. Manfredi, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 10, 2004 we issued to CareDecision.net, Inc., an affiliated company and investor, was issued 1,480,000 shares of $0.001 par value common stock pursuant to the exercising of warrants at a strike price of $0.05. The value of the shares was $74,000. When the agreement was made with CareDecision.net, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 10, 2004 we issued to Ms. Barbara Asbell, an InstaCare shareholder, was issued 1,500,000 shares of $0.001 par value common stock pursuant to the exercising of warrants at a strike price of $0.05. The value of the shares was $75,000. At the time of the transaction Ms. Asbell had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 16, 2004, we issued to Ms. Thais Abraham, an InstaCare shareholder, 1,553,500 shares of $0.001 par value common stock pursuant to the exercising of merger warrants at a strike price of $0.04 per share. The value of the services provided was $62,140. When the warrants were issued to Ms. Abraham, she had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 16, 2004, we issued to Dr. Joseph A. Wolf, an InstaCare shareholder, 1,553,500 shares of $0.001 par value common stock pursuant to the exercising of merger warrants at a strike price of $0.04 per share. The value of the services provided was $62,140. When the warrants were issued to Dr. Wolf, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 16, 2004, we issued to Leslie-Michelle Abraham, an InstaCare shareholder, 1,553,500 shares of $0.001 par value common stock pursuant to the exercising of merger warrants at a strike price of $0.04 per share. The value of the services provided was $62,140. When the warrants were issued to Ms. Abraham, she had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 2, 2004, we issued to Mr. Anthony Quintiliana, an InstaCare shareholder, 750,000 shares of $0.001 par value common stock for services rendered, and a cash compensation of $7,000. The value of the services provided was $30,000. When the agreement was made with Mr. Quintiliana, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 2, 2004, we issued to Mr. William Walling, an InstaCare shareholder, 120,000 shares of $0.001 par value common stock for services rendered, and a cash compensation of $7,000. The value of the services provided was $4,800. When the agreement was made with Mr. Walling, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 2, 2004, we issued to Mr. Gerald Turner, an InstaCare shareholder, 40,000 shares of $0.001 par value common stock for services rendered to improve our Web Site. The value of the services provided was $1,600. When the agreement was made with Mr. Turner, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 2, 2004, we issued to Mr. Chris Knapp, an InstaCare shareholder, 500,000 shares of $0.001 par value common stock for services rendered. The value of the services provided was $20,000. When the agreement was made with Mr. Knapp, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 2, 2004, we issued to Mr. Frank Manfredi, an InstaCare shareholder, 500,000 shares of $0.001 par value common stock for services rendered. The value of the services provided was $20,000. When the agreement was made with Mr. Manfredi, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 13, 2004, we issued to Mr. Chris Knapp, an InstaCare shareholder, 1,200,000 shares of $0.001 par value common stock for services rendered. The value of the services provided was $48,000. When the agreement was made with Mr. Knapp, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 13, 2004, we issued to Mr. Frank Manfredi, an InstaCare shareholder, 1,200,000 shares of $0.001 par value common stock for services rendered. The value of the services provided was $48,000. When the agreement was made with Mr. Manfredi, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 13, 2004, we issued to Tri-City, Inc., a consulting company, 1,000,000 shares of $0.001 par value common stock for services rendered. The value of the services provided was $40,000. When the agreement was made with Tri-City, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 13, 2004, we issued to Mr. Peter Dunne, an InstaCare shareholder, 1,000,000 shares of $0.001 par value common stock for services rendered. The value of the services provided was $40,000. When the agreement was made with Mr. Dunne, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 13, 2004, we issued to Mr. Anthony Quintiliana, an InstaCare shareholder, 650,000 shares of $0.001 par value common stock for services rendered and a Note settlement. The value of the services provided was $26,000. When the agreement was made with Mr. Quintiliana, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 13, 2004, we issued to CJR Capital, a consulting company, 1,000,000 shares of $0.001 par value common stock in consideration of a $62,000 payment in kind fee for assistance relating to our funding from Pinnacle Investment Partners, LLC. When the agreement was made with CJR Capital, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 13, 2004, we issued to Pinnacle Investment Partners, an investment fund, 14,000,000 shares of $0.001 par value common stock at par value, $0.001, and then placed these shares in an escrow account as collateral for a loan. The value of shares was $14,000. When the agreement was made with Pinnacle, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 20, 2004, we issued to Corporate Architects, Inc., a consulting company, 3,300,000 shares of $0.001 par value common stock resulting from a warrant conversion at a strike price of $0.04, for services rendered. The value of the services provided was $132,000. When the warrants were issued to Corporate Architects, Inc., it had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 28, 2004, we issued to Mr. Peter Dunne, an InstaCare shareholder, 1,000,000 shares of $0.001 par value common stock resulting from a warrant conversion at a strike price of $0.04 per share for services rendered. The value of the services provided was $40,000. When the warrants were issued to Mr. Dunne, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 28, 2004, we issued to Mr. Frank Manfredi, an InstaCare shareholder, 500,000 shares of $0.001 par value common stock resulting from a warrant conversion at a strike price of $0.04 per share for services rendered. The value of the services provided was $20,000. When the warrants were issued to Mr. Manfredi, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 28, 2004, we issued to Mr. Chris Knapp, an InstaCare shareholder, 1,000,000 shares of $0.001 par value common stock resulting from a warrant conversion at a strike price of $0.04 per share for services rendered. The value of the services provided was $40,000. When the warrants were issued to Mr. Knapp, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 28, 2004, we issued to JC Financial, a consulting company, 500,000 shares of $0.001 par value common stock resulting from a warrant conversion, at a strike price of $0.04 per share for payment in kind. The value of the services provided was $20,000. When the warrants were issued to J.C. Financial, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 28, 2004, we issued to Desert Southwest Capital, a consulting company, 5,000,000 shares of $0.001 par value common stock resulting from a warrant conversion at a strike price of $0.04 per share for payment in kind. The value of the services provided was $200,000. When the warrants were issued to Desert Southwest Capital, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 28, 2004, we issued to SSJ Enterprises, a consulting company, 250,000 shares of $0.001 par value common stock resulting from a warrant conversion at a strike price of $0.04 per share for services rendered. The value of the services provided was $10,000. When the warrants were issued to SSJ Enterprises, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On May 20, 2004, we issued to SSJ Enterprises, a consulting company, 200,000 shares of $0.001 par value common stock resulting from a warrant conversion at a strike price of $0.04 per share for services rendered. The value of the services provided was $8,000. The shares were treasury issue warrant conversion shares. When the warrants were issued to SSJ Enterprises, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On May 20, 2004, we issued to Mr. Anthony Quintiliana, an InstaCare shareholder, 550,000 shares of $0.001 par value common stock at $0.04 per share for services rendered and payment in kind. The value of the services provided was $22,000. The shares were treasury issue warrant conversion shares. When the warrants were issued to Mr. Quintiliana, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On May 28, 2004, we issued to Pinnacle Investment Partners, an investment fund, 3,000,000 shares of $0.001 par value common stock at par value to be escrowed pursuant to our financial arrangement. The shares were treasury issue warrant conversion shares. When the shares were issued to Pinnacle, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On June 2, 2004, we issued to Mr. Sal Amato, an InstaCare shareholder, 775,000 shares of $0.001 par value common stock resulting from a warrant conversion at a strike price of $0.04 per share for $31,000 cash. The value of the services provided was $31,000. The shares were treasury issue warrant conversion shares. When the warrants were issued to Mr. Amato, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On June 10, 2004, we issued to DCF Group, a consulting company, 3,000,000 shares of $0.001 par value common stock resulting from a warrant conversion at a strike price of $0.04 per share for services rendered and payment in kind. The value of the services provided was $120,000. The shares were treasury issue warrant conversion shares. When the warrants were issued to DCF Group, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On August 13, 2004 we issued to Ms. Barbara Asbell, an InstaCare shareholder, 9,850,000 shares of $0.001 par value common stock for her business development consulting services for the recruiting, staffing and consolidation plan relating to the proposed Kelly Company merger.. Ms. Asbell was assigned to manage the flow of our expected merger activities. The value of the services provided was $236,400. The shares were registered on Form S-8.

On August 13, 2004, we issued to Mr. Anthony Quintiliana, an InstaCare shareholder, 10,150,000 shares of $0.001 par value common stock for his business development consulting services. Mr. Quintiliana was assigned the task of managing our ResidenceWare products for introduction into high rise and high density apartment and timeshare in the south-eastern states. The value of the services provided was $243,600. The shares were registered on Form S-8.

On August 25, 2004, we issued to Mr. Edward Meyer, Jr., an InstaCare shareholder, 250,000 shares of $0.001 par value common stock. Mr. Meyer performed developmental consulting and pubic relations relating to our road show. The value of the services provided was $8,500. When the shares were issued to Mr. Meyers, Jr., he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On August 25, 2004, we issued to Mr. Douglas Stahl, an InstaCare shareholder, 150,000 shares of $0.001 par value common stock. Mr. Stahl represented InstaCare's interests in the transaction that resulted in the M & E Note Settlement Agreement. The value of the services provided was $5,100. The shares were registered on Form S-8.

On August 25, 2004, we issued to Mr. Thais Abraham, an InstaCare shareholder, 350,000 shares of $0.001 par value common stock. Ms. Abraham was retained to assist us with negotiation of a contract with the department of corrections in California. The value of the services provided was $11,900. The shares were registered on Form S-8.

On September 13, 2004, we issued to Dr. Thomas Chillemi, an InstaCare shareholder, 700,000 shares of $0.001 par value common stock. Dr. Chillemi spoke for our benefit, within his area of expertise, during our road show to help promote our products and services. The value of the services provided was $18,900. When the shares were issued to Dr. Chillemi, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On September 13, 2004, we issued to Mr. Dorsey Tague, an InstaCare shareholder, 400,000 shares of $0.001 par value common stock. Mr. Tague spoke for our benefit, within his area of expertise, during our road show to help promote our products and services. The value of the services provided was $10,800. When the warrants were issued to Mr. Tague, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On September 13, 2004, we issued to Mr. Chris Knapp, an InstaCare shareholder, 500,000 shares of $0.001 par value common stock. Mr. Knapp spoke for our benefit, within his area of expertise, during our road show to help promote our products and services. The value of the services provided was $13,500. When the shares were issued to Mr. Knapp, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On September 13, 2004, we issued to Mr. Anthony Quintiliana, an InstaCare shareholder, 450,000 shares of $0.001 par value common stock. Mr. Quintiliana spoke for our benefit, within his area of expertise, during our road show to help promote our products and services. The value of the services provided was $12,150. When the shares were issued to Mr. Quintiliana, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On September 13, 2004, we issued to Aaron Corp., a consulting company, 800,000 shares of $0.001 par value common stock. Aaron Corp. provided consulting service in relation to 3 rd party software they developed on our behalf. The value of the services provided was $21,600. When the shares were issued to Aaron Corp., they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On September 13, 2004, we issued to Daivesh Sanghvi, an InstaCare shareholder, 2,000,000 shares of $0.001 par value common in exchange for the retirement of a $50,000 Note. The value of the services provided was $50,000. When the shares were issued to Mr. Sangyi, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On October 12, 2004 we issued to Dr. Joseph A. Wolf, an InstaCare shareholder, 8,000,000 shares of $0.001 par value common stock at a strike price of $0.02 per share pursuant to our 2004 Stock Option Plan. Dr. Wolf performed strategic medical advisory consulting services relating to our then proposed acquisition of CareGeneration, Inc. Each of the shares is registered and free-trading via Form S-8. The value of the services provided was $160,000.

On October 12, 2004 we issued to Ms. Leslie-Michelle Abraham, an InstaCare shareholder, 8,000,000 shares of $0.001 par value common stock at a strike price of $0.02 per share pursuant to our 2004 Stock Option Plan. Ms. Abraham performed strategic medical advisory consulting services relating to our then proposed acquisition of CareGeneration, Inc. Each of the shares are registered and free-trading via Form S-8. The value of the services provided was $160,000.

On October 12, 2004 we issued to Ms. Thais Abraham, an InstaCare shareholder, 8,000,000 shares of $0.001 par value common stock at a strike price of $0.02 per share. Ms. Abraham performed general developmental consulting services relating to our then proposed acquisition of CareGeneration, Inc. Each of the shares are registered and free-trading via Form S-8. The value of the services provided was $160,000.

On November 2, 2004, we issued to Pinnacle Investment Partners, a consulting company, 2,000,000 shares of $0.001 par value common stock at par value, $0.001. The shares were to be held in escrow, pending our Note renewal, which has occurred pursuant to our financial arrangement. When the shares were issued to Pinnacle, it had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On November 2, 2004, we issued to CJR Capital, a consulting company, 2,000,000 shares of $0.001 par value common stock at the strike price of $0.018 per share. The shares were issued as part of Note renewal fees pursuant to our financial arrangement with Pinnacle Investment Partners. The value of the services provided was $36,000. When the shares were issued to CJR Capital, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Securities Act of 1933.

On November 3, 2004 we issued to Dr. Joseph A. Wolf, an InstaCare shareholder, 6,500,000 shares of $0.001 par value common stock at a strike price of $0.018 per share pursuant to our 2004 Stock Option Plan. Dr. Wolf performed medical license valuation reports and consultation in relation to the then proposed CareGeneration, Inc. merger. Each of the shares is registered and free-trading via Form S-8. The value of the services provided was $117,000.

On November 19, 2004 we issued to Mr. Mordechai Mittledorf, an InstaCare shareholder, 95,000 shares of $0.001 par value common stock at a strike price of $0.018 per share pursuant to our 2004 Stock Option Plan. Mr. Mittledorf performed general corporate consulting. Each of the shares is registered and free-trading via Form S-8. The value of the services provided was $1,710.

On November 19, 2004, we issued to Mr. Edward Meyer, Jr. an InstaCare shareholder, 500,000 shares of $0.001 par value common stock at a strike price of $0.018 per share. Mr. Meyer performed strategic and developmental consulting services. The value of the services provided was $9,000. When the shares were issued to Mr. Meyer, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On November 19, 2004, we issued to Mr. Anthony Quintiliana, an InstaCare shareholder, 500,000 shares of $0.001 par value common stock at a strike price of $0.018 for his business development consulting services. The value of the services provided was $9,000. When the shares were issued to Mr. Quintiliana, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On November 19, 2004, we issued to Mr. Robert Jagunich, an InstaCare shareholder and an affiliate, 300,000 shares of $0.001 par value common stock at a strike price of $0.018 for Board of Director expenses incurred in the amount of $5,400. When the shares were issued to Mr. Jagunich, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On November 30, 2004, we issued to Pinnacle Investment Partners, a consulting company, 2,000,000 shares of $0.001 par value common stock at the strike price of $0.019 per share. The shares were issued pursuant our financial arrangement as a Note renewal fee. The value of the services provided was $38,000. When the shares were issued to Pinnacle, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On January 13, 2005, we issued to Lima Capital, Inc., a consulting company, 1,250,000 shares of $0.001 par value restricted common stock for services relating our merger consolidation. The value of the shares was $23,750. When the shares were issued to Lima Capital, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On January 13, 2005, we issued to Pinnacle Investment Partner, a consulting company, 1,000,000 shares of $0.001 par value restricted common stock for services relating our merger consolidation. The value of the shares was $19,000. When the shares were issued to Pinnacle, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On January 13, 2005, we issued to Timko, Inc., a consulting company, 1,250,000 shares of $0.001 par value per share restricted common stock for services relating our merger consolidation. The value of the shares was $23,750. When the shares were issued to Timko, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On January 13, 2005, we issued to Sive, Inc., a consulting company, 1,250,000 shares of $0.001 par value restricted common stock for services relating our merger consolidation. The value of the shares was $23,750. When the shares were issued to Sive, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On January 13, 2005, we issued to Wells Group, Inc., a consulting company, 1,250,000 shares of $0.001 par value restricted common stock for services relating our merger consolidation. The value of the shares was $23,750. When the shares were issued to Wells Group, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On January 13, 2005, we issued to BMI, Inc., a consulting company, 1,250,000 shares of $0.001 par value restricted common stock for services relating our merger consolidation. The value of the services provided was $23,750. When the shares were issued to BMI, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On February 2, 2005, we issued to Mr. Steven Bayern, a shareholder, 2,500,000 shares of $0.001 par value restricted common stock for consulting services relating prescription drug sourcing The value of the shares was $42,500. When the shares were issued to Mr. Bayern, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On February 2, 2005, we issued to Mr. Nathan Kaplan, a shareholder, 1,2500,000 shares of $0.001 par value restricted common stock for services relating to prescription drug distribution licensing. The value of the shares was $21,500. When the shares were issued to Mr. Kaplan, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On February 2, 2005, we issued to Lima Capital, a consulting company, 5,040,000 shares of $0.001 par value common stock for services relating our merger consolidation. The value of the shares was $85,680. The shares were treasury issue, warrant exercise shares. When the warrants were issued to Lima, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of warrants was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On February 2, 2005, we issued to Mr. Chris Knapp, a shareholder, 2,000,000 shares of $0.001 par value common stock for services relating our merger consolidation. The value of the shares was $34,000. The shares were treasury issue, warrant exercise shares. When the warrants were issued to Mr., Knapp, he had access to or was provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 14, 2005, we issued to the shareholders of the former CareGeneration, Inc., the merger target of our subsidiary Pharma Tech Solutions, Inc., 42,500,000 restricted shares of $0.001 par value common stock, pursuant to the terms of the Definitive Agreement and Plan of Merger. The shares were valued at our par value. The value of the share issuance was $42,500. When the shares were issued to the shareholders of CareGeneration, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 14, 2005, we issued 17,500,000 restricted shares of $0.001 par value common stock to several consulting parties. When issuing these shares we relied on a registration exemption pursuant to Section 4(2) of the Securities Act of 1933. The value of the services provided was $315,000. The shares were issued as compensation for services provided to facilitate the closing of our CareGeneration transaction. All parties involved with this issuance were familiar with us and assisted with company consolidation issues. On the date of the issuance the cost of shares was $190,000 equal to the value of the services and owing to $125,000 cash received. We relied on an exemption to registration under Section 4(2) of the Securities Act of 1933. The shares were distributed as follows:

BMI Consulting, Inc.	1,750,000
Corporate Financial Ventures LLC	1,750,000
Desert Southwest Capital, Inc.	1,750,000
LoMoney, Inc.	1,250,000
Mirabel, Inc.	1,250,000
Mirabel Consulting, Inc.	1,500,000
St. Andrews, Inc.	1,750,000
SIVE Capital, Inc.	1,250,000
Timco, Inc.	1,750,000
Wells & Company, Inc.	1,750,000
Wells Group, Inc.	1,750,000

On April 5, 2005, we issued to CJR Capital, a consulting company, 4,000,000 shares of $0.001 par value common stock at the strike price of $0.0175 per share The shares were issued for due diligence services relating the cost of the Pinnacle Note extension. The value of the services provided was $70,000. When the shares were issued to CJR, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On April 5, 2005, we issued to Pinnacle Investment Partners, a consulting company, 92,000,000 shares of $0.001 par value common stock at the strike price of $0.0175 per share The shares were issued pursuant our financial arrangement as a Note extension fee. The value of the services provided was $157,500. When the shares were issued to Pinnacle, they had access to or were provided with relevant financial and other information relating to us. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On May 4, 2005 we issued 10,796,828 restricted shares of our $0.001 par value common stock to retire and settle prior to maturity a short term note with Punchbuggy, Inc., that had a face value of $161,952. We relied on an exemption to registration under Section 4(2) of the Securities Act of 1933. The shares were issued directly by us and the issuance did not involve a public offering or general solicitation. Upon the date of issuance, PunchBuggy, Inc. distributed said shares to its nominees.

On May 4, 2005 we issued 2,000,000 restricted shares of our $0.001 par value common stock valued at $30,000 to Victor Pallante pursuant to our financial advisory services agreement in which shares are to be issued incrementally. . We relied on an exemption to registration provided by Section 4(2) of the Securities Act of 1933. The shares were issued directly by us and the issuance did not involve a public offering or general solicitation.

On June 1, 2005, we issued 4,000,000 restricted shares of our $0.001 par value common stock valued at $48,000 to Condor Partners, LLC for introductory, planning and documentation services this entity, along with a second entity, provided to us prior to the closing of our recent financing. We relied on an exemption to registration provided by Section 4(2) of the Securities Act of 1933. The shares were issued directly by us and the issuance did not involve a public offering or general solicitation.

On June 1, 2005, we issued 4,000,000 restricted shares of our $0.001 par value common stock valued at $48,000 to First Equity Trust for introductory, planning and documentation services this entity, along with a second entity, provided to us prior to the closing of our recent financing. We relied on an exemption to registration provided by Section 4(2) of the Securities Act of 1933. The shares were issued directly by us and the issuance did not involve a public offering or general solicitation.

On June 14, 2005 we issued 2,250,000 shares of our $0.001 par value common stock valued at $31,500 to a shareholder and existing contract service provider Pylon Management, Inc. pursuant to agreement with this service provider in which shares were to be issued incrementally. The shares were issued directly by us and the issuance did not involve a public offering or general solicitation.

On August 1, 2005, we issued 16,090,000 restricted shares of our of our $0.001 par value common stock to be issued to retire and settle prior to maturity a short term note with Punchbuggy, Inc., as of the period ended June 30, 2005. This note had a face value of $128,720. We relied on an exemption to registration under Section 4(2) of the Securities Act of 1933. The shares were provided to PunchBuggy, Inc. on August 1, 2005 who then subsequently determined to distribute said shares to its nominees. The shares were issued directly by us and the issuance did not involve a public offering or general solicitation.

On August 8, 2005, we issued 1,010,101 restricted shares of our $0.001 par value common stock valued at $14,141 to Lippert Heilshorn & Associates pursuant to agreement with this service provider in which shares were to be issued for services valued at $14,141. The shares were issued directly by us and the issuance did not involve a public offering or general solicitation.

On September 28, 2005, we issued 2,000,000 restricted shares of our $0.001 par value common stock valued at $22,000 to Svetislav Millic pursuant to terms of our Intangible Property License Acquisition Agreement dated June 7, 2005. The shares were issued directly by us and the issuance did not involve a public offering or general solicitation.

On September 28, 2005, we issued 2,000,000 restricted shares of our $0.001 par value common stock valued at $22,000 to Nathan Kaplan pursuant to terms of our Intangible Property License Acquisition Agreement dated June 7, 2005. The shares were issued directly by us and the issuance did not involve a public offering or general solicitation.

On September 28, 2005, we issued 100,000 shares of our $0.001 par value common stock to Jeff Stanlis. Mr. Stanlis provided copy writing and editing services to the company. The value of the services provided was $800. The shares were registered on Form S-8.

Item 27. Exhibits

The following documents are filed or incorporated by reference as exhibits to this report:

Exhibit 3a	Articles of Incorporation - Filed March 2, 2001
(Rendered as Previously Filed and Incorporated by reference to the exhibits to the Company's General Form For Registration Of Securities Of Small Business Issuers on Form 10-SB, previously filed with the Commission.)
Exhibit 3b	Articles of Amendments to Articles of Incorporation - Filed May 9, 2001
(Rendered as Previously Filed and Incorporated by reference to the exhibits to the Company's General Form For Registration Of Securities Of Small Business Issuers on Form 10-SB, previously filed with the Commission.)
Exhibit 3c	Articles of Amendments to Articles of Incorporation - Filed August 2, 2002
(Rendered as Previously Filed and Incorporated by reference to the exhibits to the Company's June 30, 2002 Quarterly Report on Form 10-QSB, previously filed with the Commission.)
Exhibit 3d	Bylaws of CareDecision Corporation (formerly ATR Search Corporation)
(Rendered as Previously Filed and Incorporated by reference to the exhibits to the Company's General Form For Registration Of Securities Of Small Business Issuers on Form 10-SB, previously filed with the Commission.)
Exhibit 5*	Attorney Legal Opinion and Consent Letter
Exhibit 10.1	CDED-Mercator Advisory Group LLC Subscription (as previously filed with the Commission)
Exhibit 10.2	CDED-Mercator Advisory Group LLC CoD Preferred Series C (as previously filed with the Commission)
Exhibit 10.3	CDED-Mercator Advisory Group LLC Reg Rts Agreement (as previously filed with the Commission)
Exhibit 10.4	Warrant Mercator Advisory Group, LLC $.02 (as previously filed with the Commission)
Exhibit 10.5	Warrant Mercator Momentum Fund, LP $.02 (as previously filed with the Commission)
Exhibit 10.6	Warrant Monarch Pointe Fund, Ltd. $.02 (as previously filed with the Commission)
Exhibit 10.7	Warrant Mercator Advisory Group, LLC $.03 (as previously filed with the Commission)
Exhibit 10.8	Warrant Mercator Momentum Fund, LP $.03 (as previously filed with the Commission)
Exhibit 10.9	Warrant Monarch Pointe Fund, Ltd. $.03 (as previously filed with the Commission)
Exhibit 10.10	CDED-Pinnacle Secured Note (as previously filed with the Commission)
Exhibit 10.11	CDED Pinnacle Pledge Agreement (as previously filed with the Commission)
Exhibit 10.12	CDED-Pinnacle Securities Purchase Agreement (as previously filed with the Commission)
Exhibit 10.13	CDED-Pinnacle 9_24_2004 Note Extension (as previously filed with the Commission)
Exhibit 10.14	CDED-Pinnacle 2_10_2005 Note Extension (as previously filed with the Commission)
Exhibit 10.15*	Lease Agreement
Exhibit 23.1*	Independent Auditor's Consent For the March 31, 2005 Review and December 31, 2004 Audit

__________________

*Filed Herewith

Item 28. Undertakings

1. The Registrant will, during any period in which it offers or sells securities, file a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

2. The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. The Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. The Registrant will provide to each purchaser, if any, at the closing certificates in such denominations and registered in such names to permit prompt delivery to each purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. 6. For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of West Lake Village, State of California on October 24, 2005

Registrant: InstaCare Corp.
Signature	Title	Date
/s/ Robert Cox Robert Cox	President/CEO and Director	October 31, 2005

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in capacities and on the dates stated:

Signature	Title	Date
/s/ Bob Cox Keith Berman	Chairman of the Board of Directors, President/CEO	October 31, 2005

Signature	Title	Date
/s/ Keith Berman Keith Berman	Chief Financial Officer, Treasurer, Director	October 31, 2005

End of Filing